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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MGIC INVESTMENT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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March 24, 2015

Dear Shareholder:

It is my pleasure to invite you to attend our Annual Meeting of Shareholders to be held at 9:00 a.m. on Thursday, April 23, 2015, in the Bradley Pavilion of the Marcus Center for the Performing Arts in Milwaukee, Wisconsin.

At our meeting this year, we will ask shareholders to:

•

elect eleven directors,

•

conduct an advisory vote to approve MGIC's executive compensation,

•

approve the MGIC Investment Corporation 2015 Omnibus Incentive Plan, and

•

ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015.

We will also report on our business.

Your vote is important. Even if you plan to attend the meeting, we encourage you to vote as soon as possible. You may vote by telephone, over the Internet or by mail. Please read our proxy statement for more information about our meeting and the voting process.

The Annual Report to Shareholders, which follows the proxy statement in this booklet, is a separate report and is not part of this proxy statement.

Sincerely,

Patrick Sinks
President and Chief Executive Officer

IMPORTANT VOTING INFORMATION

If you hold your shares in "street name," meaning your shares are held in a stock brokerage account or by a bank or other nominee, you will have received a voting instruction form from that nominee containing instructions that you must follow in order for your shares to be voted. If you do not transmit your voting instructions before the Annual Meeting, your nominee can vote on your behalf on only the matter considered to be routine, which is the ratification of the appointment of our independent registered public accounting firm.

The following matters are NOT considered routine: election of directors, the advisory vote to approve our executive compensation, and approval of our 2015 Omnibus Incentive Plan. Your nominee is not permitted to vote on your behalf on such matters unless you provide specific instructions by following the instructions from your nominee about voting your shares and by completing and returning the voting instruction form. For your vote to be counted on such matters, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the Annual Meeting.

Your Participation in Voting the Shares You Own is Important

Voting your shares is important to ensure that you have a say in the governance of your company and to fulfill the objectives of the majority voting standard that we apply in the election of directors. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a shareholder in the future of MGIC Investment Corporation.

More Information is Available

If you have any questions about the proxy voting process, please contact the bank, broker or other nominee through which you hold your shares. The Securities and Exchange Commission ("SEC") also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about voting at annual meetings. Additionally, you may contact our Investor Relations personnel at (414) 347-6480.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2015

Our proxy statement and 2014 Annual Report to Shareholders are available at http://mtg.mgic.com/proxyinfo. Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number, over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed envelope provided. No postage is required if your proxy card or voting instruction form is mailed in the United States. If you attend the meeting, you may vote in person, even if you have previously voted by telephone, over the Internet or by mailing your proxy card. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

MGIC INVESTMENT CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Annual Meeting of Shareholders of MGIC Investment Corporation will be held in the Bradley Pavilion of the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, on April 23, 2015, at 9:00 a.m., to vote on the following matters:

  (1)
  Election of the eleven directors named in the proxy statement, each for a one-year term;

  (2)
  An advisory vote to approve our executive compensation;

  (3)
  Approval of our 2015 Omnibus Incentive Plan;

  (4)
  Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015; and

  (5)
  Any other matters that properly come before the meeting.

Only shareholders of record at the close of business March 2, 2015, will be entitled to vote at the Annual Meeting and any postponement or adjournment of the meeting.

By Order of the Board of Directors
Jeffrey H. Lane, Secretary March 24, 2015

YOUR VOTE IS IMPORTANT
PLEASE PROMPTLY VOTE VIA TOLL-FREE TELEPHONE NUMBER, OVER THE INTERNET
OR BY COMPLETING, SIGNING, DATING AND RETURNING
YOUR PROXY CARD OR VOTING INSTRUCTION FORM

PROXY SUMMARY

To assist you in reviewing the proposals to be acted upon at the Annual Meeting, including the election of directors and the advisory vote to approve named executive officer compensation, we call your attention to the following information about the Company's 2014 business highlights and key executive compensation actions and decisions. The following description is only a summary. For more complete information about these topics, please review the Company's Annual Report on Form 10-K and the complete Proxy Statement.

BUSINESS HIGHLIGHTS

Financial Performance

In 2014, the Company delivered strong results for its shareholders as shown by the financial and operational metrics below. Each of these metrics is included in either the formula used to determine our named executive officers' ("NEOs") 2014 non-equity incentive plan compensation or the formula used to determine February 2015 vesting of long-term equity awards granted in 2012-2014.

Pre-tax diluted earnings per share increased from –$0.15 in 2013 to $0.65 in 2014.	Loss ratio on 2014 new insurance written was 2.2%. Although this is higher than 2013's ratio of 1.2%, it remains very low and augurs well for the future performance of the new business we wrote in 2014.(1)

Pre-tax return on beginning shareholders' equity increased from –23.4% in 2013 to 34.2% in 2014.	New insurance written increased from $29.8 billion in 2013 to $33.4 billion in 2014.(2)

(1)
Our loss ratio is the ratio of direct (before the effects of reinsurance) losses incurred to direct premiums earned from the particular policy year. Incurred losses exclude the effect of losses incurred on notices of default that have not yet been reported to us, which is commonly known as "IBNR."
(2)
New insurance written refers to direct new insurance written (before the effect of reinsurance).
MGIC Investment Corporation - 2015 Proxy Statement | 1

Expense ratio declined from 18.6% in 2013 to 14.7% in 2014.(1)	Market share increased from 17.0% in 2013 to 19.9% in 2014.(2)

(1)
Our expense ratio is calculated as the ratio of combined insurance operations underwriting expenses divided by net premiums written. A portion of the decline in our expense ratio is attributable to the receipt of higher ceding commissions from our reinsurance transactions (which reduce underwriting expenses) partially offset by higher net premiums ceded under our reinsurance transactions (which reduce premiums written).
(2)
Market share for purposes of determining non-equity incentive plan compensation and vesting of long-term equity awards is based on traditional (flow) new insurance written as reported by Inside Mortgage Finance. Traditional new insurance written excludes pool and bulk transactions and refinance transactions under the Home Affordable Refinance program ("HARP"). We believe the loss ratio on this business shows our market share gains did not come from sacrificing quality.
2 | MGIC Investment Corporation - 2015 Proxy Statement

Business Performance

In 2014, the Company also achieved favorable results against the business metrics listed below. Each of these metrics is included in the formula used to determine our NEOs' 2014 non-equity incentive plan compensation.

Capital Position

•

The Federal Housing Finance Agency ("FHFA") released for public comment draft Private Mortgage Insurer Eligibility Requirements ("PMIERs") in July 2014. We worked extensively with Fannie Mae and Freddie Mac (the "GSEs") and the FHFA to suggest changes so that the financial requirements in the draft PMIERs would not increase the cost of homeownership while still providing appropriate counterparty protection for the GSEs.

•

We made progress in efforts to modify our reinsurance to provide additional cost-efficient capital under the PMIERs.

Succession Planning

•

Our executive development program resulted in successful internal succession of our Chief Executive Officer, and in the senior leadership of our field sales organization.

Regulatory/GSE Relationships

•

In addition to our work on the PMIERs, we led the industry's efforts with the National Association of Insurance Commissioners to develop a new statutory capital model for the industry that would be included in a new model act.

Business Mix

•

We increased market share by 2.9 percentage points while writing high quality new business:

o

New insurance written is expected to produce mid-teens returns on capital.

o

More than 80% of the new insurance written in 2014 was on loans whose borrowers had FICO scores greater than 700.

Housing Reform

•

We earned a "seat at the table" with trade groups who are major influencers of housing policy, and with Congressional and regulatory staff members.

•

We played a leading role in the development and launch of USMI, the industry's new trade association.

This Proxy Statement contains forward-looking statements. Forward looking statements consist of statements which relate to matters other than historical fact, including matters that inherently refer to future events. Among others, statements that include words such as "believe," "anticipate," "will," "expect," "augurs" or words of similar import, are forward looking statements. These forward-looking statements are not guarantees of future performance and are subject to risk factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include those listed in Appendix B to this Proxy Statement. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this Proxy Statement. We assume no obligation, and disclaim any obligation, to update information contained in this Proxy Statement.

MGIC Investment Corporation - 2015 Proxy Statement | 3

COMPENSATION HIGHLIGHTS

Recent Changes

In response to the 2014 Say on Pay vote, and as a result of feedback received, the Management Development, Nominating and Governance Committee changed our executive compensation program in the respects described below. Please refer to page 31 for information about the results of our shareholder engagement efforts and the results of our 2014 Say on Pay vote.

•
Modified the 2014 annual bonus plan for certain of the Company's employees, including its named executive officers, to provide more transparency so that shareholders may observe how payments under the annual bonus plan are aligned with Company performance. Please refer to page 39 for a description of our 2014 bonus plan.

•
Modified the vesting goals for 2015 grants of restricted stock units as follows (please refer to page 44 for a description of our 2015 grants):

o
vesting is no longer based on goals similar to those used for the annual bonus plan

o
vesting will no longer be based on annual goal achievement; instead, full vesting requires achievement of a three-year cumulative book value growth goal

•
Modified our change in control agreements (our "Key Executive Employment and Severance Agreements" or "KEESAs") as follows (please refer to page 56 for a description of our KEESAs):

o
Eliminated single trigger vesting of equity awards under the KEESAs

o
Eliminated excise tax gross-ups from the KEESAs

•
Extended the scope of our "clawback" policy so that it applies to cash compensation in addition to the previously covered compensation from equity awards. Please refer to page 46 for a description of our clawback policy.

In addition to the changes described above, our 2015 Omnibus Incentive Plan, which shareholders are being asked to approve at the Annual Meeting, contains the following changes compared to our existing plan (please refer to page 58 for a description of our 2015 Omnibus Incentive Plan):

•
No automatic single trigger vesting of equity awards upon a change in control

•
No share recycling for shares withheld for tax purposes

•
No ability of the Management Development, Nominating and Governance Committee to accelerate vesting, except under certain limited instances like death and disability

•
Minimum vesting period for all shares to be issued under the plan, subject to a 5% exception
4 | MGIC Investment Corporation - 2015 Proxy Statement

VOTING MATTERS AND BOARD RECOMMENDATIONS

Voting Matter	Our Board Vote Recommendation

Election of Eleven Director Nominees (page 24)	FOR each Director Nominee
Advisory Vote on Executive Compensation (page 28)	FOR
Approve the MGIC Investment Corporation 2015 Omnibus Incentive Plan (page 58)	FOR
Ratification of Independent Registered Public Accounting Firm (page 69)	FOR

MGIC Investment Corporation - 2015 Proxy Statement | 5

MGIC Investment Corporation P.O. Box 488 MGIC Plaza, 250 East Kilbourn Avenue Milwaukee, WI 53201

PROXY STATEMENT

Our Board of Directors is soliciting proxies for the Annual Meeting of Shareholders to be held at 9:00 a.m., Thursday, April 23, 2015, in the Bradley Pavilion of the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, and at any postponement or adjournment of the meeting. In this proxy statement we sometimes refer to MGIC Investment Corporation as "the Company," "we" or "us." This proxy statement and the enclosed form of proxy are being mailed to shareholders beginning on March 24, 2015. Our Annual Report to Shareholders for the year ended December 31, 2014, which follows the proxy statement in this booklet, is a separate report and is not part of this proxy statement. If you have any questions about attending our Annual Meeting, you can call our Investor Relations personnel at (414) 347-6480.

ABOUT THE MEETING AND PROXY MATERIALS

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act on the matters outlined in our notice of meeting preceding the Table of Contents, including the election of the eleven directors named in the proxy statement, an advisory vote to approve our executive compensation, approval of our 2015 Omnibus Incentive Plan and ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015. In addition, management will report on our performance during the last year and, after the meeting, respond to questions from shareholders.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business March 2, 2015, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. For each share of Common Stock that you held on that date, you are entitled to one vote on each matter considered at the meeting. On the record date, 339,315,200 shares of Common Stock were outstanding and entitled to vote.

What is a proxy?

A proxy is another person you legally designate to vote your shares. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

How do I vote my shares?

Please contact our Investor Relations personnel at (414) 347-6480 if you would like directions on attending the Annual Meeting and voting in person. At our meeting, you will be asked to show some form of identification (such as your driving license).

6 | MGIC Investment Corporation - 2015 Proxy Statement

Shareholders of Record:    If you are a shareholder of record, meaning your shares are registered directly in your name with Wells Fargo Bank Minnesota, N.A., our stock transfer agent, you may vote your shares in one of three ways:

  •
  By Telephone – Shareholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-866-883-3382 and following the instructions. Shareholders of record must have the control number that appears on their proxy card available when voting.

  •
  By Internet – Shareholders may submit proxies over the Internet by following the instructions on the proxy card.

  •
  By Mail – Shareholders may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope.

If you attend the meeting, you may withdraw your proxy and vote your shares in person.

"Street Name" Holders:    If you hold your shares in "street name," meaning your shares are held in a stock brokerage account or by a bank or other nominee, your broker or nominee has enclosed or provided a voting instruction form for you to use to direct the broker or nominee how to vote your shares. Certain of these institutions offer telephone and Internet voting.

Participants in our Profit Sharing and Savings Plan:    If you hold shares as a participant in our Profit Sharing and Savings Plan, you may instruct the plan trustee how to vote those shares in any one of three ways:

  •
  By Telephone – If you live in the United States or Canada, you may submit a proxy by telephone by calling 1-866-883-3382 and following the instructions. You must have the control number that appears on your proxy card available when voting.

  •
  By Internet – You may submit a proxy over the Internet by following the instructions on the proxy card.

  •
  By Mail – You may submit a proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope.

The plan trustee will vote shares held in your account in accordance with your instructions and the plan terms. The plan trustee may vote the shares for you if your instructions are not received at least three business days before the Annual Meeting date.

Can I change my vote after I return my proxy card?

Yes. If you are a shareholder of record, you can revoke your proxy at any time before your shares are voted by advising our corporate Secretary in writing, by granting a new proxy with a later date, or by voting in person at the meeting. If your shares are held in street name by a broker, bank or nominee, or in our Profit Sharing and Savings Plan, you must follow the instructions of the broker, bank, nominee or plan trustee on how to change your vote.

How are the votes counted?

A quorum is necessary to hold the meeting and will exist if a majority of the 339,315,200 shares of Common Stock outstanding on the record date are represented, in person or by proxy, at the meeting. Votes cast by proxy or in person at the meeting will be counted by Wells Fargo Bank Minnesota, N.A., which has been appointed by our Board to act as inspector of election for the meeting. All shares voted by proxy are counted as present for purposes of establishing a quorum, including those that abstain or as to which the proxies contain "broker non-votes" as to one or more items.

MGIC Investment Corporation - 2015 Proxy Statement | 7

"Broker non-votes" occur when a broker or other nominee does not vote on a particular matter because the broker or other nominee does not have authority to vote without instructions from the beneficial owner of the shares and has not received such instructions. Broker non-votes will not be counted as votes for or against any matter. Brokers and other nominees have discretionary authority to vote shares without instructions from the beneficial owner of the shares only for matters considered routine. For the 2015 Annual Meeting, nominees will only have discretionary authority to vote shares on the ratification of the appointment of the independent registered public accounting firm without instructions from the beneficial owner.

Abstentions will be disregarded with respect to the election of directors and all other proposals except the proposal to approve our 2015 Omnibus Incentive Plan. New York Stock Exchange rules require that the approval of our 2015 Omnibus Incentive Plan receive a majority of the votes cast, whether for, against or abstention. Accordingly, abstentions will count as votes against with respect to that proposal.

What are the Board's recommendations?

Our Board of Directors recommends a vote FOR all of the nominees for director (Item 1), FOR approval of our executive compensation (Item 2), FOR approval of our 2015 Omnibus Incentive Plan (Item 3), and FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015 (Item 4).

If you sign and return a proxy card or voting instruction form without specifying how you want your shares voted, the named proxies will vote your shares in accordance with the recommendations of the Board for all Items and in their best judgment on any other matters that properly come before the meeting.

Will any other items be acted upon at the Annual Meeting?

The Board does not know of any other business to be presented at the Annual Meeting. No shareholder proposals will be presented at this year's Annual Meeting.

What are the deadlines for submission of shareholder proposals for the next Annual Meeting?

Shareholders may submit proposals on matters appropriate for shareholder action at future Annual Meetings by following the SEC's rules. Proposals intended for inclusion in next year's proxy materials must be received by our Secretary no later than November 24, 2015.

Under our Amended and Restated Bylaws ("Bylaws"), a shareholder who wants to bring business before the Annual Meeting that has not been included in the proxy materials for the meeting, or who wants to nominate directors at the meeting, must be eligible to vote at the meeting and give written notice of the proposal to our corporate Secretary in accordance with the procedures contained in our Bylaws. Our Bylaws require that shareholders give notice to our Secretary at least 45 and not more than 70 days before the first anniversary of the date set forth in our proxy statement for the prior Annual Meeting as the date on which we first mailed such proxy materials to shareholders. For the 2016 Annual Meeting, the notice must be received by the Secretary no later than February 8, 2016, and no earlier than January 14, 2016. For director nominations, the notice must comply with our Bylaws and provide the information required to be included in the proxy statement for individuals nominated by our Board. For any other proposals, the notice must describe the proposal and why it should be approved, identify any material interest of the shareholder in the matter, and include other information required by our Bylaws.

8 | MGIC Investment Corporation - 2015 Proxy Statement

Who pays to prepare, mail and solicit the proxies?

We will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, our employees may solicit proxies by telephone, email, facsimile or personal interview. We have also engaged D.F. King & Co., Inc. to provide proxy solicitation services for a fee of $13,500, plus expenses such as charges by brokers, banks and other nominees to forward proxy materials to the beneficial owners of our Common Stock.

STOCK OWNERSHIP

The following table identifies the beneficial owners of more than 5% of our Common Stock as of December 31, 2014, based on information filed with the SEC, unless more recent information filed with the SEC is available.

Name	Shares Beneficially Owned	Percent of Class

The Vanguard Group, Inc.(1) 100 Vanguard Boulevard, Malvern, PA 19355	21,865,519	6.4%
BlackRock, Inc.(2) 55 East 52nd Street, New York, NY 10022	19,912,504	5.9%

(1)
The Vanguard Group, Inc. reported ownership as of December 31, 2014, on behalf of itself and certain subsidiaries. It reported that it had sole dispositive power for 21,426,935 shares and shared dispositive power for 438,584 shares. It further reported that it had sole voting power for 464,068 shares and shared voting power for no shares.

(2)
BlackRock, Inc. reported ownership as of December 31, 2014, on behalf of itself and several subsidiaries. It reported that it had sole dispositive power for 19,912,504 shares and shared dispositive power for no shares. It further reported that it had sole voting power for 19,156,979 shares and shared voting power for no shares.
MGIC Investment Corporation - 2015 Proxy Statement | 9

The following table shows the amount of our Common Stock beneficially owned by our named executive officers and all directors and executive officers as a group as of March 10, 2015. Unless otherwise noted, the parties listed in the table have sole voting and investment power over their shares.

Name of Beneficial Owner	Common Stock Owned Directly(1)	Common Stock Owned Indirectly(2)	Restricted Stock and Common Stock Underlying RSUs(3)	Total Number of Shares Beneficially Owned		Director Deferred Stock Units / Additional Underlying Units		Total Shares Beneficially Owned Plus Underlying Units

Daniel A. Arrigoni	10,000	-	-	10,000		11,136	(4)	21,136
Cassandra C. Carr	-	-	-	-		22,998	(4)	22,998
C. Edward Chaplin	-	-	-	-		11,136	(4)	11,136
Timothy A. Holt	-	-	-	-		22,998	(4)	22,998
Kenneth M. Jastrow, II	1,146	-	31,552	32,698		41,272	(4)	73,970
Michael E. Lehman	12,439	-	3,050	15,489		12,517	(4)	28,006
Donald T. Nicolaisen	10,182	-	16,217	26,399		65,543	(4)	91,942
Gary A. Poliner	-	-	-	-		26,373	(4)	26,373
Mark M. Zandi	-	-	-	-		11,136	(4)	11,136
Curt S. Culver	1,330,566	12,696	-	1,343,262		414,750	(5)	1,758,012
Patrick Sinks	596,682	11,733	-	608,415		589,362	(5)	1,197,777
Timothy M. Mattke	83,568	957	-	84,525		210,343	(5)	294,868
Jeffrey H. Lane	465,103	-	-	465,103		250,560	(5)	715,663
Larry J. Pierzchalski	360,600	-	-	360,600		130,560	(5)	491,160
J. Michael Lauer(6)	286,794	-	-	286,794		50,336	(5)	337,130
All Directors and Executive Officers as a Group (16 Persons)	2,952,623	63,088	50,819	3,066,530	(7)	1,953,031		5,029,510

(1)
Includes shares for which investment power is shared as follows: Mr. Lauer – 286,794; all directors and executive officers as a group – 70,927.

(2)
Includes shares held in our Profit Sharing and Savings Plan as follows: Mr. Culver – 12,696; Mr. Sinks – 11,733; Mr. Mattke – 957; and all executive officers as a group – 26,060. Also includes shares held by a family trust affiliated with an executive officer – 37,028.

(3)
Includes:
•
Shares underlying restricted stock units ("RSUs") which were issued to our non-management directors pursuant to our former RSU award program (See "Compensation of Directors – Former RSU Award Program") and could be settled in shares of Common Stock within 60 days of the record date as follows: Mr. Jastrow – 3,050; Mr. Lehman – 3,050; and Mr. Nicolaisen – 1,700. Directors have neither voting nor investment power over the shares underlying any of these units.
•
Shares underlying RSUs which are held under the Deposit Share Program for Non-Employee Directors under our 2002 Stock Incentive Plan (See "Compensation of Directors – Former Deposit Share Program") and could be settled in shares of Common Stock within 60 days of the record date as follows: Mr. Jastrow – 19,769 and Mr. Nicolaisen – 14,517. Directors have neither voting nor investment power over the shares underlying any of these units.
•
6,733 shares of restricted stock that Mr. Jastrow held under the Deposit Share Program for Non-Employee Directors under our 1991 and 2002 Stock Incentive Plans. Mr. Jastrow has sole voting power and no investment power over these shares.

(4)
Represents share equivalents held under our Deferred Compensation Plan (See "Compensation of Directors – Deferred Compensation Plan and Annual Grant of Share Units") over which the directors have neither voting nor investment power.

(5)
Includes shares underlying RSUs that cannot be settled in Common Stock within 60 days of the record date: Mr. Culver – 404,801; Mr. Sinks – 589,362; Mr. Mattke – 210,343; Mr. Lane – 250,560; Mr. Pierzchalski – 130,560; Mr. Lauer – 50,336; and all directors and executive officers as a group – 1,727,922. For Mr. Culver, also includes 9,949 share equivalents held under our Deferred Compensation Plan (See "Compensation of Directors – Deferred Compensation Plan and Annual Grant of Share Units") over which he has neither voting nor investment power.
10 | MGIC Investment Corporation - 2015 Proxy Statement

(6)
Mr. Lauer served as our Chief Financial Officer until his retirement on March 3, 2014. His stock ownership is not included with All Directors and Executive Officers as a Group as of March 2, 2015.

(7)
Individual directors and executive officers, as well as directors and executive officers as a group, beneficially own less than 1% of the shares of Common Stock outstanding, as of March 2, 2015.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors oversees the management of the Company and our business. The Board selects our CEO and in conjunction with our CEO selects the rest of our senior management team, which is responsible for operating our business.

Corporate Governance Guidelines and Code of Business Conduct

The Board has adopted Corporate Governance Guidelines, which set forth a framework for our governance. The Guidelines cover the Board's composition, leadership, meeting process, director independence, Board membership criteria, committee structure and functions, succession planning and director compensation. Among other things, the Board meets in executive session outside the presence of any member of our management after at least two Board meetings at which directors are present in person and at any additional times determined by the Board or the Lead Director. Mr. Jastrow presides at these sessions and has served as the Board's Lead Director since the position was created in October 2009. See "Board Leadership" for information about the Lead Director's responsibilities and authority. The Corporate Governance Guidelines provide that a director shall not be nominated by the Board for re-election if at the date of the Annual Meeting of Shareholders, the director is age 74 or more. The Corporate Governance Guidelines also provide that a director who retires from his principal employment or joins a new employer shall offer to resign from the Board. Unless the Board determines that a Chief Executive Officer who is Chairman of the Board should continue as Chairman of the Board after his or her tenure as Chief Executive Officer, a director who is an officer of the Company or a subsidiary and leaves the Company shall resign from the Board. In July 2014, the Board determined that Mr. Culver should become non-executive Chairman of the Board upon retirement from his position as Chief Executive Officer effective February 28, 2015.

We have a Code of Business Conduct emphasizing our commitment to conducting our business in accordance with legal requirements and high ethical standards. The Code applies to all employees, including our executive officers, and specified portions are applicable to our directors. Certain portions of the Code that apply to transactions with our executive officers, directors, and their immediate family members are described under "Other Matters – Related Person Transactions" below. These descriptions are subject to the actual terms of the Code.

Our Corporate Governance Guidelines and our Code of Business Conduct are available on our website (http://mtg.mgic.com) under the "Investor Information; Corporate Governance" links. Written copies of these documents are available to any shareholder who submits a written request to our Secretary. We intend to disclose on our website any waivers from, or amendments to, our Code of Business Conduct that are subject to disclosure under applicable rules and regulations.

Director Independence

Our Corporate Governance Guidelines regarding director independence provide that a director is not independent if the director has any specified disqualifying relationship with us. The disqualifying relationships are equivalent to those of the independence rules of the New York Stock Exchange, except that our disqualification for board interlocks is more stringent than under the NYSE rules. Also, for a director to be independent under the Guidelines, the director may not

MGIC Investment Corporation - 2015 Proxy Statement | 11

have any material relationship with us. For purposes of determining whether a disqualifying or material relationship exists, we consider relationships with MGIC Investment Corporation and its consolidated subsidiaries.

The Board has determined that all of our current directors except for Mr. Culver, our former CEO, and Mr. Sinks, our current CEO, are independent under the Guidelines and the NYSE rules. The Board made its independence determinations by considering whether any disqualifying relationships existed during the periods specified under the Guidelines and the NYSE rules. To determine that there were no material relationships, the Board applied categorical standards that it had adopted and incorporated into its Corporate Governance Guidelines. All independent directors met these standards. Under these standards, a director is not independent if payments under transactions between us and a company of which the director is an executive officer or 10% or greater owner exceeded the greater of $1 million or 1% of the other company's gross revenues. Payments made to and payments made by us are considered separately, and this quantitative threshold is applied to transactions that occurred in the three most recent fiscal years of the other company. Also under these standards, a director is not independent if during our last three fiscal years the director:

  •
  was an executive officer of a charity to which we made contributions, or

  •
  was an executive officer or member of a law firm or investment banking firm providing services to us, or

  •
  received any direct compensation from us other than as a director, or if during such period a member of the director's immediate family received compensation from us.

In making its independence determinations, the Board considered payments we made to Moody's Analytics (of which Dr. Zandi is an executive officer) for research and subscription services for Moody's Economy.com and related publications, and payments to Moody's Investor Services for credit rating services. These transactions were below the quantitative threshold contained in our Corporate Governance Guidelines and were entered into in the ordinary course of business by us, Moody's Analytics and Moody's Investor Services.

Board Leadership

Currently, Mr. Culver serves as non-executive Chairman of the Board and Mr. Jastrow serves as Lead Director. Under this structure, the Chairman chairs Board meetings, where the Board discusses strategic and business issues. The Board believes that this approach makes sense at this time because Mr. Culver, as our former CEO, is intimately familiar with the development and implementation of our strategic plans as reviewed by the Board. Mr. Culver has been with us since 1985, and served as Chief Executive Officer from 2000 until his retirement February 28, 2015.

Because the Board also believes that strong, independent Board leadership is a critical aspect of effective corporate governance, the Board maintains the position of Lead Director. The Lead Director is an independent director selected by the independent directors. Mr. Jastrow has served as the Lead Director since the position was established in 2009. The Lead Director's responsibilities and authority include:

  •
  presiding at all meetings of the Board at which the Chairman is not present;

  •
  having the authority to call and lead executive sessions of directors without the presence of any director who is an officer or, if determined by the Board, a former officer (the Board meets in executive session after at least two Board meetings each year);

  •
  serving as a conduit between the CEO and the independent directors to the extent requested by the non-management directors;
12 | MGIC Investment Corporation - 2015 Proxy Statement

  •
  serving as a conduit for the Board's informational needs, including proposing topics for Board meeting agendas; and

  •
  being available, if requested by major shareholders, for consultation and communication.

The Board believes that a leader intimately familiar with the development and implementation of our strategic plans serving as Chairman, together with an experienced and engaged Lead Director, is the most appropriate leadership structure for the Board at this time. The Board reviews the structure of the Board and the Board's leadership as part of the succession planning process. The Board reviews succession planning for the CEO annually. The Management Development, Nominating and Governance Committee is responsible for overseeing this process and periodically reports to the Board.

Communicating with the Board

Shareholders and other interested persons can communicate with the members of the Board, the non-management members of the Board as a group or the Lead Director, by sending a written communication to our Secretary, addressed to: MGIC Investment Corporation, Secretary, P.O. Box 488, Milwaukee, WI 53201. The Secretary will pass along any such communication, other than a solicitation for a product or service, to the Lead Director.

COMMITTEE MEMBERSHIP AND MEETINGS

The Board of Directors held six meetings during 2014. Each director standing for re-election attended at least 75% of the meetings of the Board and committees of the Board on which he or she served during 2014. The Annual Meeting of Shareholders is scheduled in conjunction with a Board meeting and, as a result, directors are expected to attend the Annual Meeting. All of our directors who were members of the Board at the time of the 2014 Annual Meeting of Shareholders attended the meeting.

The Board has five standing committees: Audit; Management Development, Nominating and Governance; Risk Management; Securities Investment; and Executive. Information regarding these committees is provided below. Each of the Audit, Management Development, Nominating and Governance, Risk Management and Securities Investment Committees consists entirely of independent directors and the charters for those committees are available on our website (http://mtg.mgic.com) under the "Investor Information; Corporate Governance" links. Written copies of these charters are available to any shareholder who submits a written request to our Secretary. The functions of the Executive Committee are established under our Bylaws and are described below.

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Committee membership and the number of 2014 committee meetings are identified below.

	Audit	Executive	Management Development, Nominating and Governance	Risk Management	Securities Investment

Daniel A. Arrigoni	•			•
Cassandra C. Carr			•	•
C. Edward Chaplin				•	•
Curt S. Culver		C
Timothy A. Holt	•				C
Kenneth M. Jastrow, II		•	C
Michael E. Lehman	C
Donald T. Nicolaisen		•	•	C
Gary A. Poliner	•				•
Patrick Sinks
Mark M. Zandi				•

2014 Meetings	16	0	7	6	4

C=Chairman

Audit Committee

The Audit Committee assists the oversight by the Board of Directors of the integrity of MGIC Investment Corporation's financial statements; the effectiveness of its system of internal controls; the qualifications, independence and performance of its independent accountants; the performance of its internal audit function; and its compliance with legal and regulatory requirements. The Committee supports the Board's role in overseeing the risks facing the Company, as described in more detail below under "Board Oversight of Risk."

All members of the Audit Committee meet the heightened independence criteria that apply to Audit Committee members under SEC and NYSE rules. The Board has determined that Messrs. Holt and Lehman are "audit committee financial experts" as defined in SEC rules.

Management Development, Nominating and Governance Committee

The Management Development, Nominating and Governance Committee is responsible for overseeing our executive compensation program, including approving corporate goals relating to compensation for our CEO, determining our CEO's annual compensation and approving compensation for our other senior executives. The Committee prepares the Compensation Committee Report and reviews the Compensation Discussion and Analysis included in our proxy statement. The Committee also makes recommendations to the Board regarding the compensation of directors. Although the Committee may delegate its responsibilities to subcommittees, it has not done so.

The Committee receives briefings on information that includes: detailed breakdowns of the compensation of the named executive officers, the amount, if any, that our named executive officers realized in at least the previous five years pursuant to sales of shares awarded under equity grants; the total amount of stock, stock options, restricted stock and RSUs held by each named executive officer (restricted stock and RSUs are sometimes collectively referred to in this proxy statement as "restricted equity"); and the other compensation information disclosed in this proxy statement under the SEC's rules. The Committee supports the Board's role in overseeing the risks facing the Company, as described in more detail below under "Board Oversight of Risk."

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The Committee has retained Frederic W. Cook & Co. ("FWC"), a nationally recognized executive compensation consulting firm, to advise it. The Committee retains this compensation consultant to, among other things, help it evaluate and oversee our executive compensation program and review the compensation of our directors. The scope of the compensation consultant's services during 2014 is described under "Role of the Compensation Consultant" in our Compensation Discussion and Analysis below. In providing its services to the Committee, the compensation consultant regularly interacts with our senior management. The compensation consultant does not provide any other services to us. The Committee has assessed the independence of FWC pursuant to Securities and Exchange Commission and stock exchange rules and concluded that FWC's work for the Committee does not raise any conflict of interest.

The Committee also evaluates the annual performance of the CEO, oversees the CEO succession planning process, and makes recommendations to the Board to fill open director and committee member positions. In addition, the Committee reviews our Corporate Governance Guidelines and oversees the Board's self-evaluation process. Finally, the Committee identifies new director candidates through recommendations from Committee members, other Board members and our executive officers, and will consider candidates who are recommended by shareholders.

Shareholders may recommend a director candidate for consideration by the Committee by submitting background information about the candidate, a description of his or her qualifications and the candidate's consent to being recommended as a candidate. If the candidate is to be considered for nomination at the next annual shareholders meeting, the submission must be received by our corporate Secretary in writing no later than December 1 of the year preceding the meeting. Information on shareholder nominations is provided under "About the Meeting and Proxy Materials" in response to the question "What are the deadlines for submission of shareholder proposals for the next Annual Meeting?"

The Committee evaluates new director candidates under the criteria described under "Director Selection" as well as other factors the Committee deems relevant, through background reviews, input from other members of the Board and our executive officers, and personal interviews with the candidates attended by the Committee Chairman. The Committee will evaluate any director candidates recommended by shareholders using the same process and criteria that apply to candidates from other sources.

All members of the Management Development, Nominating and Governance Committee meet the heightened independence criteria that apply to compensation committee members under SEC and NYSE rules.

Risk Management Committee

The Risk Management Committee is responsible for overseeing management's operation of our mortgage insurance business, including reviewing and evaluating with management the insurance programs, rates, underwriting guidelines and changes in market conditions affecting our business. The Risk Management Committee supports the Board's role in overseeing the risks facing the Company, as described in more detail below under "Board Oversight of Risk."

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Securities Investment Committee

The Securities Investment Committee oversees management of our investment portfolio and the investment portfolios of our employee benefit plans for which the plan document does not assign responsibility to other persons. The Committee also makes recommendations to the Board with respect to our retirement benefit plans that are available to employees generally, capital management, including dividend policy, repurchase of debt and external funding. Finally, the Committee supports the Board's role in overseeing the risks facing the Company, as described in more detail below under "Board Oversight of Risk."

Executive Committee

The Executive Committee provides an alternative to convening a meeting of the entire Board should a matter arise between Board meetings that requires Board authorization. The Committee is established under our Bylaws and has all authority that the Board may exercise with the exception of certain matters that under the Wisconsin Business Corporation Law are reserved to the Board itself.

Board Oversight of Risk

Our senior management is charged with identifying and managing the risks facing our business and operations. The Board of Directors is responsible for oversight of how our senior management addresses these risks to the extent they are material. In this regard, the Board seeks to understand the material risks we face and to allocate, among the full Board and its committees, responsibilities for overseeing how management addresses the risks, including the risk management systems and processes that management uses for this purpose. Overseeing risk is an ongoing process. Accordingly, the Board periodically considers risk throughout the year and also with respect to specific proposed actions.

The Board implements its risk oversight function both as a whole and through delegation to various committees. These committees meet regularly and report back to the full Board. The following four committees play significant roles in carrying out the risk oversight function.

  •
  The Management Development, Nominating and Governance Committee evaluates the risks and rewards associated with our compensation philosophy and programs.

  •
  The Risk Management Committee oversees risks related to our mortgage insurance business.

  •
  The Securities Investment Committee oversees risks related to our investment portfolio and capital management.

  •
  The Audit Committee oversees our processes for assessing risks (other than risks overseen by other committees) and the effectiveness of our system of internal controls. In performing this function, the Audit Committee considers information from our independent registered public accounting firm and internal auditors and discusses relevant issues with management, the Internal Audit Director and the independent registered public accounting firm.

We believe that our leadership structure, discussed in "Board Leadership" above, supports the risk oversight function of the Board. Our recently-retired CEO serves as Chairman of the Board and has a wealth of experience with the risks of our Company and industry. Our current President and CEO is a director who keeps the Board informed about the risks we face. In addition, independent directors chair the various committees involved with risk oversight and there is open communication between senior management and directors.

16 | MGIC Investment Corporation - 2015 Proxy Statement

Director Selection

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee our business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board's membership criteria. Accordingly, the Board and the Management Development, Nominating and Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board's overall composition and our current and future needs.

The Management Development, Nominating and Governance Committee is responsible for developing Board membership criteria and recommending these criteria to the Board. The criteria, which are set forth in our Corporate Governance Guidelines, include an inquiring and independent mind, sound and considered judgment, high standards of ethical conduct and integrity, well-respected experience at senior levels of business, academia, government or other fields, ability to commit sufficient time and attention to Board activities, anticipated tenure on the Board, and whether an individual will enable the Board to continue to have a substantial majority of independent directors. In addition, the Management Development, Nominating and Governance Committee in conjunction with the Board periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future. The Management Development, Nominating and Governance Committee seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and enable the Board to have access to a diverse body of talent and expertise relevant to our activities. The Committee's and the Board's evaluation of the Board's composition enables the Board to consider the skills and experience it seeks in the Board as a whole, and in individual directors, as our needs evolve and change over time and to assess the effectiveness of the Board's efforts at pursuing diversity. In identifying director candidates from time to time, the Management Development, Nominating and Governance Committee may establish specific skills and experience that it believes we should seek in order to constitute a balanced and effective board.

With the exception of Mr. Sinks, each nominee listed below is currently a director of the Company who was previously elected by the shareholders. In July 2014, the Management Development, Nominating and Governance Committee recommended and the Board approved the election of Mr. Sinks to the Board, effective July 24, 2014. The election was made in connection with his appointment as our Chief Executive Officer upon Mr. Culver's retirement. Such appointment became effective March 1, 2015. In evaluating incumbent directors for renomination to the Board, the Management Development, Nominating and Governance Committee has considered a variety of factors. These include each director's independence, financial literacy, personal and professional accomplishments, tenure on the Board, experience in light of our needs, and past performance on the Board based on feedback from other Board members.

Information about our directors who are standing for election appears below. The biographical information is as of January 28, 2014 and, for each director, includes a discussion about the skills and qualifications that the Board has determined support the director's continued service on the Board.

MGIC Investment Corporation - 2015 Proxy Statement | 17

NOMINEES FOR DIRECTOR
For One-Year Term Ending 2016

DANIEL A. ARRIGONI Director Since: 2013 Age: 64	Committees: Audit Committee; Risk Committee

Daniel A. Arrigoni was President and Chief Executive Officer of U.S. Bank Home Mortgage Corp., one of the largest originators and servicers of home loans in the U.S., until his retirement in July 2013. Prior to his retirement, Mr. Arrigoni also served as an Executive Vice President of U.S. Bank, N.A. Mr. Arrigoni led the mortgage company for U.S. Bank and its predecessor companies since January 1996. Mr. Arrigoni has over 40 years of experience in the home mortgage and banking industries.

Mr. Arrigoni brings to the Board a broad understanding of the mortgage business and its regulatory environment, skill in assessing and managing credit risk, and significant finance experience, each gained from his many years of executive management in the home mortgage and banking industries.

CASSANDRA C. CARR Director Since: 2013 Age: 70	Committees: Management Development, Nominating & Governance Committee; Risk Committee

Cassandra C. Carr is currently a consultant. She was Global Vice Chair of Talent at Hill+Knowlton Strategies before leaving in 2012, and spent nine years as a Senior Advisor for Public Strategies, Inc., both of which firms provide public relations services. Prior to joining Public Strategies, Ms. Carr held various senior-level positions with SBC Communications, Inc., which during her tenure became one of the world's largest telecommunications companies, including Senior Executive Vice President, External Affairs, Senior Vice President, Human Resources, and Senior Vice President – Finance and Treasurer.

Ms. Carr brings to the Board significant strategic planning, regulatory and public relations consulting and executive management experience, as well as financial management experience with a public company.

18 | MGIC Investment Corporation - 2015 Proxy Statement

C. EDWARD CHAPLIN Director Since: 2014 Age: 58	Committees: Risk Committee; Securities Investment Committee

C. Edward Chaplin has been President and Chief Financial Officer at MBIA Inc., a provider of financial guarantee insurance and the largest municipal bond-only insurer, since 2008. He served as a member of MBIA's Board of Directors from 2003 until 2006, when he left to become Chief Financial Officer of that company. Prior to joining MBIA, Mr. Chaplin was Senior Vice President and Treasurer of Prudential Financial Inc., a firm he joined in 1983 and for which he held various senior management positions, including Regional Vice President of Prudential Mortgage Capital Company.

Mr. Chaplin brings to the Board a deep understanding of the insurance and real estate industries, management and leadership skills, and financial expertise.

CURT S. CULVER Chairman of the Board Director Since: 1999 Age: 62	Committees: Executive Committee (Chairman)

Curt S. Culver was our Chairman of the Board from January 2005 until his retirement as our Chief Executive Officer February 28, 2015. He is currently our non-executive Chairman of the Board. He was our Chief Executive Officer from January 2000 and was the Chief Executive Officer of Mortgage Guaranty Insurance Corporation ("MGIC") from January 1999, in both cases until his retirement, and he held senior executive positions with us and MGIC for more than five years before he became Chief Executive Officer. He is also a director of Wisconsin Electric Power Company and Wisconsin Energy Corporation.

Mr. Culver brings to the Board extensive knowledge of our business and operations and a long-term perspective on our strategy.

MGIC Investment Corporation - 2015 Proxy Statement | 19

TIMOTHY A. HOLT Director Since: 2012 Age: 62	Committees: Audit Committee; Securities Investment Committee (Chairman)

Timothy A. Holt was an executive committee member and Senior Vice President and Chief Investment Officer of Aetna, Inc., a diversified health care benefits company, when he retired in 2008 after 30 years of service. From 2004 through 2007, he also served as Chief Enterprise Risk Officer of Aetna. Prior to being named Chief Investment Officer in 1997, Mr. Holt held various senior management positions with Aetna, including Chief Financial Officer of Aetna Retirement Services and Vice President, Finance and Treasurer of Aetna. Mr. Holt served as a consultant to Aetna during 2008 and 2009. Mr. Holt also serves as a director of Virtus Investment Partners, Inc. and StanCorp Financial Group, Inc.

Mr. Holt brings to the Board investment expertise, skill in assessing and managing investment and credit risk, broad-based experience in a number of areas relevant to our business, including insurance, and senior executive experience gained at a major public insurance company.

KENNETH M. JASTROW, II Lead Director Director Since: 1994 Age: 67	Committees: Management Development, Nominating & Governance Committee (Chairman); Executive Committee

Kenneth M. Jastrow, II has been the non-executive Chairman of the Board of Forestar Group Inc., which is engaged in various real estate and natural resource businesses, since 2007. Mr. Jastrow currently serves as our Lead Director. He is also a director of KB Home and Genesis Energy, LLC, the general partner of Genesis Energy, LP, a publicly-traded master limited partnership.

Mr. Jastrow brings to the Board senior executive and leadership experience gained through his service as chairman and chief executive officer at a public company with diversified business operations in sectors relevant to our operations, experience in the real estate, mortgage banking and financial services industries, and knowledge of corporate governance matters gained through his service as a non-executive chairman and on public company boards.

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MICHAEL E. LEHMAN Director Since: 2001 Age: 64	Committees: Audit Committee (Chairman)

Michael E. Lehman is currently a consultant. He was the interim Chief Financial Officer at Ciber Inc., a global information technology company, from September 2013 until February 2014. He was Chief Financial Officer of Arista Networks, a cloud networking firm, from September 2012 through July 2013, and Chief Financial Officer of Palo Alto Networks, a network security firm, from April 2010 until February 2012. Prior to that, he was the Executive Vice President and Chief Financial Officer of Sun Microsystems, Inc., a provider of computer systems and professional support services, from February 2006 to January 2010, when Sun Microsystems, Inc. was acquired by Oracle Corporation. From July 2000 until his initial retirement in September 2002, he was Executive Vice President of Sun Microsystems; he was its Chief Financial Officer from February 1994 to July 2002, and held senior executive positions with Sun Microsystems for more than five years before then. Mr. Lehman also serves as a director of Solera Holdings, Inc.

Mr. Lehman brings to the Board financial and accounting knowledge gained through his service as chief financial officer of a large, multinational public company, skills in addressing the range of financial issues facing a large company with complex operations, senior executive and operational experience, and leadership skills.

DONALD T. NICOLAISEN Director Since: 2006 Age: 70	Committees: Management Development, Nominating & Governance Committee; Risk Committee (Chairman); Executive Committee

Donald T. Nicolaisen was the Chief Accountant of the United States Securities and Exchange Commission from September 2003 to November 2005, when he retired from full time employment. Prior to joining the SEC, he was a Senior Partner at PricewaterhouseCoopers LLP, an accounting firm that he joined in 1967. He is also a director of Verizon Communications Inc., Morgan Stanley and Zurich Insurance Group.

Mr. Nicolaisen brings to the Board financial and accounting expertise acquired from his 36 years of service with a major public accounting firm and his tenure as Chief Accountant at the SEC, as well as an understanding of the range of issues facing large financial services companies gained through his service on the boards of public companies operating in the insurance and financial services industries.

MGIC Investment Corporation - 2015 Proxy Statement | 21

GARY A. POLINER Director Since: 2013 Age: 61	Committees: Audit Committee; Securities Investment Committee

Gary A. Poliner was President of Northwestern Mutual Life Insurance Company, the nation's largest direct provider of individual life insurance, and a member of its Board of Trustees, until his retirement in June 2013, after more than 35 years of service. He was named President of Northwestern Mutual in 2010. Mr. Poliner also held various other senior-level positions at Northwestern Mutual, including Chief Financial Officer (2001-2008) and Chief Risk Officer (2009-2012).

Mr. Poliner brings to the Board a breadth of executive management experience in the insurance business, including risk management, and financial and insurance regulatory expertise.

PATRICK SINKS Director Since: 2014 Age: 59

Patrick Sinks has been our Chief Executive Officer since March 1, 2015. He has served as our President and Chief Operating Officer since 2006, and held senior executive positions with MGIC for more than five years before then.

Mr. Sinks brings to the Board extensive knowledge of our industry, business and operations, a long-term perspective on our strategy and the ability to lead our Company as the mortgage finance system and the mortgage insurance industry evolve.

22 | MGIC Investment Corporation - 2015 Proxy Statement

MARK M. ZANDI Director Since: 2010 Age: 55	Committees: Risk Committee

Mark M. Zandi, since 2007, has been Chief Economist of Moody's Analytics, Inc., where he directs economic research. Moody's Analytics is a leading provider of economic research, data and analytical tools. It is a subsidiary of Moody's Corporation that is separately managed from Moody's Investor Services, the rating agency subsidiary of Moody's Corporation. Dr. Zandi is a trusted adviser to policymakers and an influential source of economic analysis for businesses, journalists and the public and he frequently testifies before Congress on economic matters.

Dr. Zandi, with his economics and residential real estate industry expertise, brings to the Board a deep understanding of the economic factors that shape our industry. In addition, Dr. Zandi has expertise in the legislative and regulatory processes relevant to our business.

MGIC Investment Corporation - 2015 Proxy Statement | 23

ITEM 1 – ELECTION OF DIRECTORS

Item 1 consists of the election of directors at this Annual Meeting. The Board, upon the recommendation of the Management Development, Nominating and Governance Committee (with Ms. Carr and Messrs. Jastrow and Nicolaisen abstaining on their own nominations), has nominated Daniel A. Arrigoni, Cassandra C. Carr, C. Edward Chaplin, Curt S. Culver, Timothy A. Holt, Kenneth M. Jastrow, II, Michael E. Lehman, Donald T. Nicolaisen, Gary A. Poliner, Patrick Sinks and Mark M. Zandi for re-election to the Board to serve for one year, until our 2016 Annual Meeting of Shareholders. If any nominee is not available for election, proxies will be voted for another person nominated by the Board or the size of the Board will be reduced.

Shareholder Vote Required

Our Articles of Incorporation contain a majority vote standard for the election of directors in uncontested elections. Under this standard, each of the eleven nominees must receive a "majority vote" at the meeting to be elected a director. A "majority vote" means that when there is a quorum present, more than 50% of the votes cast in the election of the director are cast "for" the director, with votes cast being equal to the total of the votes "for" the election of the director plus the votes "withheld" from the election of the director. Therefore, under our Articles of Incorporation, a "withheld" vote is effectively a vote "against" a nominee. Broker non-votes will be disregarded in the calculation of a "majority vote." Any incumbent director who does not receive a majority vote (but whose term as a director nevertheless would continue under Wisconsin law until his successor is elected) is required to send our Board a resignation. The effectiveness of any such resignation is contingent upon Board acceptance. The Board will accept or reject a resignation in its discretion after receiving a recommendation made by our Management Development, Nominating and Governance Committee and will promptly publicly disclose its decision regarding the director's resignation (including the reason(s) for rejecting the resignation, if applicable).

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF
THE ELEVEN NOMINEES. SIGNED PROXY CARDS AND VOTING INSTRUCTION FORMS
WILL BE VOTED FOR THE NOMINEES UNLESS A SHAREHOLDER GIVES OTHER
INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

COMPENSATION OF DIRECTORS

Under our Corporate Governance Guidelines, compensation of non-management directors is reviewed periodically by the Management Development, Nominating and Governance Committee. Mr. Sinks is our CEO and receives no additional compensation for service as a director and he is not eligible to participate in any of the following programs or plans.

Non-Management Director Compensation Program

In 2014, the Management Development, Nominating and Governance Committee engaged its independent compensation consultant, FWC, to review the existing director compensation program, which had last been evaluated in 2009. Based on that review, the Committee recommended to the Board, and the full Board approved, changes to the compensation program for non-employee directors which became effective on January 1, 2015. This program is intended to bring the compensation of the non-employee directors in line with market practice.

24 | MGIC Investment Corporation - 2015 Proxy Statement

The following table describes the components of the non-employee director compensation program in effect during 2014 and the revised compensation program that became effective January 1, 2015.

Compensation Element	2014 Compensation Program	2015 Compensation Program

Annual Retainer – Chairman of the Board	n/a	$250,000
Annual Retainer – Non-Chairman Directors	$100,000, which may be deferred, at the Director's option, and credited to an interest-bearing account.	$125,000, which may be deferred, at the Director's option, and either converted into cash-settled share units or credited to an interest-bearing account.
Annual Equity Retainer	$100,000 in cash-settled restricted stock units that vest after approximately one year and for which settlement may be deferred at the option of the director.	$100,000 in cash-settled restricted stock units that vest immediately but are not settled for approximately one year. Such settlement may be deferred at the option of the director.
Annual Retainer – Lead Director	$25,000	No Change
Annual Retainer – Committee Chair	$20,000 for the Audit Committee	$25,000 for the Audit Committee
	$10,000 for the Management Development, Nominating and Governance Committee	$25,000 for the Management Development, Nominating and Governance Committee
	$10,000 for all other committees(1)	$15,000 for all other committees(1)
Annual Retainer – Committee Member	$5,000 for the Audit Committee	$15,000 for the Audit Committee
$5,000 for other committees(1)
Meeting Fees (after 5th meeting)(2)
Board	$3,000	$3,000
Committee	$2,000	$2,000
Stock Ownership Guideline	Ownership of 25,000 shares of Common Stock, including deferred share units that have vested or are scheduled to vest within one year. Directors are expected to satisfy the guideline within five years of joining the Board.(3)
Expense Reimbursement	Subject to certain limits, we reimburse directors, and for meetings not held on our premises, their spouses, for travel, lodging and related expenses incurred in connection with attending Board and Committee meetings.
Directors & Officers Insurance	We pay premiums for D&O liability insurance under which the directors are insureds.

(1)
Excludes the Executive Committee. Other than the Executive Committee, directors who are members of management do not serve on any committees.

(2)
After the fifth Board meeting attended, or the fifth committee meeting attended for a particular committee, our non-management directors receive $3,000 for each Board meeting attended, and $2,000 for all committee meetings attended on any one day.

(3)
As of December 31, 2014, each of our non-employee Directors satisfied this guideline.

Deferred Compensation Plan and Annual Grant of Share Units:    Our non-management directors can elect to defer payment of all or part of their retainers and meeting fees until the director's death, disability, termination of service as a director or to another date specified by the director. A director who elected to defer retainer or fees in recent years would have his or her deferred compensation account credited quarterly with interest accrued at an annual rate equal to the six-month U.S. Treasury Bill rate determined at the closest preceding January 1 and July 1 of each year. Beginning in 2015 (similar to 2008 and prior years), our non-management directors may, as an alternative, elect to have the retainer and fees deferred during a quarter translated into share units. Each share unit is equal in value to one share of our Common Stock and is ultimately paid only in cash. Such payment will be based on the stock's closing price over a relatively brief period in advance of the payment date(s). If a director defers fees into share units, dividend equivalents in the form of additional share units are credited to the director's account as of the date of payment of cash dividends on our Common Stock (we have not paid dividends since 2008).

MGIC Investment Corporation - 2015 Proxy Statement | 25

Under the Deferred Compensation Plan, we also provide to each director an annual equity retainer, which is a grant of cash-settled share units. Grants made in 2014 and prior years vested at least twelve months after they were awarded. Share units that had not vested when a director left the Board were forfeited, except in the case of the director's death or certain events specified in the Deferred Compensation Plan, such as not standing for re-election due to an age-related retirement policy. The Management Development, Nominating and Governance Committee could waive the forfeiture. Dividend equivalents in the form of additional share units are credited to the director's account as of the date of payment of cash dividends on our Common Stock. In January 2014, each of our non-management directors was granted share units valued at $100,000, which were scheduled to vest on February 1, 2015. As noted below under "2014 Director Compensation," the share units granted to each of Messrs. Abbott, Kearney and McIntosh vested upon their retirement from the Board at our April 2014 Meeting of Shareholders. In recognition of their long-time service on the Board, the forfeiture of a pro rata number (based on days for which service had been performed in the vesting period) of the share units granted to each of Mr. Hagerty and Mr. Muma in January 2014 was waived by the Management Development, Nominating and Governance Committee (with Messrs. Hagerty and Muma not participating in the decision regarding their own share units).

In January 2015, each of our non-management directors was granted share units valued at $100,000, which vested immediately and will be settled on February 15, 2016, unless the director elected a later settlement date. Effective March 1, 2015, Mr. Culver was granted 9,946 share units valued at $90,836, representing his pro rata share of the annual grant made to each of the Company's non-management directors, based on the time in the settlement period that he will serve as a non-management director. A director may elect to receive payment for vested units in up to 10 annual installments beginning shortly after departure from the Board, or on another date specified by the director that is after February 15, 2016. In all cases, the payment will be based on the stock's closing price over a relatively brief period in advance of the payment date(s).

Former Deposit Share Program:    In 2009, we eliminated the Deposit Share Program, which was previously offered to directors under our 2002 Stock Incentive Plan. Under the Deposit Share Program a non-management director was able to purchase shares of Common Stock from us at fair market value, which were then held by us. The amount that could be used to purchase shares could not exceed the director's annual and meeting fees for the preceding year. We matched each of these shares with one and one-half shares of restricted stock or, at the director's option, RSUs. A director who deferred annual and meeting fees from the prior year into share units under the plan described above was able to reduce the amount needed to purchase Common Stock by the amount so deferred. For matching purposes, the amount so deferred was treated as if shares had been purchased and one and one-half shares of restricted stock or RSUs were awarded for each such share.

Between 2005 and 2008, the restricted stock and RSUs awarded under the program vested one year after the award. Prior to 2005, vesting occurred on the third anniversary of the award unless a director chose a later date. Except for gifts to family members, the restricted stock could not be transferred prior to vesting; RSUs were not transferable. Awards that have not vested when a director leaves the Board are forfeited, except in the case of the director's death or certain events specified in the agreement relating to the awards. The Management Development, Nominating and Governance Committee may waive the forfeiture. All shares of restricted stock and RSUs vest on the director's death and will immediately become vested upon a change in control. RSUs that have vested are settled in Common Stock when the director is no longer a Board member. The director receives a cash payment equivalent to the dividend corresponding to the number of shares underlying the director's RSUs outstanding on the record date for Common Stock dividends. A total of 41,019 RSUs and shares of restricted stock remain outstanding under this program.

Former RSU Award Program:    We eliminated the RSU Award Program in 2009. Prior to its elimination, our non-management directors were each awarded RSUs representing 850 shares of Common Stock under the program annually. The RSUs vested on or about the first anniversary of the award date, or upon the earlier death of the director. RSUs that have vested will be settled in Common Stock when the director is no longer a Board member. The director receives a cash payment equivalent to the dividend corresponding to the number of shares underlying the director's

26 | MGIC Investment Corporation - 2015 Proxy Statement

RSUs outstanding on the record date for Common Stock dividends. A total of 7,800 RSUs remain outstanding under this program.

Former Restricted Stock Plan:    Non-management directors elected to the Board before 1997 were each awarded, on a one-time basis, 2,000 shares of Common Stock under our 1993 Restricted Stock Plan for Non-Employee Directors. The shares are restricted from transfer until the director ceases to be a director by reason of death, disability or retirement, and are forfeited if the director leaves the Board for another reason unless the forfeiture is waived by the plan administrator (the Company's secretary). In 2014, in recognition of his long-time service on the Board, the plan administrator, after consultation with the members of the Management Development, Nominating and Governance Committee other than Mr. Muma, waived the forfeiture of shares that had been granted to Mr. Muma. A total of 2,000 shares of restricted stock remain outstanding under this program.

2014 Director Compensation

The following table shows the compensation paid to each of our non-management directors in 2014. Mr. Culver, our CEO during 2014, and Mr. Sinks, our President and Chief Operating Officer during 2014, were also directors but received no compensation for service as directors.

Name	Fees Earned or Paid in Cash ($)	Total Stock Awards ($)(1)	Total ($)

James A. Abbott(2)	54,500	100,000	154,500
Daniel A. Arrigoni	130,000	100,000	230,000
Cassandra C. Carr	111,500	100,000	211,500
C. Edward Chaplin	103,000	100,000	203,000
Thomas M. Hagerty(2)	50,000	124,295	174,295
Timothy A. Holt	135,500	100,000	235,500
Kenneth M. Jastrow, II	139,000(3)	100,000	239,000
Daniel P. Kearney(2)	61,500	100,000	161,500
Michael E. Lehman	145,000	100,000	245,000
William A. McIntosh(2)	56,500	100,000	156,500
Leslie M. Muma(2)	50,000	124,295	174,295
Donald T. Nicolaisen	117,000	100,000	217,000
Gary A. Poliner	128,000	100,000	228,000
Mark M. Zandi	103,000	100,000	203,000

(1)
The amounts shown in this column for each director include $100,000, which represents the grant date fair value of the annual share unit award granted to non-management directors in 2014 under our Deferred Compensation Plan, computed in accordance with FASB Accounting Standard Codification ("ASC") Topic 718. The value of each share unit is equal to the value of our Common Stock on the grant date. See "Compensation of Directors – Deferred Compensation Plan and Annual Grant of Share Units" above for more information about these grants.

Messrs. Abbott, Hagerty, Kearney, McIntosh and Muma did not stand for re-election at our 2014 Annual Meeting, after having served as directors for between 13 and 25 years each. The share units granted in 2014 to each of Messrs. Abbott, Kearney and McIntosh vested upon their retirement from the Board in 2014, in accordance with the terms of the Deferred Compensation Plan.

In recognition of the long-time service on the Board by Messrs. Hagerty and Muma, upon their departures from the Board in 2014, the Management Development, Nominating and Governance Committee waived the forfeiture of a portion of the share units granted to each in 2014 (calculated pro rata based on the number of days for which service had been performed in the vesting period). The value of the share units for which forfeiture was waived for each of Messrs. Hagerty and Muma was $24,295, based on the $8.71 closing price of our Common Stock on the New York Stock Exchange on their April 24, 2014 departure date. Messrs. Hagerty and Muma received only the $24,295 for which forfeiture was waived, not the amount of the original grant of $100,000. However, SEC rules require disclosure in this column of the sum of the amount of the original grant and the amount of forfeiture waived.

(2)
In recognition of the service by Messrs. Abbott, Hagerty, Kearney, McIntosh and Muma on our Board, we made separate contributions of $25,000 to a charity that each designated. These contributions were not solicited by the departing directors, were not made under any agreement with the departing directors and are not included in the table.

(3)
Includes $25,000 retainer paid for services as Lead Director.
MGIC Investment Corporation - 2015 Proxy Statement | 27

ITEM 2 – ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

At our 2011 Annual Meeting, we held a non-binding, advisory shareholder vote on the frequency of future advisory shareholder votes on the compensation of our named executive officers. Our shareholders expressed a preference that advisory shareholder votes on the compensation of our named executive officers be held on an annual basis and, as previously disclosed, the Company adopted a policy to hold such votes annually. Accordingly, as required by Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed under the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material contained in this proxy statement.

We strongly believe you should approve our compensation in light of the factors discussed in the Executive Summary of the Compensation Discussion and Analysis.

While this vote is advisory and is not binding, the Board and the Management Development, Nominating and Governance Committee will review and consider the voting results when making future decisions regarding compensation of named executive officers. See "Investor Outreach and Consideration of Last Year's 'Say on Pay' Vote" in the Executive Summary.

After this vote, under the Company's policy, the next advisory vote to approve the compensation of our named executive officers is scheduled to occur at our 2016 Annual Meeting.

Shareholder Vote Required

Approval of the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on this matter. Abstentions and broker non-votes will not be counted as votes cast.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. SIGNED
PROXY CARDS AND VOTING INSTRUCTION FORMS WILL BE VOTED FOR THE
APPROVAL OF THE EXECUTIVE COMPENSATION UNLESS A SHAREHOLDER GIVES
OTHER INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

28 | MGIC Investment Corporation - 2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis ("CD&A"), we describe the material components of our executive compensation program for our chief executive officer, chief financial officer and our three other most highly compensated executive officers (our "named executive officers" or "NEOs"), whose compensation is set forth in the 2014 Summary Compensation Table and other compensation tables contained in this proxy statement. We also provide an overview of the objectives of our executive compensation program and explain how and why the Management Development, Nominating and Governance Committee of our Board (the "Committee") arrived at compensation decisions involving the NEOs for 2014.

EXECUTIVE SUMMARY

Business Highlights

Our Business

Through our wholly-owned subsidiaries, we are a leading provider of mortgage insurance to lenders throughout the United States and to government sponsored entities ("GSEs") to protect against loss from defaults on low down payment residential mortgage loans. In 2014, our net premiums written were $882.0 million and as of December 31, 2014, our primary insurance in force was $164.9 billion.

2014 Business Highlights

During 2014, as a result of our management's steady leadership, we continued to weather the storm that began with the financial crisis in 2007 and we continued to position ourselves for further success. Our financial performance in 2014 was strong, reflecting our high quality business mix, loss mitigation activities, industry-leading expense structure, and our capital and liquidity position. We believe our non-financial performance was also strong, reflecting our regulatory and GSE relationships and being recognized as a respected voice in the discussion of reform of the housing finance system. However, our industry remains subject to significant uncertainties and challenges including continuing losses from loans insured in 2005-2008, the yet-to-be finalized mortgage insurer capital requirements of the GSEs; intense price competition within the industry; enhanced competition from the Federal Housing Administration and new entrants to the industry, and continuing competition from the Veterans Administration; and uncertainty about the role of private capital, including private mortgage insurance, in a post-reform residential housing finance system. We were able to deliver strong results in this challenging environment as shown below.

MGIC Investment Corporation - 2015 Proxy Statement | 29

Financial Performance

In 2014, the Company delivered strong results for its shareholders as shown by the financial and operational metrics below. Each of these metrics is included in either the formula used to determine our NEOs' 2014 non-equity incentive plan compensation (see "Components of Our Executive Compensation Program – Incentive Programs – Annual Bonus") or the formula used to determine February 2015 vesting of long-term equity awards granted in 2012-2014 (see "Components of Our Executive Compensation Program – Incentive Programs – Long-Term Equity Awards – Long-Term Equity Awards – 2014 Program").

Pre-tax diluted earnings per share increased from –$0.15 in 2013 to $0.65 in 2014.	Loss ratio on 2014 new insurance written was 2.2%. Although this is higher than 2013's ratio of 1.2%, it remains very low and augurs well for the future performance of the new business we wrote in 2014.(1)

Pre-tax return on beginning shareholders' equity increased from –23.4% in 2013 to 34.2% in 2014.	New insurance written increased from $29.8 billion in 2013 to $33.4 billion in 2014.(2)

Expense Ratio declined from 18.6% in 2013 to 14.7% in 2014(3)	Market share increased from 17.0% in 2013 to 19.9% in 2014.(4)

(1)
Our loss ratio is the ratio of direct (before the effects of reinsurance) losses incurred to direct premiums earned from the particular policy year. Incurred losses exclude the effect of losses incurred on notices of default that have not yet been reported to us, which is commonly known as "IBNR."

(2)
New insurance written refers to direct new insurance written (before the effect of reinsurance).

(3)
Our expense ratio is calculated as the ratio of combined insurance operations underwriting expenses divided by net premiums written. A portion of the decline in our expense ratio is attributable to the receipt of higher ceding commissions from our reinsurance transactions (which reduce underwriting expenses) partially offset by higher net premiums ceded under our reinsurance transactions (which reduce premiums written).

(4)
Market share for purposes of determining non-equity incentive plan compensation and vesting of long-term equity awards is based on traditional (flow) new insurance written as reported by Inside Mortgage Finance. Traditional new insurance written excludes pool and bulk transactions and refinance transactions under the Home Affordable Refinance program ("HARP"). We believe the loss ratio on this business shows our market share gains did not come from sacrificing quality.
30 | MGIC Investment Corporation - 2015 Proxy Statement

Business Performance

In 2014, the Company also achieved favorable results against the business metrics listed below. Each of these metrics is included in the formula used to determine our NEOs' 2014 non-equity incentive plan compensation (see "Components of Our Executive Compensation Program – Incentive Programs – Annual Bonus").

Capital Position

•

The Federal Housing Finance Agency ("FHFA") released for public comment draft Private Mortgage Insurer Eligibility Requirements ("PMIERs") in July 2014. We worked extensively with the FHFA and the GSEs to suggest changes so that the financial requirements in the draft PMIERs would not increase the cost of homeownership while still providing appropriate counterparty protection for the GSEs.

•

We made progress in efforts to modify our reinsurance to provide additional cost-efficient capital under the PMIERs.

Succession Planning

•

Our executive development program resulted in successful internal succession of our Chief Executive Officer, and in the senior leadership of our field sales organization.

Regulatory/GSE Relationships

•

In addition to our work on the PMIERs, we led the industry's efforts with the National Association of Insurance Commissioners to develop a new statutory capital model for the industry that would be included in a new model act.

Business Mix

•

We increased market share by 2.9 percentage points while writing high quality new business:

o

New insurance written is expected to produce mid-teens returns on capital.

o

More than 80% of the new insurance written in 2014 was on loans whose borrowers had FICO scores greater than 700.

Housing Reform

•

We earned a "seat at the table" with trade groups who are major influencers of housing policy, and with Congressional and regulatory staff members.

•

We played a leading role in the development and launch of USMI, the industry's new trade association.

Investor Outreach and Consideration of Last Year's "Say on Pay" Vote

In connection with the advisory "Say on Pay" vote at our 2014 Annual Meeting of Shareholders, we reached out to shareholders owning approximately 70% of our outstanding shares to discuss our executive compensation program. We held meetings with, or received informal feedback from, shareholders owning almost 50% of the outstanding shares.

Following the Annual Meeting, the Committee reviewed the results of the Say on Pay vote. Approximately 76% of the votes cast on the proposal were in support of the compensation of our NEOs. This compares with more than 90%

MGIC Investment Corporation - 2015 Proxy Statement | 31

support in each of the prior two years. In response to the Say on Pay vote, and as a result of feedback received, the Committee changed our executive compensation program in the respects described below.

What we heard	How we responded

Shareholders want more transparency into how the annual bonuses for our NEOs are determined and how they are aligned with Company performance.	For bonuses paid for 2014 performance, we modified the bonus plan to be more formulaic; the bonuses were based on specific financial and business goals which align the bonus payouts with Company performance.
Shareholders prefer goals to determine vesting of grants of equity awards that are largely different from the goals used to determine the annual bonus.	For bonuses paid for 2014 performance, we modified the bonus plan so that bonuses were based on ten specific goals. For the next equity grant (made in January 2015), vesting of performance-based equity awards is based on a different financial goal: growth in book value per share.
Shareholders prefer that equity awards vest based on performance against multi-year goals, not annual goals.	For the next equity grant (made in January 2015), full vesting of performance-based equity awards requires achievement of a three-year cumulative book value growth goal.
The Company should adopt a "double trigger" mechanism in order for equity awards to vest upon a change in control and should eliminate excise tax gross-ups from all change in control agreements.	We modified our change in control agreement to eliminate both "single trigger" vesting of equity awards and excise tax gross-ups (gross-ups were previously only available for executives younger than 62). In addition, we implemented "double trigger" change in control vesting in our next equity grant (made in January 2015).
The Company should adopt a more robust "clawback" policy.	We extended the scope of our clawback policy to apply to cash compensation in addition to the previously covered compensation from equity awards.

We will continue to engage and solicit feedback from shareholders on executive compensation matters. In fact, in January 2015, we discussed with various shareholders to whom we had spoken in connection with our 2014 Say on Pay vote, the changes in our executive compensation program described in the "How we responded" column in the chart above.

Compensation-Related Corporate Governance Policies and Best Practices

We have many compensation-related governance policies and "best practices" that align our executive compensation with long-term shareholder interests:

Stock Ownership:    Stock ownership guidelines, expressed as a fixed number of shares, are in place for our NEOs and other executive officers. Each of the NEOs far exceeds his individual stock ownership guideline. At the end of 2014, Mr. Culver, our CEO at that time, had shares under the guidelines that were almost 15 times his year-end base salary.

Equity Holding Post-Vesting:    25% of shares that vest under equity awards granted to our NEOs, other executive officers and our chief accounting officer, must not be sold for one year after vesting. None of our NEOs has sold any shares for almost nine years.

No Hedging and Pledging:    Our policies prohibit NEOs, other executive officers and the chief accounting officer from entering into hedging transactions designed to hedge or offset a decrease in the value of the Company's equity securities, holding Company securities in a margin account, or pledging Company securities as collateral for a loan.

High Performance-Based Compensation:    85% of our CEO's 2014 total direct compensation is performance-based.

Limited Perquisites:    Our perks are very modest. In 2014, our NEOs' perks ranged between approximately $700 and $4,800.

32 | MGIC Investment Corporation - 2015 Proxy Statement

Low Burn Rate and Dilution:    The total equity awards granted in each of January 2014 and January 2015 were about 0.5% of our outstanding shares at the prior December 31. Using the "burn rate" methodology of a leading proxy advisory firm, which uses the average of the total awards granted (adjusted depending on the volatility of the price of the underlying stock) during each of the last three years and the weighted average number of shares outstanding during each such year, our "burn rate" would be 1%.

Limited Change in Control Benefits:

  •
  "Double trigger" is required for any benefits to be paid;
  •
  Cash severance payable does not exceed 2x base salary plus bonus plus retirement plan accrual; and
  •
  There is no excise tax gross-up.

Employment Agreements:    None, only the limited provisions referred to above that become effective after a change in control.

"Clawback" Policy:    The "clawback" policy applies to cash incentive compensation as well as compensation from equity awards.

Independent Compensation Consultant:    The Committee's independent compensation consultant, Frederic W. Cook & Co., Inc., is retained by the Committee and performs no other services for the Company.

Compensation Risk Evaluation:    Annually, the Committee reviews an executive compensation risk evaluation by management that has concluded our compensation programs do not motivate excessive risk-taking and that they are not reasonably likely to have a material adverse effect on the Company.

Omnibus Incentive Plan:    In furtherance of our commitment to good compensation governance practices, the MGIC Investment Corporation 2015 Omnibus Incentive Plan, which shareholders are being asked to approve at the Meeting, does not allow the following:

×
Granting of stock options with an exercise price less than the fair market value of the Company's common stock on the date of grant

×
Re-pricing (reduction in exercise price) of stock options

×
Cash buy-outs of underwater stock options

×
Inclusion of reload provisions in any stock option grant

×
Payment of dividends on performance shares before they are vested

×
Single trigger vesting of awards upon a change in control in which the awards are assumed or replaced

×
Share recycling for shares withheld for tax purposes upon vesting

×
Granting of more than 5% of the awards under the plan with a vesting period of less than one year

×
Committee discretion to accelerate vesting of awards, except under certain limited instances like death and disability
MGIC Investment Corporation - 2015 Proxy Statement | 33

OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

In setting compensation, the Committee focuses on "total direct compensation," which we define as the total of base salary, bonus and equity awards. Unless otherwise noted, the value of equity awards is their grant date value in the Summary Compensation Table (the "SCT").

The objectives of our executive compensation program are to:

•
Attract and retain high-quality executives:  We want a competitive pay opportunity in the sense that:

o
our base salaries are on average around the market median of a group of peers over a several year time horizon, and

o
our bonus and long-term equity awards, when performance exceeds target, move total direct compensation above the market median to reflect that higher performance.

•
Align executive compensation with long-term shareholder interests:  We achieve a strong alignment between compensation and long-term shareholder interests by:

o
linking compensation to Company and executive performance; and

o
paying a substantial portion of total direct compensation in:

–
bonuses that are based on specific goals that align payouts with Company performance, and

–
long-term equity awards whose vesting is based on goals that align payouts with Company performance and whose value is directly aligned with total shareholder value.

•
Limit perquisites:  Perks for our executive officers should be minimal.

HOW WE MAKE COMPENSATION DECISIONS

Role of the Management Development, Nominating and Governance Committee

The Committee, which consists solely of independent directors, is responsible to our Board for overseeing the development and administration of our executive compensation program. The Committee approves the compensation of our CEO and our other senior executives, and in connection with such approval performs other tasks including:

  •
  Review and approval of bonus and equity compensation goals and objectives;

  •
  Evaluation of performance results in light of these goals and objectives; and

  •
  Evaluation of the competitiveness of each NEO's total compensation package.

The Committee also supports the Board's role in overseeing the risks facing the Company, as described in more detail above under "Board Oversight of Risk."

The Committee is supported in its work by our Chief Executive Officer, our Chief Human Resources Officer, our General Counsel and the Committee's independent consultant, as described below.

34 | MGIC Investment Corporation - 2015 Proxy Statement

Role of the Compensation Consultant

The Committee has retained Frederic W. Cook & Co. (the "Compensation Consultant"), a nationally recognized executive compensation consulting firm, to advise it. The Compensation Consultant reports directly to the Committee; the Committee retains sole authority to approve the compensation of the Compensation Consultant, determine the nature and scope of its services and evaluate its performance. The Committee may replace the Compensation Consultant or hire additional consultants at any time. A representative of the Compensation Consultant attends meetings of the Committee, as requested. Aside from its role as the Committee's independent consultant, the Compensation Consultant provides no other services to the Company.

The Committee retains the Compensation Consultant to help it evaluate and oversee our executive compensation program and review the compensation of our directors. In connection with this role, the Compensation Consultant provides various services to the Committee, including advising the Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program, including in relationship to performance.

During 2014, the Compensation Consultant performed the following services:

  •
  Provided an evaluation of NEO compensation compared to peers.

  •
  Provided advice about revisions to the annual bonus and long-term equity incentive programs and to the change in control agreements.

  •
  Reviewed the peer group used for competitive analyses and recommended changes.

  •
  Reviewed drafts and commented on the CD&A and related compensation tables for the proxy statement.

  •
  Provided an evaluation of compensation for the non-employee directors compared to market and provided advice about possible revisions to the director compensation program.

The total amount of fees paid to the Compensation Consultant for services to the Committee in 2014 was $215,636. The Compensation Consultant provided no other services and received no other fees or compensation from us. The Committee has assessed the independence of the Compensation Consultant pursuant to Securities and Exchange Commission and stock exchange rules and concluded that its work for the Committee does not raise any conflict of interest.

Role of Officers

While the Committee is ultimately responsible for making all compensation decisions affecting our NEOs, our CEO participates in the underlying process because his close day-to-day association with the other NEOs enables him to provide feedback to the Committee on their performance and his knowledge of our operations. Among other things, our CEO makes recommendations regarding all of the components of compensation described above for all of the NEOs, other than himself. Our CEO does not participate in the portion of the Committee meeting regarding the review of his own performance or the determination of the actual amounts of his compensation.

Our Chief Human Resources Officer and our General Counsel also participate in the Committee's compensation process. Specifically, our Chief Human Resources Officer is responsible for coordinating the work assigned to the Compensation Consultant by the Committee and is expected to maintain knowledge of executive compensation trends, practices, rules and regulations and he works with our General Counsel on related legal and tax compliance matters. The Committee receives information from management that includes: detailed breakdowns of the compensation of the

MGIC Investment Corporation - 2015 Proxy Statement | 35

NEOs, the amount, if any, that our NEOs realized in at least the previous five years from sales of stock received upon vesting of equity awards; the total amount of stock, stock options, if any, restricted stock and RSUs held by each NEO (restricted stock and RSUs are sometimes collectively referred to in this proxy statement as "restricted equity"); and the other compensation information disclosed in this proxy statement under the SEC's rules.

BENCHMARKING – MGIC-SELECTED PEER GROUP

To provide a framework for evaluating compensation levels for our NEOs against market practices, the Committee periodically asks the Compensation Consultant to prepare reports analyzing available compensation data. This data is typically gathered from SEC filings for a peer group of publicly traded companies. In addition, each year we provide the Committee with information regarding trends in expected executive compensation changes for the coming year. The compensation surveys that we reviewed and summarized in the aggregate for the Committee in connection with establishing base salaries for 2014 were published by: Compensation Resources, AON Hewitt, Mercer Consulting, Towers Watson and World at Work.

Why we selected the particular peers against which we benchmark executive compensation

Our industry is undergoing a fundamental shift following the financial crisis that began in 2007. Three long-standing competitors have ceased writing new business, shrinking the number of companies in our peer group. We did not consider it appropriate to add companies to the peer group that were not in substantially similar businesses or facing similar challenges as us and against which we did not compete for executive talent. In 2013, two recently organized mortgage insurers became public companies, and in 2014, a worldwide insurer and reinsurer with mortgage insurance operations in Europe completed the purchase of a competitor that had not previously publicly reported executive compensation. In January 2014, at the recommendation of the Compensation Consultant, the Committee approved the addition of the parents of these three new mortgage insurers to the Company's peer group. In mid-2014, we removed a parent of a company that was a former direct competitor but which stopped writing new business. Our peer group consists of the following ten companies:

MGIC Peer Group
Ambac Financial Group, Inc.
Arch Capital Group Ltd.
Assured Guaranty Ltd.
Essent Group Ltd.
Fidelity National Financial Inc.
First American Financial Corp.
Genworth Financial Inc.
MBIA Inc.
NMI Holdings Inc.
Radian Group Inc.

We believe this peer group is appropriate for benchmarking our executive compensation because:

  •
  These companies are in the industries with which we currently compete for executive talent.

  •
  Five companies (50%) are parent companies of direct competitors whose overall results are principally or significantly impacted by these competitors.

  •
  Three companies are financial guaranty insurers having significant exposure to residential mortgage credit risk.
36 | MGIC Investment Corporation - 2015 Proxy Statement

  •
  All of the companies had significant insurance businesses, not lending businesses, and therefore, size comparisons are possible.

  •
  Four of the companies also named us a peer.

  •
  We did not expect that adding general insurance or other financial services companies beyond the surety and financial guaranty niches would provide meaningful information to the Committee in evaluating executive compensation pay and performance.

We are comparable in size to the companies in our revised peer group but lower in compensation for our CEO in 2013. In January 2015, the Compensation Consultant provided the following comparative data for our Company relative to our peer group; 2013 comparisons were used because in January 2015, the 2013 compensation data was the latest compensation data available for our peer group.

MGIC Percentile Rank Among Ten-Company Peer Group

	Revenues(1) ($ millions)	Market Capitalization(1) ($ millions)	2013 CEO Total SCT Compensation ($ thousands)
Peer Group
75th percentile	4,483	6,113	9,758
Median	1,188	2,638	6,921
25th percentile	819	2,027	4,923
MGIC	1,159	2,739	4,023
MGIC Percentile Rank	39th	54th	15th
(1)
Revenues are for the four quarters ended September 30, 2013 and market capitalization is as of November 30, 2013.

The data provided by the Compensation Consultant also showed that our CEO's 2014 SCT compensation was 1.07x the median of our peer group using projected peer group 2014 compensation from EquilarInsight. We understand that EquilarInsight projects compensation by reference to amounts disclosed in the Summary Compensation Table and Grants of Plan Based Awards Table, with projections of future amounts made based on forward looking amounts contained in the Compensation Discussion and Analysis, and information contained in Form 8-Ks and Form 4s.

The following table shows the Company's absolute Total Shareholder Return ("TSR") and its ranking relative to the ten companies in our peer group over the last one, three and five year time periods. We believe our above-average TSR performance in the last one and three years reflects our improved capital position, our increased market share beginning in mid-2013 and lower losses from our books of business written in 2005-2008.

	Total Shareholder Return (TSR)

	1-Year	3-Year	5-Year

Annualized TSR	10%	36%	10%
Percentile Rank (Annualized TSR)	62nd	60th	28th

Source: EquilarInsight and Standard and Poor's Research Insight

During our 2014 shareholder outreach efforts, our shareholders did not raise concerns about our peer group selection process.

MGIC Investment Corporation - 2015 Proxy Statement | 37

Why we do not select our peer group primarily from companies within our GICS code

We are in the "Thrifts and Mortgage Finance Companies" eight-digit Global Industry Classification Standard code ("GICS code"). We do not select our peers primarily from the companies within this GICS code because, with few exceptions, those companies: (1) are not the companies with which we compete for executive talent, (2) have substantially different business models from that of our Company and (3) are not subject to residential mortgage risk to the same extent that our Company and our peers are. The U.S. mortgage insurance industry has only seven active companies and it does not have a GICS code. While four mortgage insurers, including our Company, are included in the "Thrifts and Mortgage Finance Companies" GICS code, substantially all of the other companies in our GICS code are community banks and other lending institutions, not insurers. Two mortgage insurers are in the "Multi-line Insurance" GICS code and one is in the "Property and Casualty Insurance" GICS code.

In March 2015, the Compensation Consultant simulated a 24 company peer group employing the published peer group selection methodology used by a leading proxy advisory firm, which is expected to be similar to the peer group that firm will use when analyzing our 2015 proxy statement. We refer to this peer group as the "Expected Proxy Advisory Firm Peer Group." The Expected Proxy Advisory Firm Peer Group consisted of 21 companies in the Thrifts and Mortgage Finance Companies GICS code and three companies in the Property and Casualty Insurance GICS code. It included only three companies we had chosen as peers. We do not believe that comparisons to the Expected Proxy Advisory Firm Peer Group are appropriate for us because, according to the Compensation Consultant's analysis, we are not similar in size or market capitalization to the companies in that peer group: our revenues were in the 82nd percentile of the Expected Proxy Advisory Firm Peer Group and our market capitalization was in the 90th percentile. In addition, we are not in a similar industry to most of the companies in the Expected Proxy Advisory Firm Peer Group. The 24 companies in the Expected Proxy Advisory Firm Peer Group include 19 community and regional banks. Our business is very different from community and regional banking.

The published material of the proxy advisory firm referred to above says the firm applies size constraints to select peer groups. We understand that companies in our GICS code are generally selected by the proxy advisory firm if they have total assets between 0.4 and 2.5 times our assets; companies in the Property and Casualty Insurance GICS code (which includes six of the companies we had chosen as peers) and companies in the Multi-line Insurance GICS code (which includes one company we had chosen as a peer) are selected if they have revenues between 0.4 and 2.5 times our revenues. Even if our GICS code were used to select a peer group, because we are an insurance company, revenues are a better metric for selection of a peer group than balance sheet assets. Unlike community and regional banks whose revenues are largely a function of assets on their balance sheets, our revenues are largely a function of our insurance in force, which is not on our balance sheet.

The Compensation Consultant also simulated a peer group using the published peer selection methodology of the proxy advisory firm, but using revenues rather than assets as the size constraint yardstick. The resulting peer group consisted of 24 companies, eight of which are in the Thrifts and Mortgage Finance Companies GICS code and 16 of which are in one of the two insurance GICS codes referred to above. While many of these companies are not in an industry similar to ours (this peer group included only three companies we had chosen as peers), we are much more similar in size to the companies in this simulated peer group: our revenues are in the 49th percentile and our assets are in the 42nd percentile of this simulated peer group. Our market capitalization is in the 75th percentile. Our CEO's 2014 SCT compensation had a much lower multiple of the median of the most recent available SCT compensation of the CEOs of this peer group than his compensation's multiple of the median CEO compensation of the Expected Proxy Advisory Firm Peer Group, which consisted primarily of community and regional banks that are much smaller than us.

The database from which the Compensation Consultant drew the information to perform the simulations referred to above contained revenues for the twelve months ended September 30, 2014, assets as of September 30, 2014 and market capitalization as of November 30, 2014, and our percentile rankings are based on that information.

38 | MGIC Investment Corporation - 2015 Proxy Statement

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The following discussion contains information regarding certain performance measures and goals.

Base Salary

Base salaries provide NEOs with a fixed, minimum level of cash compensation. Our general philosophy is to target base salary range midpoints for our executive officers near the median levels of their counterparts in the peer group of companies discussed above under "Benchmarking – MGIC-Selected Peer Group." In addition to reviewing market competitiveness, in considering any change to our CEO's compensation, including base salary, the Committee takes into account its evaluation of his performance, based in part on a CEO evaluation survey completed by each non-management director. The subjects covered by the evaluation include financial results, leadership, strategic planning, succession planning, external relationships and communications and relations with the Board. Base salary changes for our other NEOs are recommended to the Committee by the CEO. Historically, these recommendations have been the product of an evaluation of each executive officer's performance, including contributions to the Company. The Committee approves changes in salaries for these officers after taking into account the CEO's recommendations and the Committee's independent judgment regarding the officer gained through the Committee's and the Board's regular contact with each of them.

Effective in late March 2014, each NEO received a 3% merit salary increase. Mr. Mattke also received an increase in connection with his promotion to Chief Financial Officer in March 2014. Mr. Culver retired from his position as our Chief Executive Officer, effective February 2015. Effective March 1, 2015, Mr. Sinks received an increase in base salary in connection with his promotion to Chief Executive Officer. Effective in late March 2015, each of the remaining three NEOs will receive a 3% merit salary increase and Mr. Mattke will receive an additional increase to better align his base salary with his responsibilities as Chief Financial Officer.

Incentive Programs

To ensure that it meets the objective of aligning compensation and shareholder interests, our executive compensation program includes an annual bonus program whose payout is tied to Company performance, and long-term equity awards whose vesting is based on Company performance and whose ultimate value is based on our stock price.

  Annual Bonus

Maximum Bonus Opportunity.    The Committee left unchanged the NEOs' maximum bonus opportunities for 2014 (three times base salary in the case of the CEO and two and one-quarter times base salary in the case of the other NEOs). Based on our periodic assessment of peer compensation, we have determined that these maximum bonus opportunities are appropriate to meet our objective that when performance exceeds target, our bonus and long-term equity awards should move total direct compensation above the market median to reflect that higher performance. In addition, in determining the total direct compensation opportunity, the Committee has weighted bonus potentials more heavily than base salaries because bonuses are more directly linked to Company performance. For 2014, annual bonuses represented, on average, approximately 43% of the total direct compensation of our NEOs employed by the Company at year-end; annual bonuses and long-term equity awards represented 81% of that total direct compensation.

The following table shows how our CEO's 2013 bonus opportunity and bonus, in each case as a percentage of base salary, compares to those of the CEOs in our ten-company peer group. 2013 comparisons are shown because this compensation data is the latest compensation data available from our peer group's proxy statements.

MGIC Investment Corporation - 2015 Proxy Statement | 39

MGIC Percentile Rank Among Ten-Company Peer Group
CEO Disclosed Bonus Opportunity and Actual Bonus Paid for 2013 as a Percent of Base Salary

	Bonus Opportunity(1) (% of Base Salary)	2013 Bonus(2) (% of Base Salary)

Peer Group
25th percentile	238%	132%
Median	300%	275%
75th percentile	308%	353%
MGIC	300%	227%
MGIC Percentile Rank	50th	41st

(1)
Of the ten peer companies, five disclose a maximum bonus opportunity.

(2)
Represents bonus and annual short-term cash incentive reported in the SCT.

Determination of 2014 Bonus.    Our shareholders have approved a list of performance goals for an annual bonus plan for our NEOs that condition the payment of bonuses on meeting one or more of the listed goals as selected by the Committee each year. Compensation paid under a bonus plan of this type (which we refer to as a "162(m) bonus plan") is intended to qualify as deductible compensation, as discussed in more detail under "Other Aspects of Our Executive Compensation Program – Tax Deductibility Limit" in this CD&A. In the past, the performance goal for our 162(m) bonus plan required the sum of the Expense Ratio and MGIC's Loss Ratio on new business written (the "Combined Ratio") to be less than a target percentage. If this Combined Ratio goal was met, then the Committee could exercise discretion to make a subjective determination of bonuses based on an assessment of performance against various criteria, none of which had specific targets or weightings.

For 2014, the Committee, in consultation with the Compensation Consultant and the Board, and in consideration of the feedback we received from shareholders, redesigned our annual bonus program. Under the 2014 bonus program, if the Combined Ratio is less than 40%, then a bonus may be paid, the amount of which is determined with reference to the bonus formula described below.

The bonus formula for 2014 has five financial performance goals and five business performance goals. Each goal was assigned a weight. The financial performance goals had a collective weight of 75% in the bonus formula and the business performance goals had a collective weight of 25%. Threshold, target and maximum performance levels were established for each financial performance goal. Actual performance at such levels would result in 0%, 60% and 100% achievement, respectively, for that goal, with actual achievement calculated based on interpolation. The Company's actual 2014 performance was compared to the threshold, target and maximum values and the resulting percentage was multiplied by the weight to determine a weighted score for each financial performance goal. For each business performance goal, the Committee reviewed management's written report of the Company's activities with respect to each goal and the related score, which was accepted by the Committee. In accordance with the bonus formula, the sum of the weighted financial performance goal scores was weighted 75% and the sum of the weighted business performance goal scores was weighted 25%.

The percentage of an executive's maximum possible bonus that was awarded was based primarily on the sum of the weighted scores, subject to the Committee's discretion to decrease the percentage awarded by up to 10% or to increase it modestly. As a result of our outstanding performance for 2014, the bonus formula resulted in a preliminary bonus amount of 97.1% of the bonus opportunity for each NEO, as shown in the table below. The Committee used this percentage to determine the bonuses of the NEOs, except it used its discretion to increase Mr. Culver's bonus by 2.25 percentage points to acknowledge his leadership of the Company during the period we achieved these results.

The table below shows the individual components of the bonus formula and how they were used in the bonus calculation.

40 | MGIC Investment Corporation - 2015 Proxy Statement

		Performance Levels
						Maximum Possible Score (Weight)
	Actual 2013	Threshold (0%)	Target (60%)	Maximum (100%)	Actual 2014		Score	Weighted Score

Financial Performance Goals:
Pre-tax Diluted EPS(1)	–$0.15	–$0.50	$0.00	$0.50	$0.65	30%	30.0
Pre-tax Return on Equity(2)	–23.4%	–15.0%	0.0%	15.0%	34.2%	25	25.0
New Ins. Written (bns)(3)	$29.8	$28.0	$30.0	$32.0	$33.4	15	15.0
Loss Ratio(4)	1.2%	20.0%	10.0%	2.0%	2.2%	15	14.9
Expense Ratio(5)	18.6%	21.0%	19.0%	17.0%	14.7%	15	15.0

Total						100%	99.9
Times: Total Weight of Financial Performance Goals							X 75%	74.9%

Business Performance Goals:

Capital Position(6)	For a discussion of performance against					20%	18.0
Business Mix(7)	these business performance goals, see					20	17.0
Succession Planning(8)	"Executive Summary – Business					20	20.0
Regulatory / GSE Relationships(9)	Highlights – Business Performance" above					20	17.0
Housing Reform(10)						20	17.0

Total						100%	89.0
Times: Total Weight of Business Performance Goals							X 25%	22.3%
Percent of Maximum Bonus								97.1%

(1)
Pre-tax net income available to shareholders divided by dilutive shares.

(2)
Pre-tax net income for the year divided by beginning of the year equity.

(3)
Flow new insurance written for the year.

(4)
Direct incurred losses divided by direct earned premiums, in both cases for MGIC's primary new insurance written for the year; incurred losses exclude the effect of losses incurred on notices of default that have not yet been reported to us, which is commonly known as "IBNR."

(5)
Combined insurance operations underwriting expenses divided by net premiums written for the year.

(6)
Manage capital position considering state requirements, the GSEs, dilution, earnings and market impact.

(7)
Manage new insurance written by product, geography and customer to produce a short and longer-term desirable mix.

(8)
Develop and nurture a respected management organization with a clear path of succession throughout using best practice talent management efforts.

(9)
Ensure the Company's views on regulation are heard and understood with all appropriate regulatory organizations.

(10)
Ensure appropriate monitoring of progress within reform efforts and ensuring the Company's views are heard and understood. The Company should be helpful with regard to exploring and encouraging solutions.

The bonus opportunity, the bonus implied by the bonus formula and the actual bonus paid to each NEO for 2014 was as follows:

	Bonus Opportunity	Bonus Implied by Formula	Actual Bonus

Curt Culver	$2,919,000	$2,834,349	$2,900,000
Patrick Sinks	1,401,300	1,360,662	1,360,000
Timothy Mattke	776,250	753,739	755,000
Jeffrey Lane	1,235,850	1,200,010	1,200,000
Lawrence Pierzchalski	1,129,275	1,096,526	1,100,000

MGIC Investment Corporation - 2015 Proxy Statement | 41

Bonus opportunity represents a multiple of the base salary in effect at the time bonuses are awarded. Such base salary amounts will not be the same as the base salary amounts disclosed in the SCT due to the effects of mid-year pay increases and variability in the number of pay periods in each calendar year. For 2014, bonuses could not exceed three times the base salary of the CEO and 2.25 times the base salaries of our other named executive officers. Mr. Lane's bonus opportunity eliminates the portion of his base salary attributable to a March 2010 increase that was part of an arrangement with him to continue in the employment of the Company.

The following table illustrates how our CEO's bonus payout for the past five years has aligned with our net income (loss) and the Company's year-end stock price:

	2010	2011	2012	2013	2014

Bonus (% of Maximum)	50%	28%	17%	75%	99%
Net Income (Loss) ($ millions)	$(364)	$(486)	$(927)	$(50)	$252
Year-end Stock Price	$10.19	$3.73	$2.66	$8.44	$9.32

  Long-Term Equity Awards

Consistent with our belief that there should be a strong link between compensation and performance, long-term equity awards are intended to be one of the most significant total direct compensation opportunities, along with annual bonuses. We emphasize this component of our executive compensation program because it aligns executives' interests with those of shareholders by linking compensation to company performance and stock price. For 2014, long-term equity awards at their grant date value represented, on average, approximately 38% of the total direct compensation of our NEOs employed by the Company at year-end; long-term equity awards and annual bonuses represented 81% of that total direct compensation.

We have awarded approximately the same number of shares to our CEO and other NEOs during 2011-2014. Our stock was extremely volatile during this period; its closing price on the award dates in 2011, 2012, 2013 and 2014 was $8.94, $3.95, $2.75 and $8.43, respectively. Given the bounds of this price range, the Committee believed that reducing the number of shares when the price went up and increasing it when the price went down would not foster proper alignment with shareholders. Data provided to the Committee by the Compensation Consultant in January 2015 indicated that the long-term equity award to our CEO in January 2013 was below the 15th percentile of the stock awards by our peer group to their CEOs; 2013 comparisons were used because in January 2015, this compensation data was the latest compensation data available from our peer group's proxy statements. Our stock price increased materially between the date of the January 2013 award to our CEO and the date of his January 2014 award, which is the award that appears in the SCT for 2014. The 2014 value had increased to slightly above the 50th percentile for 2013 values for our peer group. To see how this increase affected that percentile rank on a pro forma basis, we increased the dollar amount of the 2013 restricted stock award to each of our peer group's CEOs by the percentage increase in the price of that peer's stock from the date of the award to December 31, 2013 and we increased the value of the CEO's option award by the dollar spread between that peer's December 31, 2013 stock price and the option price, multiplied by the number of option shares. (The stock price of each peer increased between the date of the award and December 31, 2013.) We found the long-term equity award to our CEO that appears in the 2014 SCT was at the 35th percentile of such pro forma amounts. To the extent our stock price increases materially from the closing price on the date of the long-term equity award in January 2015 ($8.98), the Committee will review the appropriateness of maintaining the current award levels.

As a result of feedback received in connection with our April 2014 "Say on Pay" vote, and the Committee's view that our long-term incentive program should reflect our expectation of future profitable operations, we restructured the vesting goals for the long-term equity awards we granted in January 2015, which were the first awards we granted after our 2014 "Say on Pay" vote. See "Investor Outreach and Consideration of Last Year's 'Say on Pay' Vote." We discuss our new vesting goals after we discuss the long-term equity awards granted in January 2014.

42 | MGIC Investment Corporation - 2015 Proxy Statement

Long-Term Equity Awards – 2014 Program

2014 Performance-Based Long-Term Equity Awards – LEM (Loss Ratio, Expense Ratio, Market Share) Awards.    Vesting for 80% of our 2014 long-term equity awards to our NEOs depended on performance against the following goals:

  •
  MGIC's Loss Ratio (direct incurred losses divided by direct earned premiums, in both cases for MGIC's primary new insurance written for that year; incurred losses exclude the effect of losses incurred on notices of default that have not yet been reported to us, which is commonly known as "IBNR").

  •
  Expense Ratio (expenses of insurance operations divided by net premiums written for that year), and

  •
  MGIC's Market Share of flow new insurance written for that year.

The Committee adopted these performance goals, which apply to each year in the three-year performance period, because it believes that they are the building blocks of our results of operations. That is, the Loss Ratio measures the quality of the business we write; the Expense Ratio measures how efficiently we use our resources and the Market Share measures not only our success at generating revenues, but also the extent to which we are successful in leading our industry.

The three performance goals were equally weighted for vesting purposes. The Threshold, Target and Maximum performance levels for the three goals are indicated in the table below for the 2014 LEM Awards.

	Threshold	Target	Maximum

Loss Ratio	20%	10%	5%
Expense Ratio	25%	20%	17%
Market Share	14%	18%	20%

Vesting for awards granted in 2014 was determined in February 2015 and will be determined on the next two anniversaries based on performance during the prior year. For each performance goal, the amount that vests each year is as follows:

  •
  if the Company's performance does not meet or equal the Threshold performance level, then no amount of the equity award will vest with respect to that performance goal;

  •
  if the Company's performance meets the Target performance level, then two-twenty-sevenths of the total equity award will vest with respect to that performance goal;

  •
  if the Company's performance equals or exceeds the Maximum performance level, then one-ninth of the total equity award will vest with respect to that performance goal; and

  •
  if the Company's performance is between the Maximum and the Target performance levels or between the Target and the Threshold performance levels, then the number of shares that will vest with respect to that performance goal will be interpolated on a linear basis between the applicable vesting levels.

For 2014, MGIC's Loss Ratio was 2.2% (which was better than the Maximum performance level), the Expense Ratio was 14.7% (which was also better than the Maximum performance level), and Market Share was 19.9% (which for 2014 and 2013 grants was between the Target and Maximum performance levels and for 2012 grants was between the Threshold and Target performance levels). As a result, in March 2015, 33.1% of the performance-based equity awards granted in 2014 vested, 31.4% of the performance-based equity awards granted in 2013 vested and 29.5% of the performance-based equity awards granted in 2012 vested. The remaining 23.0% of the equity awards granted in 2012 was forfeited.

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With respect to all of these awards, dividends (if any) are not paid currently, but when awards vest, a payment is made equal to the dividends that would have been paid had those vested awards been entitled to receive current dividends. We do not anticipate paying dividends in the foreseeable future.

2014 Other Long-Term Equity Awards – CR (Combined Ratio) Awards.    Twenty percent of our 2014 long-term equity awards to our NEOs vest through continued service during a three-year performance period, if an annual performance goal is satisfied. For similar equity awards granted in 2012, vesting was contingent on the sum of the Expense Ratio and MGIC's Loss Ratio being less than 100% (the "combined ratio performance goal"). For CR Awards granted in 2013, 2014 and 2015, the combined ratio performance goal was reduced to 50%, 40% and 40%, respectively. The Committee adopted performance goals for these awards to further align the interests of our NEOs with shareholders and to permit the awards to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code. See "Other Aspects of Our Executive Compensation Program – Tax Deductibility Limit" in this CD&A. One-third of the CR Awards are scheduled to vest in each of the three years after they are granted. However, if any of the CR Awards that are scheduled to vest in any year do not vest because we fail to meet the applicable performance goal, the award will remain eligible for vesting if we meet the applicable performance goal in a future year, except that any of the award that has not vested after five years will be forfeited. With respect to all of these awards, dividends are not paid currently, but when awards vest, a payment is made equal to the dividends that would have been paid had those vested awards been entitled to receive current dividends. We do not anticipate paying dividends in the foreseeable future.

For 2014, the Expense Ratio was 14.7% and MGIC's Loss Ratio was 2.2%. Therefore, we met our combined ratio performance goal because the combined ratio was 16.9%, which is less than the combined ratio performance goal for each of the 2012-2014 CR Awards and as a result, the portions of such awards that were scheduled to vest in February 2015 did vest.

Long-Term Equity Awards – 2015 Program

2015 Performance-Based Long-Term Equity Awards – BV (Book Value) Awards.    The Committee approved changes to the vesting goals for performance-based equity awards granted to NEOs in 2015. The changes are responsive to feedback that our three-year awards used annual (not cumulative) measurements to determine vesting and that our long-term performance-based equity awards used vesting goals similar to those used by the annual bonus plan to determine payouts. In addition, the changes reflect the progress made in the mortgage insurance industry since the financial crisis began and the Company's return to profitability as well as an effort to simplify the program.

Vesting for 80% of the long-term equity awards that were granted to the NEOs in January 2015 will occur over a three-year period, based on achievement of a three-year cumulative goal for growth in adjusted book value per share. Partial vesting may occur annually based on progress against the three-year cumulative goal. These BV Awards were made in lieu of the LEM Awards discussed above. The vesting structure of the BV Awards will motivate executive officers to improve our multi-year financial performance. Adjusted book value per share will be calculated excluding the effects on shareholders' equity of deferred tax assets and accumulated other comprehensive income ("AOCI"). Adjusted book value was chosen as the vesting goal in part because of its simplicity and relevancy to management and investors. The Committee believes it is important to evaluate book value per share by eliminating the effects of (1) the large increase in shareholders' equity that will accompany the potential future reversal of the valuation allowance that offsets deferred tax assets, and (2) items in AOCI because they do not and may never flow through the income statement, such as unrealized amounts associated with mark-to-market adjustments on investments, benefit plan adjustments and foreign currency translation income and loss. In addition, the Committee may exclude from the calculation of adjusted book value per share, the effects of litigation judgments and settlements that are disclosed in the Company's filings with the SEC and other items provided for in Section 10.1(j) of the MGIC Investment Corporation 2011 Omnibus Incentive Plan filed as an Appendix to our 2011 Proxy Statement.

2015 Other Long-Term Equity Awards – CR Awards.    Twenty percent of the long-term equity awards granted to the NEOs in January 2015 were CR Awards similar to those granted in 2014.

44 | MGIC Investment Corporation - 2015 Proxy Statement

Pension Plan

Our executive compensation program includes a qualified pension plan and a supplemental executive retirement plan. We believe retirement plans of this type are an important element of a competitive compensation program. These plans compute retirement benefits based only on current cash compensation (salary and annual bonus) and therefore do not include longer-term incentives that can result in substantial increases in pension value. We also offer a broad-based 401(k) plan to which we make contributions in cash. A description of our pension plan and the changes made to the pension plan effective January 2014 can be found following the table titled "Pension Benefits at 2014 Fiscal Year-End" below.

Perquisites

As with prior years, the 2014 perks we provided to our NEOs were a small part of the officer's total compensation, ranging between approximately $700 and $4,800. These perks included club dues and expenses, the cost of an annual or bi-annual medical examination, a covered parking space at our headquarters and spousal travel in connection with business travel by an NEO. We believe our perks are very modest and consistent with our desire to avoid an entitlement mentality.

OTHER ASPECTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Stock Ownership by Named Executive Officers

Stock Ownership Guidelines.    We have adopted stock ownership guidelines for our executive officers to encourage them to maintain an ownership interest in the Company and to mitigate potential risks from incentive arrangements. Stock considered owned consists of shares owned outright by the executive (including shares in the executive's account in our 401(k) plan), and unvested restricted stock and restricted stock units scheduled to vest within one year (assuming ratable vesting over the performance period). Each of our NEOs far exceeds his individual stock ownership guideline. The table below shows the guidelines, shares considered owned as of December 31, 2014 for purposes of the guidelines, and the multiple of base salary represented by that ownership for Mr. Culver and the average for all other NEOs.

	Guideline (# of shares)	Actual Ownership (# of shares)	Actual Ownership as a Multiple of Base Salary (at Dec. 31, 2014 closing price per share)

Curt Culver	100,000	1,548,821	14.8
Average of Other NEOs	50,000	463,782	7.3

Equity Holding Post-Vesting Requirement.    A portion of equity awards granted to our NEOs, other executive officers and our chief accounting officer, must not be sold for one year after vesting. The number of shares that must not be sold is the lower of 25% of the shares that vested and 50% of the shares that were received by the officer after taking account of shares withheld to cover taxes. The holding period may end before one year if the officer is no longer required to report their equity transactions to the SEC. The holding period does not apply to involuntary transactions, such as would occur in a merger, and for certain other dispositions.

Excluding shares withheld from equity awards for income tax withholding, none of our NEOs employed as of December 31, 2014 had sold any of our stock since April 2006, except for the sale of fewer than three shares by one officer in 2011 to close out his Profit-Sharing and Savings Plan stock account.

MGIC Investment Corporation - 2015 Proxy Statement | 45

Hedging and Pledging Prohibitions

Under our hedging policy, our directors, NEOs, other executive officers and chief accounting officer may not enter into hedging transactions designed to hedge or offset a decrease in the value of the Company's equity securities. For these purposes, the Company's equity securities include, but are not limited to, vested and unvested restricted stock units and company stock held directly or indirectly. Under our hedging policy, our directors, NEOs other executive officers and chief accounting officer may not hold Company securities in a margin account or pledge Company securities as collateral for a loan.

"Clawback" Policy

Under our "clawback" policy, the Company will seek to recover, to the extent the Committee deems appropriate, from any executive officer and the chief accounting officer, amounts associated with cash incentive compensation that was earned and equity awards that vested based on achievement of a performance goal if a subsequent financial restatement shows that such compensation should not have been paid.

Retention Considerations

Retention considerations affected the Committee's decisions regarding the compensation we paid to certain of our NEOs for 2014. Our industry is undergoing a fundamental shift following the mortgage crisis: long-standing competitors have gone out of business and the industry has three new entrants, including two newly capitalized start-ups that are not encumbered with a portfolio of pre-financial crisis mortgages and one mortgage insurer where customer focus was significantly expanded following its acquisition by a worldwide insurer and reinsurer. Former executives from other mortgage insurers have joined new competitors. Our success depends, in large part, on the skills, working relationships and continued services of our management team and other key personnel. The unexpected loss of key personnel, whether to competitors or retirement, could adversely affect the conduct of our business. (Our reinsurance transactions recognize the importance of our NEOs by giving the reinsurers the right under certain circumstances to terminate the transactions if during any six month period two or more NEOs leave and their replacements are objected to by the reinsurers.) If we were to unexpectedly lose our key personnel, we may be required to search for and recruit other personnel to manage and operate the Company, and there can be no assurance that we would be able to employ a suitable replacement for the departing individuals, or that a replacement could be hired on terms that are favorable to us. Long-term equity award vesting over a three year period also serves as a meaningful retention tool. The Company currently has not entered into any employment agreements with our officers or key personnel other than those that become effective upon a change in control.

Change in Control Provisions

Each of our NEOs is a party to a Key Executive Employment and Severance Agreement with us (a "KEESA"), as described in the section titled "Potential Payments Upon Termination or Change-in-Control – Change in Control Agreements" below. No executive officer has an employment or severance agreement, other than these agreements. Our KEESAs provide for a cash termination payment in two lump sums (or one lump sum if neither the Company nor any affiliate's stock is publicly traded) only after both a change in control and a specified employment termination (a "double trigger"). However, until we changed our KEESAs in 2014, they provided for vesting of all equity awards upon a change in control regardless of any employment termination (a "single trigger"). We adopted a double trigger for such vesting because we believe that double trigger agreements avoid payment of change in control vesting compensation to an executive whose employment circumstances have not materially changed despite the change in control. The period for which our KEESAs provide employment protection ends on the third anniversary of the date of a change in control.

46 | MGIC Investment Corporation - 2015 Proxy Statement

Our 2015 equity award agreements provide that outstanding equity awards will automatically vest only upon a double trigger event unless the Committee provides otherwise because the awards are not being assumed in a change in control transaction. Prior equity award agreements provided that outstanding equity awards would become fully vested at the date of a change in control.

Our KEESAs were also modified in 2014 to remove the gross-up by the Company for excise tax payments resulting from payments upon a change in control. For participants with KEESAs effective on or after October 23, 2014, and/or who have reached age 62, payments under the KEESAs or under any other agreement with or plan of the Company are capped by reducing such payments to an amount that will not trigger payment of federal excise taxes on such payment. For participants with KEESAs effective before October 23, 2014, and who are younger than age 62, payments under the KEESAs or under any other agreement with or plan of the Company are similarly reduced only if the resulting after-tax value to the participant of the total payments upon a change in control is greater than the after-tax value to the participant if the cash payments were not so reduced with the participant responsible for the excise taxes.

For additional information about our KEESAs, see "Compensation and Related Tables – Potential Payments Upon Termination or Change-in-Control – Change in Control Agreements" below.

No Stock Option Repricing

Our 2011 Omnibus Incentive Plan and our proposed 2015 Omnibus Incentive Plan both prohibit the repricing of stock options, either by amending existing options to lower the exercise price, by granting new options having a lower exercise price in exchange for outstanding options having a higher exercise price or replacing underwater options with cash or other securities, unless such re-pricing is approved by shareholders.

Tax Deductibility Limit

Under Section 162(m) of the Internal Revenue Code, certain compensation in excess of $1 million paid during a year to any of the NEOs (other than the CFO) for that year is not deductible. Although the rules governing these requirements are complex, we believe that all of our compensation for 2014 qualifies as tax-deductible. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and related regulations, and the fact that such regulations and interpretations may change from time to time (with potentially retroactive effect), there is no certainty that compensation intended by the Committee to satisfy the requirements for deductibility under Section 162(m) will be deductible. In addition, the Committee may determine to administer our compensation programs in the future in a manner that does not satisfy the requirements of Section 162(m) of the Internal Revenue Code in order to achieve a result that the Committee determines to be appropriate.

In making decisions about executive compensation, we also consider the impact of other regulatory provisions, including the provisions of Section 409A of the Internal Revenue Code regarding non-qualified deferred compensation and the change in control provisions of Section 280G of the Internal Revenue Code.

Process for Approving Compensation Elements

The Committee's practice for many years has been to make equity awards and approve new salaries and bonuses, if any, at its meeting in late January, which normally follows our announcement of earnings for the prior year. The Committee also may approve changes in compensation at other times throughout the year.

The Committee has not adjusted executive officers' future compensation based upon amounts realized or forfeited pursuant to previous equity awards.

MGIC Investment Corporation - 2015 Proxy Statement | 47

COMPENSATION COMMITTEE REPORT

Among its other duties, the Management Development, Nominating and Governance Committee assists the oversight by the Board of Directors of MGIC Investment Corporation's executive compensation program, including approving corporate goals relating to compensation for the CEO and senior officers, evaluating the performance of the CEO and determining the CEO's annual compensation and approving compensation for MGIC Investment Corporation's other senior executives.

The Committee reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based upon this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in MGIC Investment Corporation's proxy statement for its 2015 Annual Meeting of Shareholders and its Annual Report on Form 10-K for the year ending December 31, 2014.

  Members of the Management Development, Nominating and Governance Committee:

  Kenneth M. Jastrow, II, Chairman
  Cassandra C. Carr
  Donald T. Nicolaisen

48 | MGIC Investment Corporation - 2015 Proxy Statement

COMPENSATION AND RELATED TABLES

Summary Compensation Table

The following provides certain information about the compensation of our named executive officers in 2012 through 2014. Other tables that follow provide more detail about the specific types of compensation.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)

Curt Culver	2014	966,354	-	2,417,050	2,900,000	1,733,450	14,350	8,031,204
Chairman and Chief	2013	937,854	2,125,000	885,500	-	64,665	9,100	4,022,119
Executive Officer	2012	910,539	475,000	1,256,670	-	1,371,546	8,950	4,022,705
Patrick Sinks	2014	618,623	-	1,519,288	1,360,000	949,765	14,350	4,462,026
President and Chief	2013	600,639	1,025,000	556,600	-	-	9,100	2,191,339
Operating Officer	2012	583,154	200,000	785,420	-	625,270	8,950	2,202,794
Timothy Mattke	2014	327,697	-	828,703	755,000	130,869	14,350	2,056,619
Executive Vice President and Chief Financial Officer(5)
Jeffrey Lane	2014	774,362	-	828,703	1,200,000	717,037	14,350	3,534,452
Executive Vice	2013	751,823	925,000	303,600	-	-	9,100	1,989,523
President and General Counsel	2012	729,962	200,000	424,127	-	458,250	8,950	1,821,289
Lawrence Pierzchalski	2014	498,531	-	828,703	1,100,000	946,975	14,350	3,388,559
Executive Vice	2013	484,023	850,000	303,600	-	7,799	9,100	1,654,522
President – Risk Management	2012	469,939	175,000	424,127	-	674,233	8,950	1,752,249
J. Michael Lauer	2014	88,214	-	-	-	-	164,350	252,564
Former Executive	2013	495,254	1,000,000	303,600	-	-	9,100	1,807,954
Vice President and Chief Financial Officer(6)	2012	480,846	225,000	424,127	-	318,131	8,950	1,457,054

(1)
Our bonus program for 2014, which is described in more detail in "Compensation Discussion and Analysis – Our 2014 Executive Compensation – Annual Bonus" above, provided that if a performance target was met, then a bonus could be paid. The percentage of the maximum bonuses paid was calculated based on a formula which compares actual financial performance to threshold, target and maximum performance achievement levels for five different performance goals (each with specific weights and in total weighted 75%) and a subjective assessment of performance against five different business goals (each with the same weight and in total weighted 25%). All such goals were considered and approved by the Management Development, Nominating and Governance Committee. Because the 2014 bonus program was principally based on objective performance goals, the amounts earned are shown in the Non-Equity Incentive Plan column above.

Our bonus program for 2013 and 2012 provided that if a performance target was met, then the Committee could exercise discretion to make a subjective determination of bonuses based on an assessment of several performance criteria. No specific targets or weightings were established for any of these bonus criteria for 2013, and the amounts earned are accordingly shown in the Bonus column above.

(2)
The amounts shown in this column represent the grant date fair value of the restricted equity awards granted to named executive officers in the years shown, computed in accordance with FASB ASC Topic 718. The fair value of restricted equity is based on the closing price of our Common Stock on the New York Stock Exchange on the date of grant. The vesting of all of the awards represented in this column is subject to our meeting certain performance conditions. In accordance with the rules of the SEC, all of the figures in this column represent the value at the grant date based upon the probable outcome of the applicable performance conditions as of the grant date, such probable outcome determined with reference to the performance of the fiscal year preceding the grant. If the full value of the applicable awards for 2014, 2013 and 2012 were shown, assuming the highest levels of the
MGIC Investment Corporation - 2015 Proxy Statement | 49

  applicable performance conditions were achieved, rather than an amount based upon the probable outcome of the applicable performance conditions, then the amounts shown would have been:

Name	2014	2013		2012

Curt Culver	$2,950,500	$962,500		$1,368,675
Patrick Sinks	$1,854,600	$605,000		$855,424
Timothy Mattke	$1,011,600	See Note	(5)	See Note	(5)
Jeffrey Lane	$1,011,600	$330,000		$461,929
Lawrence Pierzchalski	$1,011,600	$330,000		$461,929
J. Michael Lauer	-	$330,000		$461,929

(3)
The Company does not maintain a nonqualified deferred compensation plan for its employees. The amounts shown in this column reflect, if positive, the sum of (a) the aggregate change in present value of accumulated pension benefits during such year pursuant to our Pension Plan and our Supplemental Executive Retirement Plan ("SERP") when retirement benefits are also provided under that Plan, and (b) in-service distributions the named executive officer received from our SERP during the year. For 2014, such sum was negative $459,616 for Mr. Lauer, as post-retirement distributions he received from the SERP more than offset increases in the present value of accumulated pension benefits due to actuarial changes and other factors. For 2013, such sum was negative for: Mr. Sinks – $38,279; Mr. Lane – $69,159; and Mr. Lauer – $132,314. The aggregate change in present value of accumulated pension benefits is the difference between (a) the present value of the annual pension payments that the named executive officer would be entitled to receive beginning at age 62, or current age if older than 62, and continuing for his life expectancy determined at the end of the year shown and by assuming that the officer's employment with us ended on the last day of that year shown; and (b) the same calculation done as if the officer's employment had ended one year earlier.

For all years shown, the change in the present value of accumulated pension benefits between years represents the net result of (a) the officer being one year closer to the receipt of the pension payments, which generally means the present value is higher, and the annual pension payment is higher due to the additional benefit earned because of one more year (in the case of Mr. Lauer, a partial year) of employment; (b) a change in actuarial assumptions used to calculate the benefit, primarily changes in the discount rate used to calculate the present value at the end of each of those years; (c) a decrease for the effect of distributions that the named executive officers received from our SERP; (d) an increase for in-service distributions the named executive officer received from our SERP; and (e) for Mr. Lauer, the effects of the actual benefit election made upon retirement. For each named executive officer, the change for 2014, 2013 and 2012 consists of:

	2014		2013			2012

Name	Change in Actuarial Assumptions	Change Due to Other Factors	Change in Actuarial Assumptions	Change Due to Other Factors		Change in Actuarial Assumptions		Change Due to Other Factors

Curt Culver	$918,204	$815,246	$(608,358)	$673,023		$702,165		$669,381
Patrick Sinks	482,826	466,939	(324,117)	285,838		353,499		271,771
Timothy Mattke	71,878	59,291	See Note (4)	See Note	(4)	See Note	(4)	See Note	(4)
Jeffrey Lane	405,696	311,341	(227,958)	158,799		261,831		196,419
Lawrence Pierzchalski	478,321	468,654	(310,224)	318,023		357,260		316,973
J. Michael Lauer	345,482	(805,098)	(185,269)	52,955		226,765		91,366

See Note 13 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ending December 31, 2014 for additional information regarding the assumptions made in arriving at these amounts.

See information following the table titled "Pension Benefits at 2014 Fiscal Year-End" below for a summary of our Pension Plan and our SERP.

(4)
Amounts in this column, other than for Mr. Lauer for 2014, consist of matching 401(k) contributions and discretionary retirement plan contributions. Amounts in this column for Mr. Lauer for 2014 are discussed in note (6).

(5)
Mr. Mattke was named Executive Vice President and Chief Financial Officer, effective upon the retirement of Mr. Lauer in 2014. He was not a "named executive officer" in 2012 or 2013, therefore, no compensation data is provided for those years.

(6)
Mr. Lauer retired in 2014. The amount included in the column titled "All Other Compensation" for Mr. Lauer for 2014 includes $150,000 of payments under the Consulting Agreement entered into with Mr. Lauer on March 3, 2014; a matching 401(k) contribution of $1,600; and discretionary retirement plan contributions of $12,750.
50 | MGIC Investment Corporation - 2015 Proxy Statement

2014 Grants of Plan-Based Awards

The following table shows the grants of plan based awards to our named executive officers in 2014.

						Estimated Future Payouts Under Equity Incentive Plan Awards
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards
								Grant Date Fair Value of Stock and Option Awards(1) ($)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)	Maximum (#)

Curt Culver	Other(2)	1/27/14				70,000	70,000	590,100
	Performance Based(3)	1/27/14	0	1,751,400	2,919,000	216,720	280,000	1,826,950
Patrick Sinks	Other(2)	1/27/14				44,000	44,000	370,920
	Performance Based(3)	1/27/14	0	840,780	1,401,300	136,224	176,000	1,148,368
Timothy Mattke	Other(2)	1/27/14				24,000	24,000	202,320
	Performance Based(3)	1/27/14	0	465,750	776,250	74,304	96,000	626,383
Jeffrey Lane	Other(2)	1/27/14				24,000	24,000	202,320
	Performance Based(3)	1/27/14	0	741,510	1,235,850	74,304	96,000	626,383
Lawrence Pierzchalski	Other(2)	1/27/14				24,000	24,000	202,320
	Performance Based(3)	1/27/14	0	677,565	1,129,275	74,304	96,000	626,383

(1)
All of the figures in this column represent the value of stock unit awards at the grant date based upon the probable outcome of the applicable performance conditions as of the grant date. The grant date fair value is based on the New York Stock Exchange closing price on the day the award was granted. There have been no stock options granted since 2004.

(2)
For Equity Incentive Plan Awards, these are the CR Grants described in "2014 Other Long-Term Equity Awards – CR (Combined Ratio) Awards" in our "Compensation Discussion and Analysis" above.

(3)
For Equity Incentive Plan Awards, these are the LEM Grants described in "2014 Other Long-Term Equity Awards – LEM (Loss Ratio, Expense Ratio, Market Share) Awards" in our "Compensation Discussion and Analysis" above. Pursuant to rules adopted by the SEC, the amounts set forth in the "Target" column are based upon the assumption that our performance with respect to the three performance goals applicable to these awards in 2014 through 2016 will equal our performance in 2013. Using this approach, 77.4% of the shares granted would vest.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table shows our named executive officers' equity awards outstanding on December 31, 2014.

			Equity Incentive Plan Awards

Name	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)

Curt Culver	-	-	550,839	5,133,819
Patrick Sinks	-	-	345,955	3,224,301
Timothy Mattke	14,884	138,719	118,606	1,105,408
Jeffrey Lane	-	-	188,430	1,756,168
Lawrence Pierzchalski	-	-	188,430	1,756,168
J. Michael Lauer(4)	-	-	90,126	839,974

MGIC Investment Corporation - 2015 Proxy Statement | 51

(1)
Consists of restricted equity granted to Mr. Mattke in 2012 and 2013, prior to his becoming a named executive officer. The 2012 awards were granted on January 30, 2012 and the 2013 awards were granted on January 28, 2013. These awards vest in February in each of the first three years following the grant dates and are not subject to performance targets. The 2012 restricted equity awards were similar to the 2013 awards, except that the number of units granted in 2013 was increased to reflect Mr. Mattke's promotion to Senior Vice President in 2012.

(2)
Based on the closing price of the Common Stock on the New York Stock Exchange at 2014 year-end, which was $9.32.

(3)
Consists of: (a) performance-based restricted equity granted in 2012, 2013 and 2014 (other than to Mr. Lauer) that will vest in February in each of the first three years following the grant dates if we meet certain performance targets (with the vesting amounts, if any, dependent upon our performance) and (b) other restricted equity granted in 2012 (other than to Mr. Mattke), 2013 (other than to Mr. Mattke) and 2014 (other than to Mr. Lauer), one-third of which, will vest in February in each of the first three years following the grant dates if we meet certain performance targets. Certain restricted equity awards granted in 2012, 2013 and 2014 that do not vest in a particular year because actual performance is less than target performance in that year may vest in following years. See "2014 Other Long-Term Equity Awards – CR (Combined Ratio) Awards" in our "Compensation Discussion and Analysis" above for information about vesting of these awards. The number of units of performance-based restricted equity included in this column is a representative amount of units that would vest based on 2013 performance.

The 2012 awards were granted on January 30, 2012, the 2013 awards were granted on January 28, 2013 and the 2014 awards were granted on January 27, 2014. The 2014 awards are reported in the table titled "2014 Grants of Plan-Based Awards" above. For Messrs. Culver, Sinks, Lane and Pierzchalski, the 2013 awards were similar to the 2014 awards, except that the performance goals were changed for the 2014 awards. For Messrs. Culver, Sinks, Lane, Pierzchalski and Lauer, the 2012 awards were similar to the 2013 awards, except that the performance goals were changed for the 2013 awards, the total number of units granted to each named executive officer was 1.0% – 2.6% greater in 2013 than in 2012, and the percentage of awards that were granted in the form of performance-based awards decreased from approximately 82% in 2012 to 80% in 2013.

For Mr. Mattke, (a) the 2013 performance-based restricted equity awards were similar to the 2014 awards, except that the number of units granted was increased to reflect his promotion to Chief Financial Officer in 2014, and the performance goals were changed for the 2014 awards, and (b) the 2012 performance-based restricted equity awards were similar to the 2013 awards, except that the number of units granted was increased to reflect Mr. Mattke's promotion to Senior Vice President in 2012 and the performance goals were changed for the 2013 awards.

(4)
Mr. Lauer retired and was not granted restricted equity in 2014.

2014 Option Exercises and Stock Vested

The following table shows the vesting of grants of plan based stock awards to our named executive officers in 2014. There were no options exercised in 2014.

	Stock Awards

Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(1) ($)

Curt Culver	245,348	2,160,425
Patrick Sinks	153,670	1,353,152
Timothy Mattke	27,765	242,411
Jeffrey Lane	83,297	733,480
Lawrence Pierzchalski	83,297	733,480
J. Michael Lauer(2)	83,297	733,480

(1)
For Mr. Mattke, 3,150 units of the vested stock awards were cash-settled at the average closing price of our stock during the 15 trading days ending two trading days before the vesting date. All other units were settled in shares and the value realized is the market value at the close of business on the vesting date. None of our named executive officers sold any shares in 2014, though some shares that vested were withheld to pay taxes due as a result of the vesting of the shares.

(2)
Mr. Lauer retired in 2014.
52 | MGIC Investment Corporation - 2015 Proxy Statement

Pension Benefits at 2014 Fiscal Year-End

The following table shows the present value of accrued pension plan benefits for our named executive officers as of December 31, 2014.

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(2) ($)		Payments During Last Fiscal Year(3) ($)

Curt Culver	Qualified Pension Plan	32.2	2,944,153		-
	Supplemental Executive Retirement Plan	32.2	5,691,630		30,689
Patrick Sinks	Qualified Pension Plan	36.4	2,536,994		-
	Supplemental Executive Retirement Plan	36.4	882,381		10,136
Timothy Mattke	Qualified Pension Plan	8.6	220,181		-
	Supplemental Executive Retirement Plan	8.6	43,196		-
Jeffrey Lane	Qualified Pension Plan	18.3	2,719,159	(4)	-
	Supplemental Executive Retirement Plan	18.3	940,017		12,480
Lawrence Pierzchalski	Qualified Pension Plan	32.7	2,973,164		-
	Supplemental Executive Retirement Plan	32.7	1,348,209		11,491
J. Michael Lauer(5)	Qualified Pension Plan	25.0	2,427,505		121,760
	Supplemental Executive Retirement Plan	25.0	-		1,102,749

(1)
See below for a summary of these plans.

(2)
The amount shown is the present value of the annual pension payments that the named executive officer would be entitled to receive beginning at age 62 (which is the earliest age that unreduced benefits under the Qualified Pension Plan and SERP may be received), or current age if older than 62, and continuing for his life expectancy determined at the end of 2014 and by assuming that the officer's employment with us ended on the last day of that year. See Note 13 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ending December 31, 2014 for the discount rate used to calculate the present value of benefits under these plans.

(3)
The amount shown in this column represents distribution amounts that the named executive officer (except Mr. Lauer) received from the MGIC SERP during the fiscal year ended December 31, 2014 to pay the employee portion of the Social Security tax attributable to benefits earned under the plan during fiscal year 2014, as well as amounts distributed to cover the income tax thereon. For Mr. Lauer, the Qualified Pension Plan payment amount represents annuity payments paid during 2014 due to his retirement and the SERP payment amount represents the lump sum value paid on October 1, 2014 due to his retirement.

(4)
Includes an annual benefit of $34,000 credited to Mr. Lane as part of his initial employment. This amount represents $461,091 of the present value of Mr. Lane's benefits.

(5)
Mr. Lauer retired in 2014.

Under the Pension Plan and the SERP taken together, each executive officer earns an annual pension credit for each year of employment equal to 2% of the officer's eligible compensation for that year. Eligible compensation is limited to salaries, wages, cash bonuses, and the portion of cash bonuses deferred and converted to restricted equity bonuses (applicable for bonuses for 2001 through 2006 performance). At retirement, the annual pension credits are added together to determine the employee's accrued pension benefit. However, the annual pension credits for service prior to 1998 for each employee with at least five years of vested service on January 1, 1998 will generally be equal to 2% of the employee's average eligible compensation for the five years ended December 31, 1997. Eligible employees with credited service for employment prior to October 31, 1985 also receive a past service benefit, which is generally equal to the difference between the amount of pension the employee would have been entitled to receive for service prior to October 31, 1985 under the terms of a prior plan had such plan continued, and the amount the employee is actually entitled to receive under an annuity contract purchased when the prior plan was terminated. Retirement benefits vest on the basis of a graduated schedule over a seven-year period of service. Full pension benefits are payable in monthly installments upon retirement at or after age 65 with at least five years of service (age 62 if the employee has completed at least seven years of service) or to the extent of benefits accrued under the Pension Plan, in an actuarially equivalent

MGIC Investment Corporation - 2015 Proxy Statement | 53

lump-sum at the election of the employee. Any supplemental executive retirement benefits are payable in a lump sum six months after service with the company ends. In addition, reduced benefits are payable beginning at any age following termination. Messrs. Culver, Pierzchalski, Lane and Lauer are eligible for their full retirement benefits.

The Pension Plan has been redesigned, effective January 1, 2014. Under the redesigned Pension Plan and SERP, employees hired after December 31, 2013 accrue retirement benefits under a cash balance formula (the "Cash Balance Component"). Employees hired prior to January 1, 2014 continue to accrue benefits under the current Pension Plan design through December 31, 2018. Effective January 1, 2019, all participants will accrue benefits under the Cash Balance Component.

If the employment of our active named executive officers terminated effective December 31, 2014, the annual amounts payable to them at age 62 (or current age if older than 62) under the Pension Plan and the SERP would have been Mr. Culver – $210,000; Mr. Sinks – $210,000; Mr. Mattke – $40,330; Mr. Lane – $210,000; and Mr. Pierzchalski – $210,000; and the lump-sum payment for supplemental executive retirement benefits would have been: Mr. Culver – $5,556,691; Mr. Sinks – $1,011,930; Mr. Mattke – $109,621; Mr. Lane – $927,506; and Mr. Pierzchalski – $1,314,334. As of December 31, 2014, Messrs. Culver, Lane and Pierzchalski were each eligible to receive this level of benefits because each was over the age of 62 and had more than seven years' tenure. As of December 31, 2014, Mr. Sinks and Mr. Mattke were each eligible to receive reduced benefits under these plans upon termination of employment. If their employment had been terminated effective December 31, 2014, the annual amounts payable under these plans had each one elected to begin receiving annual payments immediately would have been: Mr. Sinks – $160,650 and Mr. Mattke – $4,284; and the lump-sum payment for supplemental executive retirement benefits would have been: Mr. Sinks – $833,603 and Mr. Mattke – $2,295. The discount rate and post-retirement mortality assumptions used to calculate the lump-sum payments differ from the factors used in our financial statements.

54 | MGIC Investment Corporation - 2015 Proxy Statement

Potential Payments Upon Termination or Change in Control

The following table summarizes the estimated value of payments to each of the named executive officers assuming the triggering event or events indicated occurred on December 31, 2014.

Name	Termination Scenario	Total ($)	Cash Payment(1) ($)	Value of Restricted Equity and Stock Options that will Vest on an Accelerated Basis(2) ($)	Value of Restricted Equity and Stock Options Eligible for Continued Vesting(2) ($)	Value of Other Benefits(3) ($)

Curt Culver	Change in control with qualifying termination	7,595,788	188,614	7,247,437	-	159,737
	Change in control without qualifying termination	7,247,437	-	7,247,437	-	-
	Retirement	3,985,437	-	-	3,985,437	-
	Death	7,247,437	-	7,247,437	-	-
Patrick Sinks	Change in control with qualifying termination	8,096,571	3,397,774	4,549,894	-	148,903
	Change in control without qualifying termination	4,549,894	-	4,549,894	-	-
	Death	4,549,894	-	4,549,894	-	-
Timothy Mattke	Change in control with qualifying termination	3,452,420	1,886,715	1,446,334	-	119,371
	Change in control without qualifying termination	1,446,334	-	1,446,334	-	-
	Death	1,446,334	-	1,446,334	-	-
Jeffrey Lane	Change in control with qualifying termination	4,072,810	1,447,327	2,476,380	-	149,103
	Change in control without qualifying termination	2,476,380	-	2,476,380	-	-
	Retirement	1,357,980	-	-	1,357,980	-
	Death	2,476,380	-	2,476,380	-	-
Lawrence Pierzchalski	Change in control with qualifying termination	3,062,259	483,548	2,476,380	-	102,331
	Change in control without qualifying termination	2,476,380	-	2,476,380	-	-
	Retirement	1,357,980	-	-	1,357,980	-
	Death	2,476,380	-	2,476,380	-	-

(1)
As described further in "Change in Control Agreements" below, each of our current named executive officers is a party to a KEESA that may provide for payments after a change in control. A qualifying termination is a termination within three years after the change in control by the Company other than for cause, death or disability or by the executive for good reason. Amounts are payable in one or two lump sums, depending on limits on amounts that may be paid within six months under applicable tax rules and regulations. The first lump sum is payable within 10 business days after the termination date and the second lump sum, if required by applicable tax rules and regulations, is payable six months thereafter.

For KEESA participants who have reached age 62, cash payments under the KEESAs were capped by reducing such payments to an amount that will not trigger payment of federal excise taxes on such payment. The reductions were as follows: Mr. Culver – $6,210,600; Mr. Pierzchalski – $2,263,262; and Mr. Lane – $2,799,295. For KEESA participants who are younger than age 62, cash payments under the KEESAs are similarly reduced only if the resulting after-tax value to the participant of the total payments upon a change in control was greater than the after-tax value to the participant if the cash payments were not so reduced with the participant responsible for the excise taxes. No reduction has been made for Mr. Mattke or Mr. Sinks.

(2)
The value attributed to restricted stock that accelerates or is eligible for continued vesting is calculated using the closing price on the New York Stock Exchange on December 31, 2014 (which is a higher valuation than that specified by IRS regulations for tax purposes). The accelerated vesting occurs as a result of the terms of the restricted stock award, not under the KEESA.
MGIC Investment Corporation - 2015 Proxy Statement | 55

(3)
In connection with a change in control, other benefits include three years of health and welfare benefits, outplacement costs, and an allowance for tax, legal and accounting fees.

In connection with Mr. Culver's retirement from his position as CEO effective February 28, 2015, we agreed to provide him with continued group health coverage until he reaches age 65 at no cost to him. Such coverage would typically cost the participant approximately $9,000 annually.

Change in Control Agreements and Severance Pay

Key Executive Employment and Severance Agreement:    Each of our named executive officers is a party to a Key Executive Employment and Severance Agreement with us (a "KEESA"). If a change in control occurs and the executive's employment is terminated within three years after the change in control (this period is referred to as the employment period), other than for cause, death or disability, or if the executive terminates his employment for good reason, the executive is entitled to receive a termination payment of twice the sum of his annual base salary, his maximum bonus award and an amount for pension accruals and profit sharing and matching contributions to our tax-qualified defined contribution plan, subject to reduction as described below. This termination payment is payable in one or two lump sums, depending on limits on amounts that may be paid within six months under applicable tax rules and regulations. The first lump sum is payable within 10 business days after the termination date and the second lump sum, if required by applicable tax rules and regulations, is payable six months thereafter.

If the employment termination occurs during the employment period but more than three months after the change in control, the termination payment is reduced by an amount corresponding to the portion of the employment period that has elapsed since the date of the change in control. The KEESAs require that, for a period of twelve months after a termination for which a payment is required, the executive not compete with us unless approved in advance in writing by our Board of Directors. The KEESAs also impose confidentiality obligations on our executives.

Under the KEESAs, a change in control generally would occur upon the acquisition by certain unrelated persons of 50% or more of our Common Stock; an exogenous change in the majority of our Board of Directors; certain mergers, consolidations or share exchanges or related share issuances; or our sale or disposition of all or substantially all of our assets. We would have "cause" to terminate an executive under a KEESA if the executive were intentionally to engage in certain bad faith conduct causing demonstrable and serious financial injury to us; to be convicted of certain felonies; or to willfully, unreasonably and continuously refuse to perform his or her existing duties or responsibilities. An executive would have "good reason" under his or her KEESA if we were to breach the terms of the KEESA or make certain changes to the executive's position or working conditions.

While the executive is employed during the employment period, the executive is entitled to a base salary no less than the base salary in effect prior to the change in control and to a bonus opportunity of no less than 75% of the maximum bonus opportunity in effect prior to the change in control. The executive is also entitled to participate in medical and other specified benefit plans. Such benefits include life insurance benefits made available to salaried employees generally and other benefits provided to executives of comparable rank, including stock awards, supplemental retirement benefits and periodic physicals. The value of these benefits cannot be less than 75% of the value of comparable benefits prior to the change in control, except that if the new parent company does not provide stock-based compensation to executives of its U.S. companies of comparable rank, this type of benefit need not be provided and the 75% minimum for other benefits is raised to 100%. If the executive experiences a qualified termination, he is entitled to continued life and health insurance for the remainder of the employment period or, if earlier, the time he obtains similar coverage from a new employer, outplacement services and up to a total of $10,000 to cover tax preparation, legal and accounting services relating to the KEESA termination payment.

Our KEESAs were modified in 2014 to remove the gross-up by the Company for excise tax payments resulting from payments upon a change in control. The form of KEESA is filed as an exhibit to our Form 10-K for the year ended December 31, 2014. The foregoing description is only a summary and is qualified by the actual terms of the KEESA.

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Post-Termination Vesting of Certain Restricted Equity Awards:    In general, our restricted equity awards are forfeited upon a termination of employment, other than as a result of the award recipient's death (in which case the entire award vests). In general, if employment termination occurs after age 62 for a recipient who has been employed by us for at least seven years, awards granted at least one year prior to the date of the employment termination will continue to vest if the recipient enters into a non-competition agreement with us. Two of our current NEOs are 62 or older. Our equity awards granted before 2015 provided for accelerated vesting upon a change in control.

Severance Pay:    Although we do not have a written severance policy for terminations of employment unrelated to a change in control, we have historically negotiated severance arrangements with officers whose employment we terminate without cause. The amount that we have paid has varied based upon the officer's tenure and position.

OTHER MATTERS

Related Person Transactions

Among other things, our Code of Business Conduct prohibits us from entering into transactions in which our "Senior Financial Officers," executive officers or their respective immediate family members have a material personal financial interest (either directly or through a company with which the officer has a relationship) unless all of the following conditions are satisfied:

  •
  the terms of the contract or transaction are fair and equitable, at arm's length and are not detrimental to our interests;

  •
  the existence and nature of the interests of the officer are fully disclosed to and approved by the Audit Committee; and

  •
  the interested officer has not participated on our behalf in the consideration, negotiation or approval of the contract or transaction.

The Code defines a material interest as one in which our officer is a director or officer of the counterparty to the transaction, or our officer or a member of our officer's immediate family has a financial interest in such counterparty that has a value of at least 10% of the value of such counterparty. Our Audit Committee does not consider payments and benefits arising in the ordinary course of employment with us, or through services as a director, to be "transactions" subject to its approval.

In addition, the Code requires Audit Committee approval of all transactions with any director or a member of the director's immediate family, other than transactions involving the provision of goods or services in the ordinary course of business of both parties. The Code contemplates that our non-management directors will disclose all transactions between us and parties related to the director, even if they are in the ordinary course of business.

We have used the law firm of Foley & Lardner LLP as our principal outside legal counsel since the founding of our predecessor company in 1957. Our General Counsel was formerly a partner of that law firm and his wife is currently a partner in that law firm. In 2014, Foley & Lardner was paid $732,216 by us and our consolidated subsidiaries for legal services and in the first two months of 2015, it was paid an additional $73,541. Our Audit Committee has been advised by our General Counsel that his wife does not have a material interest in Foley & Lardner.

We entered into a consulting agreement with J. Michal Lauer, our former Chief Financial Officer, that became effective upon his retirement on March 3, 2014. Under the agreement, Mr. Lauer agreed to be available to provide advisory services to the Company for one year, the Company agreed to pay Mr. Lauer an aggregate fee of $180,000 in monthly

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installments of $15,000, and Mr. Lauer could have been paid additional amounts depending on the amount of advisory services provided but was not. Our Audit Committee approved the consulting agreement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors to file reports of their beneficial ownership of our stock and changes in stock ownership with the SEC. Based in part on statements by the directors and executive officers, we believe that all Section 16(a) forms were timely filed by our directors and executive officers in 2014, except for the filing of the Form 4s required to be filed February 20, 2014 to report the cash settlement upon vesting of the 2013 grant of share units made to the following directors under our Deferred Compensation Plan for Non-Employee Directors: Messrs. Abbott, Arrigoni, Hagerty, Holt, Jastrow, Lehman, McIntosh, Muma and Nicolaisen, Ms. Carr and Dr. Zandi. The forms were filed one day late due to an administrative error. We timely made 38 other Section 16(a) filings on behalf of our executive officers and directors in 2014.

ITEM 3 – APPROVAL OF THE MGIC INVESTMENT CORPORATION 2015 OMNIBUS INCENTIVE PLAN

The Board of Directors has approved and recommended for shareholder approval the MGIC Investment Corporation 2015 Omnibus Incentive Plan (the "Plan"). The material features of the Plan are summarized below. The summary does not change the actual terms of the Plan, which is included as Appendix A to this proxy statement.

The Board of Directors is recommending that shareholders approve the Plan because it views providing equity compensation opportunities to senior management and key employees to be one of the most significant means to align the interests of shareholders and management. See "Compensation Discussion and Analysis – Long-Term Equity Awards" in this proxy statement. The Plan also permits awards to be made to non-employee directors. The Corporate Governance Guidelines, adopted by the Board, provide that a meaningful portion of director compensation should consist of common equity or its equivalent (such as phantom stock). While we have not awarded common equity to non-employee directors for more than five years (phantom stock has been awarded as discussed under "Compensation of Directors – Non-Management Director Compensation Program" in this proxy statement), the Plan will be available as a mechanism by which the interests of shareholders and directors can be aligned through equity ownership as contemplated by the Corporate Governance Guidelines.

Proposed Terms of the 2015 Omnibus Incentive Plan

The purpose of the Plan is to motivate and incent performance by, and to retain the services of, key employees and non-employee directors through receipt of equity-based and other incentive awards under the Plan. The persons who are eligible to receive awards under the Plan as described above are referred to as "eligible individuals" and the persons to whom awards are made under the Plan are referred to as "participants." A "non-employee director" is a director of the Company who is not an employee of the Company or any affiliate and is not a representative of a particular holder of the Company's securities.

The maximum number of shares of Common Stock which may be awarded under the Plan is 10,000,000 shares (the "Maximum Limit"). Awards issued under the Plan that are subsequently forfeited will not count against the Maximum Limit. However, shares used for income tax withholding or used for payment of the exercise of price of an option will count against the Maximum Limit. Shares issued under the Plan will increase the number of outstanding shares and dilute the interest of existing shareholders. Awards under the Plan will also result in GAAP compensation expense to the Company.

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The Company's amended and restated articles of incorporation authorize the issuance of 1,000,000,000 shares of common stock. There were 339,638,670 outstanding shares of Common Stock as of March 2, 2015, with approximately 127,000,000 shares reserved for future issuance under convertible debt and approximately 3,300,000 shares reserved for issuance under outstanding awards under our existing 2011 Omnibus Incentive Plan; if the Plan is approved, no future awards will be made under this existing plan. In addition, there are approximately 47,000,000 shares reserved for issuance under our shareholder rights agreement (which was approved by shareholders in 2013) with respect to our outstanding shares and the shares reserved for issuance referred to above. Under the shareholder rights agreement, each outstanding share (including shares that may be issued under the Plan) is accompanied by one-tenth right.

We determined the maximum number of shares for which awards may be made under the Plan by considering that the number of shares we granted as equity awards in 2015 plus additional shares to cover new hires (who may include the successor to our chief risk officer, who is retiring this year and did not receive an award in 2015) would be approximately 1,700,000 shares, which is approximately 99% of the average of our equity awards during 2013-2015. Using 1,700,000 shares as an estimated "run rate" for future awards, resulted in an annual "burn rate" of approximately 0.50% (the quotient of dividing 1,700,000 by our outstanding shares at March 2, 2015), which we considered low and therefore acceptable.

Using 1,700,000 as an estimated "run rate" for future awards resulted in the Maximum Limit being sufficient to make awards for the next five years (the quotient of dividing the Maximum Limit by 1,700,000), which we considered adequate but not excessive. The Plan does not count awards that are forfeited against the Maximum Limit. During the last three years the average number of shares forfeited has been approximately 150,000 per year. Subtracting this number of forfeitures from the 1,700,000 share average "run rate" would result in the Maximum Limit being sufficient to make awards for six years, which does not change our view that the Maximum Limit is adequate but not excessive.

The published methodology of a leading proxy advisory firm considers each share of restricted stock as being more than one share for purposes of determining the "burn rate," with the multiplier dependent on the volatility of the issuer's stock over the last three years. The multiplier has an inverse relationship to volatility. The volatility of our stock has been high over the last three years and the multiplier that would be applied to our awards of restricted stock would be 1.5, the minimum multiplier. This proxy advisory firm also uses the number of restricted shares granted during the last three years and the weighted average shares outstanding during those years to determine the "burn rate." Using the methodology of this proxy advisory firm, our average "burn rate" over the last three years would be approximately 1%. In analyzing equity compensation plans, this firm develops a benchmark "burn rate" for each 4-digit GICS code, which for us would be Banks; the particular benchmark depends on the stock index in which the issuer is included, which for us is the Russell 3000. Under this firm's equity plan scoring model, a "burn rate" at the 1% level, which is about one-third of the benchmark, would receive the maximum points for this element of the firm's analysis, which requires a specified point total to be achieved to obtain a favorable voting recommendation from this firm. As a result, we also consider our "burn rate" computed under this firm's methodology also to be low.

The Plan provides for the award of stock options ("options"), stock appreciation rights ("SARs"), restricted stock and restricted stock units, as well as cash incentive awards. Each type of award is described briefly below and they are referred to together as "awards." No award may be granted after April 23, 2025.

On March 2, 2015, the last reported sale price of the Common Stock on the New York Stock Exchange on that date was $9.44. There are currently approximately 130 eligible individuals, of whom 10 are non-employee directors.

Administration

The Plan is administered by a Committee of the Board. Unless otherwise provided by the Board, the Committee will be the Management Development, Nominating and Governance Committee. The Plan provides that each member of the Committee must be an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as

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amended (the "Code") and the non-employee director requirement of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Among other functions, the Committee has power (a) to select the participants from among the eligible individuals, (b) to determine the number of shares covered by awards, and (c) within the limits of the Plan, to set the terms of awards. The Plan authorizes the Committee to delegate its functions to any one or more of its members or to other persons.

Minimum Vesting Period

Except with respect to shares equivalent to 5% of the Maximum Limit, no equity award may be issued with a vesting period of less than twelve months. The Committee may not waive or accelerate the vesting period of any award except in the case of death, disability, retirement or, subject to the limitations in the Plan, a change in control of the Company.

Options and SARs

An option is the right to purchase a specified number of shares of Common Stock at a specified exercise price. An SAR is the right to receive, in cash or shares with equivalent value, the difference between the fair market value of a specified number of shares of Common Stock and a specified exercise price. The exercise price per share of Common Stock subject to an option or an SAR will be determined by the Committee. However, the exercise price per share may not be less than the Fair Market Value of a share of Common Stock on the date the award is made. (Fair Market Value is defined in the Plan and generally is the last reported sale price of the Common Stock.) The exercise price of an option or SAR that has been granted may not be reduced nor may a new option or SAR be granted with an exercise price that is lower than an outstanding option or SAR for which such new option or SAR is exchanged without the approval of the Company's shareholders. The Committee may not approve the grant of an option or an SAR with a grant date that is effective prior to the date the Committee takes action to approve such grant.

The term of an option or SAR will be determined by the Committee, but may not be more than ten years. Subject to the minimum vesting period required by the Plan, options and SARs will vest on such conditions as are determined by the Committee. Conditions to vesting can include remaining as an employee or non-employee director for a specified period or the achievement of performance goals set by the Committee. Subject to the minimum vesting period required by the Plan, the vesting of options that would vest at a later date if the participant remained with the Company may be accelerated to an earlier date if Performance Goals are satisfied.

Options are exercised by payment in full of the exercise price, which may be paid in cash or by delivery of shares of Common Stock owned by the participant having a Fair Market Value equal to the exercise price or by a combination of cash and shares. Options may also be exercised through sale of the shares received on exercise with sufficient proceeds from the sale remitted to the Company to pay the exercise price. While not required by the terms of the Plan, it is anticipated awards will generally provide that options and SARs that have not vested terminate upon termination of the participant's employment, other than by reason of death or retirement on or after age 62 with at least seven years of service. It is anticipated that in the case of death, awards will provide options and SARs will become fully vested and in the case of such retirement, options and SARS will be eligible to continue to vest.

Options may be "incentive stock options" under the Code ("ISOs") or options that are not ISOs.

Restricted Stock and Restricted Stock Units

Restricted stock is Common Stock that is not freely transferable by the participant until specified restrictions lapse or specified conditions are met. In this description, these restrictions and conditions are referred to together as

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restrictions. A restricted stock unit ("RSU") is the right to receive stock in the future (or a cash payment based upon the fair market value of a share of stock), which right is subject to restrictions.

Restricted stock and RSUs will be subject to such restrictions as the Committee may impose, including conditioning an award of restricted stock on the participant's purchasing shares of Common Stock and retaining the shares for a period specified by the Committee. While not required by the terms of the Plan, it is anticipated awards will generally provide that, upon termination of a participant's employment during the applicable restriction period for any reason other than death or retirement on or after age 62 with at least seven years of service, all shares of restricted stock and all RSUs still subject to restriction will be forfeited. Upon death of a participant, it is anticipated that the award will provide that the restrictions still in effect will immediately lapse and the person entitled to receive such shares under law will take them free and clear of any restriction. Upon such retirement, it is anticipated that the award will provide that restricted stock and RSUs will be eligible to continue to vest.

Cash Incentive Awards

An "Incentive Award" is a grant of a right to receive a cash payment pursuant to a bonus plan that is intended to provide performance-based compensation under Section 162(m) of the Code, to the extent Performance Goals are achieved. Section 162(m) of the Code makes certain compensation non-deductible unless it is performance-based and other conditions are satisfied. A bonus plan may provide for the grant of restricted stock or RSUs in conjunction with bonuses payable under such plan.

The Committee will determine the terms of Incentive Awards, including the Performance Goals that must be achieved, the performance period, the potential amount payable and the timing of payment.

The Committee may allow participants to elect to receive restricted stock or RSUs with a vesting period determined by the Committee for a portion of Incentive Awards ("Base Award"). If the Base Award is elected, the participant may also be awarded additional shares of restricted stock or RSUs with a vesting period determined by the Committee for each share associated with the Base Award ("Matching Award").

The maximum amount payable under an Incentive Award as a bonus with respect to any year will not exceed three times base salary (in the case of our Chief Executive Officer) or 2.25 times base salary (in the case of other employee participants). For Incentive Awards payable in 2016 and thereafter, the Committee may raise the base salary multiples that determine maximum Incentive Awards without the necessity of amending the Plan. In no event, however, may the amounts paid with respect to any fiscal year of the Company under all Incentive Awards that are intended to constitute performance-based compensation for purposes of Code Section 162(m) exceed $5 million (in the case of our Chief Executive Officer) or $3 million (in the case of other employee participants). If in conjunction with a Base Award a Matching Award is granted, the Fair Market Value of the Matching Award, determined on the date of the grant of the Matching Award, may not exceed $2.5 million (in the case of the Chief Executive Officer) or $1.5 million (in the case of other employee participants).

Performance Goals

The term "Performance Goal" means, with respect to any award that is intended to constitute "performance based compensation" under Code Section 162(m), any goal or performance measure the Committee establishes that relates to one or more of the following:

  •
  net income, pre-tax income or earnings before interest, taxes and depreciation and amortization,
  •
  earnings per share,
  •
  operating earnings, which is net income excluding realized gains and losses,
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  •
  cash flow, including operating cash flow, which excludes the same items as are excluded in operating earnings,
  •
  return on assets, capital, investment, invested capital or equity,
  •
  total return to shareholders or another return measure in which the denominator is one objective financial metric derived from the Company's financial statements and the denominator is another one,
  •
  expenses or a ratio related to expenses, such as the ratio of expenses from insurance operations to net premiums written or earned,
  •
  incurred or paid losses or ratios related to those losses, such as the ratio of incurred losses to net premiums written or earned,
  •
  market share,
  •
  book value,
  •
  common stock share price,
  •
  surplus,
  •
  statutory capital,
  •
  economic value added,
  •
  gross or net revenues, and
  •
  new insurance written.

Each of the listed goals may be combined with other listed goals, and may be:

  •
  determined on a Company-wide basis or, where applicable, with respect to one or more subsidiaries, operating units, divisions, books of business, new insurance written, types of insurance that we write, acquired businesses, minority investments, partnerships or joint ventures,
  •
  determined on a relative or an absolute basis, or
  •
  determined on a per share (either basic or fully diluted) or an aggregate basis.

If during the course of a performance period there shall occur significant events which the Committee expects to have a substantial effect on the applicable performance objectives during such period, the Committee may revise such performance objectives. Unless otherwise determined by the Committee, the measurement of the Performance Goal shall exclude, to the extent applicable under the particular Performance Goal, the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary, unusual or non-recurring in nature (including upon extinguishment of debt) or related to the acquisition or disposal of a business or related to a change in accounting principle as well as the cumulative effect of accounting changes. Unless otherwise determined by the Committee, the measurement of the Performance Goal shall also exclude, to the extent applicable under a particular Performance Goal, the effects of any of the following events that occurs during a performance period: (i) the establishment or elimination of any valuation reserve, (ii) litigation judgments or settlements, (iii) the effect of changes in tax law or other laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) accruals of any amounts for payment under the Plan or any other compensation arrangement of the Company, and (vi) any item that is included in a determination of other comprehensive income. The Committee may provide that the measurement of any Performance Goal may include or exclude the impact of realized gains or losses on the investment portfolio of the Company or the results of any joint venture.

With respect to an award that is intended to constitute performance-based compensation for purposes of Code Section 162(m), any such Committee determination or provision (and any adjustment resulting from any such determination or provision) shall be consistent with the requirements of Code Section 162(m), and shall be made not later than 90 days after the beginning of the performance period (or, if earlier, before 25% of the applicable performance period has lapsed).

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Adjustments

In the event of any corporate transaction involving the Company, including any stock dividend, stock split, extraordinary cash dividend, recapitalization or merger, the Committee will have the authority to adjust the number and type of shares that may be issued under the Plan, and under any awards that are outstanding.

Change in Control

Under the Plan, awards will not automatically vest upon a Change in Control if the Committee reasonably determines in good faith prior to the occurrence of the Change in Control that the awards will be assumed or replaced with an Alternative Award immediately following the Change in Control. Such an Alternative Award must:

  •
  relate to a security that is, or will shortly become, traded on a recognized securities market,

  •
  provide rights and entitlements that are substantially equivalent to or better than the rights and entitlements under the existing award,

  •
  be of substantially equivalent economic value, and

  •
  provide that awards become fully vested and exercisable if the participant's employment is terminated within three years following the Change in Control without Cause or by the participant for Good Reason. For this purpose, "Good Reason" and "Cause" are as defined in the Company's KEESA (see "Compensation and Related Tables – Change on Control Agreements").

In the event that awards will not be assumed or replaced with such Alternative Awards, then, upon the Change in Control, the following would occur:

  •
  Each option and SAR outstanding would generally immediately vest and become exercisable to the full extent of the original grant for the remainder of its term.

  •
  The Committee could, in its discretion, provide, either absolutely or subject to the election of the optionee, that each option and SAR be surrendered or exercised for cash equal to the excess of the Fair Market Value of the Common Stock at the time of exercise over the exercise price.

  •
  All outstanding restricted stock and RSUs that vest without reference to the extent to which one or more Performance Goals are attained shall become vested to the maximum extent provided in the award.

  •
  All outstanding restricted stock and RSUs that vest with reference to the extent to which one or more Performance Goals are attained shall become vested in an amount calculated by assuming that the Performance Goal(s) have been satisfied at the target level specified in the Participant's award agreement or, if greater, as otherwise specified by the Committee at or after grant.

A Change in Control is defined in Section 10.1(d) of the Plan and the Annex to the Plan, both of which appear as Appendix A to this proxy statement.

Dividends

A Participant is not entitled to dividends or dividend equivalents with respect to an option or an SAR.

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An RSU award or restricted stock award under which the number of shares of stock to be issued is contingent upon the satisfaction of a Performance Goal(s) may provide that the participant is entitled to receive payment of the same amount that the participant would have received as cash dividends if, on each record date during the performance period relating to such award, the participant had been the holder of record of a number of shares of stock equal to the number of RSUs actually earned by the participant based upon achievement of the Performance Goals. Payment of any such dividend equivalent shall be deferred until the date that such number of shares is determined, and shall only be paid to the extent that the stock underlying the award has been earned by the participant based upon achievement of the Performance Goals, and may be settled in cash or stock, as determined by the Committee.

Any other Award, e.g., a restricted stock award or RSU award with time-based vesting provisions, may provide the participant with the right to receive dividend or dividend equivalent payments with respect to Common Stock subject to the award (both before and after the stock subject to the award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the participant, and may be settled in cash or Common Stock, as determined by the Committee.

Limits on Individual Awards and Transferability

The maximum number of shares covered under the Plan by all awards made to any one participant is 2,500,000 shares. The maximum number of shares that may be issued under options intended to be ISOs is the Maximum Limit. Options are not transferable except: (i) by will or by the laws of descent and distribution, or (ii) by gift, provided that all restrictions contained in this Plan continue to apply to such option as if such gift had not occurred and provided the Committee has approved such transfer by gift. Unless otherwise provided by the Committee, no other award may be transferred by any participant other than by will, or by the laws of descent and distribution.

Amendment and Suspension

The Board or the Committee may amend the Plan at any time. However, the approval of the shareholders is required for amendments that increase the Maximum Limit; increase the maximum number of shares that may be issued under options intended to be ISOs; increase the maximum number of shares covered by all awards to any one participant; decrease the minimum option or SAR exercise price; increase the maximum term of an option or SAR to more than ten years; reprice options or SARs; cancel options or SARs in exchange for cash, other awards or options or SARs with an exercise price lower than the exercise price of the original options or SARs; increase the maximum amount paid to a participant under all Incentive Awards for any fiscal year; increase the maximum fair market value of a Matching Award granted to a participant; or amend provisions concerning the payment of the exercise price of an option. The Board or the Committee may also suspend granting awards under the Plan at any time. No amendment of the Plan will adversely affect any award outstanding without the approval of the affected participant.

Withholding

Not later than the date on which an amount with respect to an award first becomes includable in the income of a participant who is an employee, the participant is required to pay to the Company or make arrangements satisfactory to the Company regarding the payment of any taxes required by law to be withheld with respect to such amount. The Committee may permit withholding obligations to be settled with shares of Common Stock, including shares of Common Stock that are part of an award that gives rise to the withholding requirement. In addition, to the extent that the Committee determines that any such action will not result in adverse accounting treatment to the Company, the Committee may permit tax withholding in an amount in excess of the minimum required withholding amount, including the surrender of additional shares of Common Stock to which the participant is otherwise entitled upon attestation of the participant's ownership of an equal number of shares of Common Stock.

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Certain Federal Income Tax Consequences of Options and SARs

The grant of an option or SAR under the Plan will create no income tax consequences to the participant or the Company. A participant who is granted an option that is not an ISO will generally recognize ordinary income at the time of exercise in an amount by which the fair market value of the Common Stock at such time exceeds the exercise price. The value of the Common Stock or the amount of cash delivered on exercise of an SAR will also generally be ordinary income to the participant. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent taxable disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the fair market value of the Common Stock on the date of exercise.

In general, if an ISO is awarded to an employee, the participant holds the shares of Common Stock acquired on the exercise of the ISO for at least two years from the date of grant and one year from the date of exercise, and the participant remained an employee until at least three months before exercise, the participant will recognize no income or gain as a result of the exercise, except that the alternative minimum tax may apply. Any gain or loss realized by the participant on the disposition of the Common Stock will be treated as a long-term capital gain or loss. No deduction will be allowed to the Company. If the holding period requirements described above are not satisfied, the participant will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as capital gain.

Certain Federal Income Tax Consequences of Restricted Stock and Restricted Stock Units

A participant will not recognize income upon the award of restricted stock that is subject to a substantial risk of forfeiture unless the election described below is made. A participant who has not made such an election will recognize ordinary income at the end of the applicable restriction period in an amount equal to the fair market value of the restricted stock at such time. Subject to any limitation on such deduction under Section 162(m) of the Code, the Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. An otherwise taxable disposition of the restricted stock after the end of the applicable restriction period will result in capital gain or loss. Dividends paid in cash and received by a participant prior to the end of the applicable restriction period will constitute ordinary income to the participant in the year paid. The Company will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within thirty days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award, determined without regard to any of the restrictions. Subject to any limitation on such deduction under Section 162(m) of the Code, the Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. An otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss. If a participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

A participant will not recognize income upon the award of RSUs. A participant will recognize ordinary income upon settlement of RSUs, in an amount equal to the fair market value of the stock or other property received by the participant at such time. Similarly, a participant will not recognize income upon the credit of dividend equivalents with

MGIC Investment Corporation - 2015 Proxy Statement | 65

respect to RSUs, but will recognize ordinary income upon settlement of such dividend equivalents, in an amount equal to the fair market value of the stock or other property received by the participant at such time. Subject to any limitation on such deduction under Section 162(m) of the Code, the Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income.

Termination of 2011 Omnibus Incentive Plan

Upon shareholder approval of the Plan, our 2011 Omnibus Incentive Plan will be terminated and no further awards under that plan will be made. As of March 2, 2015, 1,705,017 shares remained available for awards under the plan. Termination will not affect any prior awards under the 2011 Omnibus Incentive Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The table below sets forth certain information, as of December 31, 2014, about the number of securities remaining available for future issuance under our equity compensation plans. No options, warrants or rights were outstanding at that date under any compensation plan or individual compensation arrangement with us. We have no compensation plan under which our equity securities may be issued that has not been approved by shareholders. Share units or phantom shares issued to our non-employee directors, which have no voting power and can be settled only in cash, are not considered to be equity securities for this purpose.

	Equity Compensation Plan Information

	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))

Equity compensation plans approved by security holders	3,843,658	(1)	$-	2,269,591	(2)
Equity compensation plans not approved by security holders	-		-	-
Total	3,843,658	(1)	$-	2,269,591	(2)

(1)
Includes 3,777,572 RSUs granted under our 2011 Omnibus Incentive Plan for which shares will be issued if certain criteria are met. Of the 3,777,572 RSUs granted, 2,909,224 RSUs are subject to performance conditions and the remaining RSUs are subject to service conditions. Also includes 66,086 vested RSUs granted under our 2002 Stock Incentive Plan for which shares will be issued in the future.

(2)
Reflects shares available for granting as of December 31, 2014; the number has been materially reduced by awards made in January 2015. All of these shares are available under our 2011 Plan.
66 | MGIC Investment Corporation - 2015 Proxy Statement

New Plan Benefits

No awards have been made under the 2015 Omnibus Incentive Plan, and the awards that may be made are not currently determinable. The following table shows the awards made in 2014 under the 2011 Omnibus Incentive Plan to the persons listed in the table. The table also shows the cash bonuses awarded to Messrs. Culver, Sinks, Mattke, Lane and Pierzchalski for 2014 under our Code Section 162(m) performance-based bonus plan.

Name	Dollar Value of Restricted Stock Units ($)(1)	Number of Restricted Stock Units (#)	Cash Bonuses ($)

Curt Culver	2,950,500	350,000	2,900,000
Patrick Sinks	1,854,600	220,000	1,360,000
Timothy Mattke	1,011,600	120,000	755,000
Jeffrey Lane	1,011,600	120,000	1,200,000
Lawrence Pierzchalski	1,011,600	120,000	1,100,000
J. Michael Lauer	-	-	-
Executive Group(2)	8,413,140	998,000	7,315,000
Non-Executive Director Group	-	-	-
Non-Executive Officer Employee Group	6,802,044	806,800	-

(1)
RSUs are valued at the New York Stock Exchange closing prices of the underlying shares on the dates of the awards.

(2)
Includes information for Mr. Culver, who retired from his position as our Chief Executive Officer, effective February 28, 2015.

Shareholder Vote Required

The Plan will be approved by the affirmative vote of a majority of the votes cast, with votes for, against or abstentions being considered as "votes cast." Accordingly, abstentions will count as votes against with respect to the proposal. Broker non-votes will not be considered as "votes cast."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
2015 OMNIBUS INCENTIVE PLAN. SIGNED PROXY CARDS AND VOTING INSTRUCTION FORMS WILL BE
VOTED FOR APPROVAL OF THE 2015 OMNIBUS INCENTIVE PLAN UNLESS A SHAREHOLDER GIVES
OTHER INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

MGIC Investment Corporation - 2015 Proxy Statement | 67

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the oversight by the Board of Directors of the integrity of MGIC Investment Corporation's financial statements, the effectiveness of its system of internal controls, the qualifications, independence and performance of its independent accountants, the performance of its internal audit function, and its compliance with legal and regulatory requirements.

The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP ("PwC"), MGIC Investment Corporation's independent registered public accounting firm, its audited financial statements for the year ended December 31, 2014. The Audit Committee discussed with PwC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee also received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding auditor-audit committee communications about independence and discussed with PwC their independence from MGIC Investment Corporation and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that MGIC Investment Corporation's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2014, which has been filed with the SEC. These are the same financial statements that appear in MGIC Investment Corporation's Annual Report to Shareholders.

Members of the Audit Committee:
Michael E. Lehman, Chairman
Daniel A. Arrigoni
Timothy A. Holt
Gary A. Poliner

68 | MGIC Investment Corporation - 2015 Proxy Statement

ITEM 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed the accounting firm of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the year ending December 31, 2015. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will take this into consideration in its future selection of an independent registered public accounting firm. A representative of PwC is expected to attend the Annual Meeting and will be given an opportunity to make a statement and respond to appropriate questions.

In PwC's engagement letter, we expect that we and PwC will agree not to demand a trial by jury in any action, proceeding or counterclaim arising out of or relating to PwC's services and fees for the engagement. We also expect that we will agree that we will not, directly or indirectly, agree to assign or transfer any rights, obligations, claims or proceeds from claims against PwC arising under the engagement letter to anyone. We further expect that the engagement letter will not contain a requirement that we arbitrate any disputes with PwC nor any limitation on our right to damages from PwC.

Audit and Other Fees

For the years ended December 31, 2014 and 2013, PwC billed us fees for services of the following types:

	2014	2013

Audit Fees	$2,200,000	$2,063,777
Audit-Related Fees	9,505	121,736
Tax Fees	33,839	31,627
All Other Fees	3,010	3,010

Total Fees	$2,246,354	$2,220,150

Audit Fees include PwC's review of our quarterly financial statements and audit of our year-end financial statements and internal controls over financial reporting. Audit-Related Fees for 2014 and 2013 include fees related to an external peer review of the actuarial calculations done with respect to our Australian operations, and for 2013, fees in connection with a financial examination by certain state insurance regulators and comfort letters issued in connection with our issuance of Common Stock and convertible senior notes. Tax Fees include a review of our tax returns. All Other Fees are subscription fees for an online library of financial reporting and assurance literature.

The rules of the SEC regarding auditor independence provide that independence may be impaired if the auditor performs services without the pre-approval of the Audit Committee. The Committee's policy regarding pre-approval of audit and allowable non-audit services to be provided by the independent auditor includes a list of services that are pre-approved as they become necessary and the Committee's approving of a schedule of other services expected to be performed during the ensuing year prior to the start of the annual audit engagement. If we desire the auditor to provide a service that is not in either category, the service may be presented for pre-approval by the Committee at its next meeting or may be pre-approved by the Chairperson (or another Committee member designated by the Chairperson). The Committee member approving the service will be given detail regarding the service equivalent to the detail that would be given to the Committee, and the Committee will be notified of the approved service at its next regularly scheduled meeting. We periodically provide the Committee with information about fees paid for services that have been approved and pre-approved. The Audit Committee pre-approved all of the services that PwC provided in 2014.

MGIC Investment Corporation - 2015 Proxy Statement | 69

Shareholder Vote Required

The affirmative vote of a majority of the votes cast on this matter is required for the ratification of the appointment of PwC as our independent registered public accounting firm. Abstentions and broker non-votes, if any, will not be counted as votes cast.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM. PROXY CARDS AND VOTING INSTRUCTION FORMS WILL
BE VOTED FOR RATIFICATION UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS
ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

HOUSEHOLDING

The broker, bank or other nominee for any shareholder who holds shares in "street name" and is not a shareholder of record may deliver only one copy of this proxy statement and the Annual Report to Shareholders to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and the Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the document was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and Annual Report to Shareholders, now or in the future, should submit a request to MGIC by telephone at (414) 347-6480 or by submitting a written request to Investor Relations, MGIC Investment Corporation, P.O. Box 488, MGIC Plaza, Milwaukee, WI 53201. Beneficial owners sharing an address who are receiving multiple copies of the proxy statement and Annual Report to Shareholders and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all shareholders at the shared address in the future.

70 | MGIC Investment Corporation - 2015 Proxy Statement

Appendix A

MGIC INVESTMENT CORPORATION
2015 OMNIBUS INCENTIVE PLAN

SECTION 1

GENERAL

        1.1   Purpose.  The MGIC Investment Corporation 2015 Omnibus Incentive Plan (the "Plan") has been established by MGIC Investment Corporation (the "Company") to motivate and incent performance by, and to retain the services of, key employees of the Company and its Subsidiaries and Non-Employee Directors of the Company through the receipt of Awards under the Plan.

        1.2   Participation.  Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

        1.3   Definitions.  Capitalized terms in the Plan are defined as set forth in the Plan (including the definition provisions of subsection 10.1 of the Plan).

SECTION 2

OPTIONS AND SARS

        2.1   Definitions.

                (a)    The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Any Option granted under the Plan may be either an incentive stock option (an "ISO") or a non-qualified option (an "NQO"), as determined in the discretion of the Committee. An "ISO" is an Option that is granted not later than February 12, 2025 and that is intended to satisfy the requirements applicable to an "incentive stock option" described in Section 422(b) of the Code. An "NQO" is an Option that is not intended to be such an "incentive stock option."

                (b)    A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 5.7), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

                (c)    The Committee may not approve the grant of an Option or an SAR with a grant date that is effective prior to the date the Committee takes action to approve such grant.

        2.2   Exercise Price.  The "Exercise Price" of each Option and SAR granted under the Plan shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted, except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

        2.3   Exercise.  An Option and an SAR shall be exercisable in accordance with such terms, conditions, restrictions and contingencies, including those governing the period(s) during which such Awards may be exercised, as the Committee shall determine, except that the term of an Option and an SAR may not exceed ten years.

Appendix A-1

        2.4   Payment of Exercise Price.  The payment of the Exercise Price of an Option shall be subject to the following:

                (a)    Except as provided in the remainder of this subsection 2.4, the entire Exercise Price for shares of Stock purchased upon the exercise of an Option shall be paid at the time of such exercise.

                (b)    The Exercise Price shall be payable in cash or by tendering, through either actual delivery of shares or through attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day prior to the day of exercise (or, if the Committee determines, as of the day of exercise), or in any combination of such shares and cash, all as determined by the Committee.

                (c)    The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price. In the case of an exercise arrangement described in the preceding sentence, payment of the Exercise Price may be made as soon as practicable after the exercise.

        2.5   Repricing Prohibited Without Shareholder Approval.  Without the approval of the Company's shareholders, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), (a) the terms of outstanding Options or SARs may not be amended to reduce the exercise price of outstanding Options or SARs; (b) outstanding Options or SARs may not be canceled in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; and (c) outstanding Options or SARs with an Exercise Price above the then-current Fair Market Value of a share of Stock may not be canceled in exchange for cash or other securities.

SECTION 3

RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

        3.1   Definitions.  A "Restricted Stock" Award is a grant of shares of Stock, and a "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock (or a cash payment based upon the Fair Market Value of a share of Stock) in the future.

        3.2   Restrictions on Awards.  Except as otherwise provided by the Committee in the Award Agreement, each Restricted Stock Award and Restricted Stock Unit Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine, including but not limited to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of Performance Goals or other objectives, or the satisfaction of conditions that must be satisfied prior to the grant of the Award, such as a (i) condition that to receive the Award, the Participant must purchase, and retain for a specified period, shares of Stock, or (ii) a condition that an Incentive Award must have become payable and the Participant must have previously elected to receive a portion of such Award in the form of a Restricted Stock Award or a Restricted Stock Unit Award (an Award described in this clause (ii) is referred to as a "Base Award").

Appendix A-2

SECTION 4

CASH INCENTIVE AWARDS

        4.1   Incentive Award.  An "Incentive Award" is a grant of a right to receive a cash payment, pursuant to one or more underlying bonus plans that are intended to provide performance-based compensation under Code Section 162(m), to the extent Performance Goals are achieved, all as established by the Committee, except that such a bonus plan may provide for the grant of Restricted Stock or Restricted Stock Units in conjunction with bonuses payable under such plan. Such a bonus plan may cover one or more key employees who are not "covered employees" under Code Section 162(m).

        4.2   Terms and Conditions of Incentive Awards.  Subject to the terms of the Plan, the Committee will determine all terms and conditions of Incentive Awards, including but not limited to the Performance Goals that must be achieved or partially achieved, the performance period, the potential amount payable and the timing of payment, although the Committee may specify that all or a portion of the Performance Goals subject to an Incentive Award are deemed achieved upon a Participant's death, disability (as defined by the Committee) or a Change in Control.

SECTION 5

OPERATION AND ADMINISTRATION

        5.1   Effective Date and Duration.  Subject to the approval of the shareholders of the Company at the Company's 2015 annual meeting of shareholders, the Plan shall be effective as of the date of such meeting (the "Effective Date"). The Plan shall remain in effect as long as any Awards are outstanding. However, except for Awards granted pursuant to commitments entered into prior to the ten-year anniversary of the Effective Date, no Awards may be granted after such ten-year anniversary.

        5.2   Shares Subject to Plan; Award Limitations; Adjustments.  The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

                (a)    The shares of Stock may be authorized but unissued shares or treasury shares. As used herein, the term "issued" and similar terms include treasury shares delivered under an Award. Subject to the following provisions of this subsection 5.2, the maximum number of shares of Stock that may be covered by Awards to Participants and their beneficiaries under the Plan, and the number of shares of Stock reserved under the Plan, shall be 10,000,000 shares of Stock (such number, as it may be adjusted as provided herein, is the "Maximum Limit"). An Award shall be considered to cover, and shall deplete the shares reserved under the Plan by, the maximum number of shares of Stock, if any, with respect to which such Award is granted, determined on the date of grant.

                (b)    Subject to subsection 5.2(d), the following additional limits are imposed under the Plan.

                        (i)     The maximum number of shares that may be covered by Awards granted to any one Participant (whether such Awards are granted in one year or over a period of years) shall be 2,500,000 shares.

                        (ii)    The maximum number of shares that may be covered by Awards under Options intended to be ISOs shall be the Maximum Limit.

                        (iii)    The maximum amount payable under an Incentive Award as a bonus with respect to any fiscal year will not exceed three times base salary (in the case of a Participant who is the CEO) or 2.25 times base salary (in the case of a Participant who is a Covered Employee). The base salaries that determine the maximum Incentive Awards will be determined as of the end of the fiscal year to which the bonus relates. For Incentive Awards payable in

Appendix A-3

2016 and thereafter, the Committee may raise the base salary multiples that determine maximum Incentive Awards without the necessity of amending the Plan. In no event, however, may the amounts paid with respect to any fiscal year of the Company under all Incentive Awards to a Participant that are intended to constitute performance-based compensation for purposes of Code Section 162(m) exceed $5 million (in the case of a Participant who is the CEO) or $3 million (in the case of a Participant who is a Covered Employee). If in conjunction with a Base Award an additional Restricted Stock Award or a Restricted Stock Unit Award is granted (collectively, a "Matching Award"), the Fair Market Value of the Matching Award, determined on the date of the grant of the Matching Award, may not exceed $2.5 million (in the case of a Participant who is the CEO) or $1.5 million (in the case of a Participant who is a Covered Employee).

                        (iv)   In all cases, determinations under this subsection 5.2(b) will be made, in the case of an Award that is intended to constitute performance-based compensation under Code Section 162(m), in a manner that is consistent with the exemption for performance-based compensation provided by Code Section 162(m).

                (c)    To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited, canceled, or expires, or if the shares are delivered but subsequently forfeited, such shares shall not be deemed to have been covered by an Award for purposes of determining the maximum number of shares of Stock available under subsections 5.2(a) and 5.2(b)(ii), but shall be counted for purposes of applying the limit of subsection 5.2(b)(i).

                (d)    The following adjustments shall or may be made under the Plan:

                        (i)     If (A) the Company shall at any time be involved in a merger or other transaction in which the Stock is changed or exchanged; (B) the Company shall subdivide or combine the Stock or the Company shall declare a dividend payable in shares of Stock, other securities or other property; (C) the Company shall effect a cash dividend the amount of which, on a per share basis, exceeds 10% of the trading price of the Stock at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Stock in the form of cash, or a repurchase of Stock, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Stock; or (D) any other event shall occur which, in the case of this clause (D), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (1) the number of shares and type of Stock subject to the Plan and which may after the event be made the subject of Awards under the Plan and any limitation on the number of shares so available for Awards under the Plan or for a particular type of Award under the Plan, including incentive stock options, (2) the number of shares and type of Stock subject to outstanding Awards, (3) the grant, purchase, or exercise price with respect to any Award, and (4) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In the case of clause (D), the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of ISOs, no such adjustment may be authorized to the extent that such authority would cause the Plan to violate Code Section 422(b). Further, the number of shares of Stock subject to any Award payable or denominated in shares of Stock must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without increasing, the value of such Options or SARs. Without limitation, in the event of any such merger or similar transaction, subdivision or combination of Shares, dividend or other event described above (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee shall substitute, on an equitable basis as the Committee determines, for each share of Stock then subject to an Award,

Appendix A-4

the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each share of Stock pursuant to the transaction. Notwithstanding the foregoing, if the Company shall subdivide the Stock or the Company shall declare a dividend payable in shares of Stock, and if no action is taken by the Board or the Committee, then the adjustments contemplated by this subsection 5.2(d) that are proportionate shall nevertheless automatically be made as of the date of such subdivision of the Stock or dividend in shares of Stock.

                        (ii)    Notwithstanding any other provision of the Plan, and without affecting the number of shares of Stock otherwise reserved or available under the Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance of awards under the Plan, or the assumption under the Plan of awards of another person, in each case, upon such terms and conditions as it may deem appropriate.

        5.3   General Restrictions.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

                (a)    Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock or make any other distribution of benefits unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any stock exchange or similar entity.

                (b)    To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

        5.4   Tax Withholding; No Guarantee of Tax Treatment.  Delivery of shares of Stock or other amounts under the Plan is subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares of Stock or other amounts under the Plan on satisfaction of the applicable withholding obligations in a manner satisfactory to the Committee (which may include, without limitation, such rules and requirements as the Committee may determine to be necessary or appropriate to avoid adverse accounting treatment with respect to any Award). The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan. In addition, to the extent that the Committee determines that any such action will not result in adverse accounting treatment to the Company, the Committee may permit tax withholding in an amount in excess of the minimum required withholding amount, including the surrender of additional shares of Stock to which the Participant is otherwise entitled upon attestation of the Participant's ownership of an equal number of shares of Stock. Notwithstanding any provision of the Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any other person be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

        5.5   Grant and Use of Awards.  In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant; provided that no ISO nor any Incentive Award may be granted to any person who at the time of the grant is not an employee of the Company or a Subsidiary. Subject to the limits of Section 2.5, Awards may be granted as alternatives to or replacement of Awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be covered by Awards under the Plan, and subject to the limitations of Section 8.3, the Committee may use available shares of Stock as the form of

Appendix A-5

payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

        5.6   Dividends and Dividend Equivalents.  The following rules shall apply with respect to dividends or dividend equivalents on outstanding Awards:

                (a)    A Participant shall not be entitled to dividends or dividend equivalents with respect to an Option or an SAR.

                (b)    A Restricted Stock Unit Award or a Restricted Stock Award under which the number of shares of Stock to be issued to the Participant is contingent upon the satisfaction of one or more Performance Goals may provide that the Participant is entitled to receive payment of the same amount that the Participant would have received as cash dividends if, on each record date during the performance period relating to such Award, the Participant had been the holder of record of a number of shares of Stock equal to the number of Restricted Stock Units or shares of Restricted Stock actually earned by the Participant based upon achievement of the Performance Goals; provided that payment of any such dividend equivalent shall be deferred until the date that the final award is determined, and shall only be paid to the extent that the Restricted Stock Units or Restricted Stock, as applicable, underlying the final award have been earned by the Participant based upon achievement of the Performance Goals, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

                (c)    Any Award not described in either subsection 5.6(a) or 5.6(b) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

        5.7   Settlement of Awards.  The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, or combination thereof as the Committee shall determine. Satisfaction of any such obligations under an Award, which is sometimes referred to as "settlement" of the Award, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award settlement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, and may include converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

        5.8   Transferability.  Options are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution, or (ii) by gift, provided that all restrictions contained in this Plan continue to apply to such Option as if such gift had not occurred and provided the Committee has approved such transfer by gift. Except as otherwise provided by the Committee, other Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

        5.9   Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Committee or its delegate at such times, in such form (which may include a

Appendix A-6

requirement of a written election or a requirement to use an electronic or on-line system), and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

        5.10  Agreement With Company.  An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of document as is determined by the Committee (and which may be written or otherwise be set forth or delivered electronically). A copy of such document shall be provided, or otherwise made available, to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document or otherwise acknowledge receipt and acceptance in the manner acceptable to the Committee. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature (or acknowledgement or acceptance) is required.

        5.11  Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

        5.12  Gender and Number.  Where the context permits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

        5.13  Limitation of Implied Rights.

                (a)    No employee or other person shall have any claim or right to be granted an Award under the Plan. Having received an Award under the Plan shall not give a Participant or any other person any right to receive any other Award under the Plan. A Participant shall have no rights in any Award, except as set forth herein and in the applicable Award Agreement.

                (b)    Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

                (c)    The Plan does not constitute a contract of employment, in the case of a Participant who is an employee, or an agreement to renominate a director as a director, in the case of a Participant who is a Non-Employee Director, and selection as a Participant will not give any participating employee or Non-Employee Director the right to be retained in the employ, or remain a director, of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the Participant fulfills all conditions for receipt of such rights.

        5.14  Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Appendix A-7

SECTION 6

CHANGE IN CONTROL

        6.1   Subject to Section 6.4, upon the occurrence of a Change in Control:

                (a)    All outstanding Options (regardless of whether in tandem with SARs) shall become fully vested and exercisable.

                (b)    All outstanding SARs (regardless of whether in tandem with Options) shall become fully vested and exercisable.

                (c)    All outstanding Awards of Restricted Stock and Restricted Stock Units:

                        (i)     that vest without reference to the extent to which one or more Performance Goals are attained shall become fully vested (for the avoidance of doubt, if an Award provides that a Performance Goal must be attained for Stock to vest, and if the Goal is attained, the number of shares of Stock that vest does not depend on the extent to which the Goal was attained, such Award is an Award that vests without reference to the extent to which the Goal was attained);

                        (ii)    that vest with reference to the extent to which one or more Performance Goals are attained shall become vested in an amount calculated by assuming that the Performance Goal(s) have been satisfied at the target level specified in the Participant's Award Agreement or, if greater, otherwise specified by the Committee at or after grant.

                (d)    All Incentive Awards shall be treated as determined by the Committee.

        6.2   Without limiting the foregoing provisions of Section 6.1, but subject to the provisions of Section 6.4, in the event of a Change in Control the Committee may, in its discretion, provide any of the following either absolutely or subject to the election of such Participants:

                (a)    Each Option and SAR shall be surrendered, canceled or exercised for an immediate lump sum cash amount equal to the excess of the aggregate Fair Market Value of the shares of Stock subject to such Option or SAR determined as of the date prior to the Change in Control over the aggregate Exercise Price of such shares; provided that, to the extent such Fair Market Value does not exceed such Exercise Price, the Option or SAR may be canceled for no consideration upon the Change in Control;

                (b)    Each Restricted Stock Award or Restricted Stock Unit shall be exchanged for an immediate lump sum cash amount equal to the number of shares of Stock subject to such Restricted Stock Award or Restricted Stock Unit multiplied by the Fair Market Value of a share of Stock on the date prior to the Change in Control.

        6.3   The provisions of Section 6.1 and Section 6.2 notwithstanding, no distribution or payment shall be made upon or in connection with the occurrence of a Change in Control with respect to any Award that the Committee shall determine does not qualify for any applicable exemption from the application of Section 409A of the Code (such as by reason of being a stock right or qualifying as a short-term deferral), unless the Change in Control qualifies as a permissible distribution event under Section 409A of the Code with respect to such Award and the Award provides for such distribution. To the extent that, pursuant to the immediately preceding sentence, an Award is not distributable or payable upon the occurrence of a Change in Control, distribution or payment of such Award shall be made at the time otherwise specified under the Plan or the Award Documents without regard to the occurrence of a Change in Control (including any six month delay in payment applicable to a "specified employee," as determined in accordance with Section 409A of the Code). Without limiting the generality of the foregoing, nothing in this Section 6.3 shall be

Appendix A-8

construed to prevent any Participant's rights in respect of any Award from becoming non-forfeitable upon the occurrence of a Change in Control.

        6.4   The provisions of Section 6.1 notwithstanding, no acceleration of exercisability, vesting, issuance of shares, cash settlement or other payment shall occur under Section 6.1 with respect to any Equity Award granted to a Participant if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Equity Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award") by the Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

                (a)    relate to a class of equity that is (or will be within 5 business days following the Change in Control) listed to trade on a recognized securities market;

                (b)    provide the Participant with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Equity Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment, including all provisions applicable in respect of such Equity Award that provide for accelerated vesting (with respect to Equity Awards that vest upon the attainment of one or more Performance Goals, if the Change in Control occurs during the course of a performance period applicable to the Equity Award, then (A) the Performance Goals shall be deemed to have been satisfied at the target level specified in the Participant's Award agreement or, if greater, otherwise specified by the Committee at or after grant, and (B) any Alternative Award shall not include a performance objective, unless otherwise determined by the Committee);

                (c)    have substantially equivalent economic value to the Equity Award (as determined by the Committee as constituted immediately prior to the Change in Control); and

                (d)    have terms and conditions which provide that if the Participant's employment is terminated upon or within three years following such Change in Control by the Participant's employer other than for Cause or by the Participant for Good Reason, a Participant's rights under each such Alternative Award shall become fully vested and exercisable (for purposes of this clause (d), Good Reason and Cause shall be as defined in the Company's Key Executive Employment and Severance Agreement ("KEESA") applicable to the Participant prior to the occurrence of the Change in Control and if no KEESA is applicable to the Participant, then as such terms are defined in the form of KEESA filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2014; provided, however, that with respect to any Equity Award that does not qualify for any applicable exemption from the application of Section 409A of the Code, the payment or distribution of the Alternative Award shall only be made at the time otherwise specified under the Plan or the Award Agreement without regard to the occurrence of the Change in Control (including any six month delay in payment applicable to a "specified employee," as determined in accordance with Section 409A of the Code).

        6.5   Anything in this Plan to the contrary notwithstanding, if a Change in Control occurs and if the Participant's employment is terminated (other than a termination due to the Participant's death or as a result of the Participant's disability) during the period of 90 days prior to the date on which the Change in Control of the Company occurs, and if it is reasonably demonstrated by the Participant that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control of the Company or (ii) was by the Participant for Good Reason or was by the employer for other than Cause (Good Reason and Cause shall be defined in the manner described in Section 6.4(d)) and otherwise arose in connection with or in anticipation of a Change in Control of the Company, then the date of termination of such Participant's employment or service shall be deemed for purposes of the Plan to be the day following the date of the Change in Control.

Appendix A-9

SECTION 7

COMMITTEE

        7.1   Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 7. The Committee shall be selected by the Board, and shall consist of at least two members and shall be appointed from among the members of the Board. Any member of the Committee may resign or be removed by the Board and new members may be appointed by the Board. Additionally, the Committee shall be constituted so as to satisfy at all times the outside director requirement of Code Section 162(m) and the regulations thereunder and the non-employee director requirement of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless otherwise determined by the Board, the Committee shall be the Management Development, Nominating and Governance Committee. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

        7.2   Powers of Committee.  The Committee's administration of the Plan shall be subject to the following:

                (a)    Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 8) to cancel or suspend Awards.

                (b)    To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

                (c)    The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

                (d)    Any interpretation of the Plan by the Committee and any decision made by it under the Plan, including an adjustment under subsection 5.2(d), is final and binding on all persons. Except to the extent precluded by applicable law, decisions made by the Committee under the Plan need not be uniform with respect to Participants notwithstanding that Participants are similarly situated.

        7.3   Delegation by Committee.  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. If the Committee has made a permitted allocation or delegation, then all references to the Committee in the Plan include such person or persons with respect to whom the allocation or delegation is made to the extent of such allocation or delegation. Any such allocation or delegation may be revoked by the Committee at any time.

        7.4   Information to be Furnished to Committee.  The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Appendix A-10

SECTION 8

AMENDMENT AND SUSPENSION OF GRANTING AWARDS

        8.1   Amendment of Plan and Suspension of Granting Awards.  The Board or the Committee may, at any time, amend the Plan, except that the Board may amend the Plan to prohibit or restrict the Committee's power to amend the Plan after the time at which such amendment is adopted by the Board, and any such amendment by the Board shall not be subject to change by the Committee. Notwithstanding the foregoing sentence, (i) subject to subsection 8.2, no amendment may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary of the former Participant), adversely affect the rights of any Participant or beneficiary under any Award made prior to the date such amendment is adopted; (ii) no amendment may increase the limitations set forth in subsections 5.2(a) and 5.2(b), decrease the minimum Option or SAR Exercise Price set forth in subsection 2.2, increase the maximum term of an Option or SAR from the maximum term set forth in subsection 2.3 or amend subsections 2.4 or 2.5 unless any such amendment is approved by the Company's shareholders; and (iii) shareholders must approve any amendment of the Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, or (C) the listing requirements of any principal securities exchange or market on which the Stock is then traded. Adjustments pursuant to subsection 5.2(d) shall not be subject to the foregoing limitations of this Section 8. The Committee or the Board may at any time suspend, temporarily or permanently, granting Awards under the Plan.

        8.2   Amendment, Modification or Cancellation of Awards.  Except as provided in subsection 2.5 and subject to the requirements of the Plan, the Committee may modify or amend any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, or amend, modify or cancel any terms and conditions applicable to any Award, in each case by mutual agreement between the Committee and the Participant or any other person(s) as may then have an interest in the Award, so long as any such action does not increase the number of shares of Stock issuable under the Plan (except as permitted by subsection 5.2(d)), but the Committee need not obtain Participant (or other interested party) consent for any such action that is permitted by the provisions of subsection 5.2(d) or for any such action: (i) to the extent the action is deemed necessary by the Committee to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the shares of Stock are then traded; (ii) to the extent the action is deemed necessary by the Committee to preserve favorable accounting or tax treatment of any Award for the Company; or (iii) to the extent the Committee determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. The foregoing notwithstanding, the Committee may not waive or accelerate the vesting period of any Equity Award except in the case of death, disability, retirement, or, subject to Section 6, a Change in Control.

        8.3   Minimum Vesting Periods.  Except with respect to shares of Stock equivalent to a maximum of five percent of the Maximum Limit, and except as may be provided in Section 6 regarding a Change in Control, Equity Awards shall not provide for vesting, other than vesting upon death or disability, over a period shorter than twelve months. Notwithstanding the foregoing, Awards of Restricted Stock or Restricted Stock Units attributable to a Participant's voluntary deferral of an amount which would otherwise have been payable to the Participant in cash shall not be subject to the restrictions set forth in this subsection and shall not be counted against the five percent limit referenced above.

SECTION 9

INTERNAL REVENUE CODE SECTION 409A

        Unless determined otherwise by the Committee, the Plan shall be administered in a manner that will enable an Award that is intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award that is intended to comply with Code Section 409A to continue to so comply. For purposes of any Award that is subject to Code

Appendix A-11

Section 409A and with respect to which the terms and conditions of the Award Agreement, as determined by the Committee (or if applicable, elected by the Participant) at the time of grant provide for distribution or settlement of the Award upon the Participant's termination of employment, the Participant will be deemed to have terminated employment on the date on which the Participant incurs a "separation from service", within the meaning of Code Section 409A, and to the extent required in order to comply with Code Section 409A, no distribution or settlement of the Award shall be made until the date that is six months and one day following the date of the Participant's "separation from service". A Participant's "separation from service" shall occur when the Company reasonably anticipates that no further services will be performed by the Participant for the Company after a certain date or that the level of bona fide services the Participant will perform after such date will permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed by the Participant (whether as an employee or independent contractor) for the Company over the immediately preceding thirty-six (36) month period (or such lesser period of actual service). For purposes of this definition, the term "Company" includes each other corporation, trade or business that, with MGIC Investment Corporation, constitutes a controlled group of corporations or group of trades or businesses under common control within the meaning of Code Sections 414(b) or (c). For this purpose, Code Sections 414(b) and (c) shall be applied by substituting "at least 50 percent" for "at least 80 percent" each place it appears therein or in the regulations promulgated thereunder. A Participant is not considered to have incurred a "separation from service" if the Participant is absent from active employment due to military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed the greater of (i) six (6) months, or (ii) the period during which the Participant's right to reemployment by the Company or controlled group member is provided either by statute or by contract; provided that if the leave of absence is due to a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than six (6) months, where such impairment causes the Participant to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, the leave may be extended for up to twenty-nine (29) months without causing a "separation from service".

SECTION 10

DEFINED TERMS AND GOVERNING LAW

        10.1  Defined Terms.  In addition to the other definitions contained herein, the following definitions shall apply:

                (a)    Award. The term "Award" shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Restricted Stock Awards, Restricted Stock Unit Awards and Incentive Awards.

                (b)    Board. The term "Board" shall mean the Board of Directors of the Company.

                (c)    CEO. The term "CEO" shall mean the Chief Executive Officer of the Company.

                (d)    Change in Control.  The term "Change in Control" shall mean a change in control of the Company, as defined in the Annex hereto, provided that with respect to an Award that is subject to Code Section 409A, such change in control is also a change in ownership or effective control of a corporation or a change in ownership of a substantial portion of the assets of a corporation pursuant to Treasury Regulations section 1.409A-3(i)(5).

                (e)    Code.  The term "Code" shall mean the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code and the regulations promulgated under such provision.

                (f)     Covered Employee.  The term "Covered Employee" shall mean any employee of the Company or any Subsidiary who is not the CEO.

Appendix A-12

                (g)    Eligible Individual.  The term "Eligible Individual" shall mean any executive officer or other key employee of the Company or a Subsidiary and any Non-Employee Director. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or a Subsidiary, provided that such Award shall not become vested prior to the date the employee first performs such services.

                (h)    Equity Award.  The term Equity Award means an Award of Options, SARs, Restricted Stock, Restricted Stock Units or other stock-based Award.

                (i)     Fair Market Value.  For purposes of determining the "Fair Market Value" of a share of Stock as of any date, the following rules shall apply:

                        (i)     If the principal market for the Stock is a national securities exchange, then the "Fair Market Value" as of that date shall be the last reported sale price of the Stock on that date on the principal exchange on which the Stock is then listed or admitted to trading.

                        (ii)    If the last sale price is not available or if the principal market for the Stock is not a national securities exchange, then the "Fair Market Value" as of that date shall be the average between the highest bid and lowest asked prices for the Stock on such day as reported by the OTC Bulletin Board or the Pink OTC Markets Inc. or a comparable service.

                        (iii)    If the day is not a business day, and as a result, paragraphs (i) and (ii) next above are inapplicable, the "Fair Market Value" of the Stock shall be determined as of the next earlier business day. If paragraphs (i) and (ii) next above are otherwise inapplicable, then the "Fair Market Value" of the Stock shall be determined in good faith by the Committee.

                (j)     Non-Employee Directors.  The term "Non-Employee Director" means a member of the Board who is not an employee of the Company, any Subsidiary or of any person, directly or indirectly, controlling, controlled by or under common control with the Company and is not a member of the Board representing a particular holder of any class of securities of the Company.

                (k)    Performance Goal.  The term "Performance Goal" means, with respect to any Award that is intended to constitute "performance based compensation" under Code Section 162(m), any goal or performance measure the Committee establishes that relates to one or more of the following:

  •
  net income, pre-tax income or earnings before interest, taxes and depreciation and amortization,

  •
  earnings per share,

  •
  operating earnings, which is net income excluding realized gains and losses,

  •
  cash flow, including operating cash flow, which excludes the same items as are excluded in operating earnings,

  •
  return on assets, capital, investment, invested capital or equity, total return to shareholders or another return measure in which the denominator is one objective financial metric derived from the Company's financial statements and the denominator is another one,

  •
  expenses or a ratio related to expenses, such as the ratio of expenses from insurance operations to net premiums written or earned,
Appendix A-13

  •
  incurred or paid losses or ratios related to those losses, such as the ratio of incurred losses to the net premiums written or earned,

  •
  market share,

  •
  book value,

  •
  common stock share price,

  •
  increase in surplus,

  •
  statutory capital,

  •
  economic value added,

  •
  gross or net revenues, and

  •
  new insurance written.

Each of the Performance Goals may be combined with other Performance Goals, and may be (i) determined on a Company-wide basis or, where applicable, with respect to one or more Subsidiaries, operating units, divisions, books of business, new insurance written, types of insurance written by the Company, acquired businesses, minority investments, partnerships or joint ventures; (ii) determined on a relative or an absolute basis, or (iii) determined on a per share (either basic or fully diluted) or an aggregate basis. If during the course of a performance period there shall occur significant events which the Committee expects to have a substantial effect on the applicable performance objectives during such period, the Committee may revise such performance objectives.

        Unless otherwise determined by the Committee, the measurement of the Performance Goal shall exclude, to the extent applicable under the particular Performance Goal, the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary, unusual or non-recurring in nature or related to the acquisition or disposal of a business or related to a change in accounting principle as well as the cumulative effect of accounting changes. Unless otherwise determined by the Committee, the measurement of the Performance Goal shall also exclude, to the extent applicable under a particular Performance Goal, the effects of any of the following events that occurs during a performance period: (i) the establishment or elimination of any valuation reserve, (ii) litigation judgments or settlements, (iii) the effect of changes in tax law or other laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) accruals of any amounts for payment under the Plan or any other compensation arrangement of the Company, and (vi) any item that is included in a determination of other comprehensive income. The Committee may provide that the measurement of any Performance Goal may include or exclude the impact of realized gains or losses on the investment portfolio of the Company. With respect to an Award that is intended to constitute performance-based compensation for purposes of Code Section 162(m), any Committee determination or provision described in this paragraph (and any adjustment resulting from any such determination or provision) shall be consistent with the requirements of Code Section 162(m), and shall be made not later than 90 days after the beginning of the performance period (or, if earlier, before 25% of the applicable performance period has lapsed).

        With respect to an Award that is not intended to constitute performance-based compensation for purposes of Code Section 162(m), (i) a Committee determination of the type contemplated in the immediately preceding sentence may be made at any time and (ii) the Committee may establish other Performance Goals not listed in the Plan.

        Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a

Appendix A-14

percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

        (l)     Stock.  The Common Stock, $1.00 par value, of the Company.

        (m)   Subsidiary.  The term "Subsidiary" and its plural means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code Section 424(f)) with respect to the Company.

        The following terms are defined where indicated below:

Alternative Award	– Subsection 6.4
Award Agreement	– Subsection 5.10
Base Award	– Subsection 3.2
Committee	– Subsection 7.1
Company	– Subsection 1.1
Effective Date	– Subsection 5.1
Exchange Act	– Subsection 7.1
Exercise Price	– Subsection 2.2
Incentive Award	– Subsection 4.1
ISO	– Subsection 2.1(a)
Matching Award	– Subsection 5.2(b)(iii)
Maximum Limit	– Subsection 5.2(a)
NQO	– Subsection 2.1(a)
Option	– Subsection 2.1(a)
Participant	– Subsection 1.2
Prior Plan	– Subsection 5.1(b)
Stock	– Subsection 1.1
Restricted Stock	– Subsection 3.1
Restricted Stock Unit	– Subsection 3.1
SAR	– Subsection 2.1(b)

        10.2  Governing Law.  The Plan, and all Award Agreements, shall be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles. As a condition of receiving any Award, a Participant agrees, on behalf of the Participant and all persons or entities that may claim through the Participant, that except to the extent otherwise determined by the Company in writing in the case of one or more Participants and communicated to an affected Participant in the same manner by which notices may be given under the Participant's Award Agreement (a) any legal action or proceeding with respect to the Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of the Plan, any Award or any Award Agreement, may be brought and determined only in a state court sitting in the County of Milwaukee, or the Federal District Court for the Eastern District of Wisconsin sitting in the County of Milwaukee, in the State of Wisconsin, and (b) any right to a jury trial is waived. No legal action or other proceeding may be brought by or on behalf of a Participant (or any beneficiary of the Participant)with respect to the Plan or any Plan Award more than one (1) year after the later of (i) the last date on which the act or omission giving rise to the legal action or proceeding occurred, or (ii) the date on which the individual or entity bringing the legal action or proceeding had knowledge (or reasonably should have had knowledge) of the act or omission.

Appendix A-15

ANNEX

Definition of "Change in Control" and Related Terms

        1.    Change in Control of the Company.    A "Change in Control" shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

                (i)     any Person (other than (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (C) an underwriter temporarily holding securities pursuant to an offering of such securities or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company ("Excluded Persons")) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after January 1, 2015, pursuant to express authorization by the Board of Directors of the Company (the "Board") that refers to this exception) representing more than 50% of the total fair market value of the stock of the Company or representing more than 50% of the total voting power of the stock of the Company; or

                (ii)    during any 12 consecutive month period, the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (A) individuals who, on January 1, 2015, constituted the Board and (B) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Act) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors on January 1, 2015, or whose initial appointment, election or nomination for election as a director which occurred after January 1, 2015 was approved by such vote of the directors then still in office at the time of such initial appointment, election or nomination who were themselves either directors on January 1, 2015 or initially appointed, elected or nominated by such majority vote as described above ad infinitum (collectively the "Continuing Directors"); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect subsidiary of the Company) shall not be Continuing Directors for purposes of this Agreement until after such individuals are first nominated for election by a vote of at least a majority of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation, or share exchange; and, provided further, that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Change in Control of the Company, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change in Control of the Company occurred; or

                (iii)    a merger, consolidation or share exchange of the Company with any other corporation is consummated or voting securities of the Company are issued in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company entitled to vote generally in the election of directors outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof entitled to vote generally in the election of directors of such entity or parent outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after January 1, 2015, pursuant to express authorization by the

Appendix A-16

Board that refers to this exception) representing at least 50% of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                (iv)   the sale or disposition by the Company of all or substantially all of the Company's assets to a Person (in one transaction or a series of related transactions within any period of 12 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to (a) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (b) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (c) a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all of the outstanding stock of the Company; or (d) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding voting stock of the Company. It is understood that in no event shall a sale or disposition of assets be considered to be a sale of substantially all of the assets unless the assets sold or disposed of have a total gross fair market value of at least 40% of the total gross fair market value of all of the Company's assets immediately prior to such sale or disposition.

        2.    Related Definitions.    For purposes of this Annex, the following terms, when capitalized, shall have the following meanings:

                (i)     Act. The term "Act" means the Securities Exchange Act of 1934, as amended.

                (ii)    Affiliate and Associate. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Act.

                (iii)    Beneficial Owner. A Person shall be deemed to be the "Beneficial Owner" of any securities:

                        (a)    which such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase, or (B) securities issuable upon exercise of Rights issued pursuant to the terms of the Company's Amended and Restated Rights Agreement, dated as of July 7, 2009, between the Company and Wells Fargo Bank Minnesota, National Association (as successor Rights Agent), as amended from time to time (or any successor to such Rights Agreement), at any time before the issuance of such securities;

                        (b)    which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule l3d-3 of the General Rules and Regulations under the Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this subsection 2(iii)(b) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (B) is not also then reportable on a Schedule l3D under the Act (or any comparable or successor report); or

                        (c)    which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in subsection 2(iii)(b) above) or disposing of any voting securities of the Company.

                (iv)   Person. The term "Person" shall mean any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.

                (v)    Stock. The term "stock" shall have the meaning contemplated by Treasury Regulation 1.409A-1 et seq.

Appendix A-17

Appendix B

        This Proxy Statement contains forward looking statements. Forward looking statements consist of statements which relate to matters other than historical fact, including matters that inherently refer to future events. Among others, statements that include words such as "believe," "anticipate," "will" or "expect," or words of similar import, are forward looking statements. These forward looking statements are not guarantees of future performance and are subject to risk factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These factors include those listed below. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission. All forward looking statements speak only as of the date of this Proxy Statement. We assume no obligation, and disclaim any obligation, to update information contained in this Proxy Statement.

  •
  We may not continue to meet the GSEs' mortgage insurer eligibility requirements and our returns may decrease if we are required to maintain significantly more capital in order to maintain our eligibility.
  •
  The amount of insurance we write could be adversely affected if lenders and investors select alternatives to private mortgage insurance.
  •
  Competition or changes in our relationships with our customers could reduce our revenues, reduce our premium yields and/or increase our losses.
  •
  Changes in the business practices of the GSEs, federal legislation that changes their charters or a restructuring of the GSEs could reduce our revenues or increase our losses.
  •
  We are involved in legal proceedings and are subject to the risk of additional legal proceedings in the future.
  •
  Resolution of our dispute with the Internal Revenue Service could adversely affect us.
  •
  Because we establish loss reserves only upon a loan default rather than based on estimates of our ultimate losses on risk in force, losses may have a disproportionate adverse effect on our earnings in certain periods.
  •
  Because loss reserve estimates are subject to uncertainties, paid claims may be substantially different than our loss reserves.
  •
  We rely on our management team and our business could be harmed if we are unable to retain qualified personnel or successfully develop and/or recruit their replacements.
  •
  If the volume of low down payment home mortgage originations declines, the amount of insurance that we write could decline, which would reduce our revenues.
  •
  State capital requirements may prevent us from continuing to write new insurance on an uninterrupted basis.
  •
  Downturns in the domestic economy or declines in the value of borrowers' homes from their value at the time their loans closed may result in more homeowners defaulting and our losses increasing.
  •
  The mix of business we write affects the likelihood of losses occurring, our Minimum Required Assets for purposes of the draft GSE Financial Requirements, and our premium yields.
  •
  The premiums we charge may not be adequate to compensate us for our liabilities for losses and as a result any inadequacy could materially affect our financial condition and results of operations.
  •
  We are susceptible to disruptions in the servicing of mortgage loans that we insure.
  •
  If interest rates decline, house prices appreciate or mortgage insurance cancellation requirements change, the length of time that our policies remain in force could decline and result in declines in our revenue.
  •
  We could be adversely affected if personal information on consumers that we maintain is improperly disclosed and our information technology systems may become outdated and we may not be able to make timely modifications to support our products and services.
Appendix B-1

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE – www.proxypush.com/mtg Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 22, 2015. Scan code below for mobile voting. PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 22, 2015. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Please detach here QR CODE The Board of Directors Recommends a Vote FOR all of the nominees for Director in Item 1 and FOR Items 2, 3 and 4. 1. Election of directors: 01 Daniel A. Arrigoni 07 Michael E. Lehman Vote FOR Vote WITHHELD 02 Cassandra C. Carr 08 Donald T. Nicolaisen all nominees from all nominees 03 C. Edward Chaplin 09 Gary A. Poliner (except as marked) 04 Curt S. Culver 10 Patrick Sinks 05 Timothy A. Holt 11 Mark M. Zandi 06 Kenneth M. Jastrow, II (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. Advisory vote to approve named executive officer compensation For Against Abstain 3. Approve our 2015 Omnibus Incentive Plan For Against Abstain 4. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015 For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below: Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

MGIC INVESTMENT CORPORATION ANNUAL MEETING OF SHAREHOLDERS April 23, 2015 9:00 a.m. Central Time BRADLEY PAVILION MARCUS CENTER FOR THE PERFORMING ARTS 929 North Water Street Milwaukee, WI 53202 MGIC Investment Corporation P.O. Box 488 Milwaukee, WI 53201 Proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 23, 2015. By signing on the reverse side, I hereby appoint PATRICK SINKS AND TIMOTHY J. MATTKE, and either one of them, as my proxy and attorney-in-fact, with full power of substitution by the Board of Directors of MGIC Investment Corporation (MGIC), to represent and vote, according to my choices on this proxy card, all shares of Common Stock of MGIC which I am entitled to vote at the Annual Meeting of Shareholders to be held in the Bradley Pavilion of the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, on Thursday, April 23, 2015, at 9:00 a.m. Central Time, and at any adjournment, and in the discretion of the proxies on any other business properly brought before the meeting. I acknowledge that I have received MGIC’s Notice of Annual Meeting, Proxy Statement and 2014 Annual Report. Notice to Participants in MGIC’s Profit Sharing and Savings Plan: As a participant in the MGIC Profit Sharing and Savings Plan (Plan), you have the right to instruct the Plan Trustee how to vote the shares of MGIC Common Stock allocated to your account. If your voting instructions are received by the Plan Trustee at least three business days before the Annual Meeting, shares held in your account will be voted by the Plan Trustee in accordance with your voting choices. If your instructions are not timely received or if you do not respond, shares held in your account will be voted by the Plan Trustee in accordance with the Plan and applicable law. See reverse for voting choices and instructions.